[American
 Express
  LOGO]     PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 5, 2004

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                                     ISSUER

             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
                                  TRANSFERORS

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER

                                 SERIES 2004-4

          $918,500,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES $82,500,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES

------------------------
| CONSIDER CAREFULLY    |   THE TRUST WILL ISSUE-
| THE RISK FACTORS      |                                               CLASS A CERTIFICATES         CLASS B CERTIFICATES
| BEGINNING ON PAGE 10  |                                               --------------------         --------------------
| IN THE PROSPECTUS.    |      Principal amount                         $918,500,000                 $82,500,000
|                       |      Certificate rate                         One-Month LIBOR              One-Month LIBOR
| A CERTIFICATE IS NOT  |                                               plus 0.09% per year          plus 0.28% per year
| A DEPOSIT AND         |      Interest paid                            Monthly                      Monthly
| NEITHER THE           |      First interest payment date              September 15, 2004           September 15, 2004
| CERTIFICATES NOR THE  |      Expected final payment date              August 17, 2009              August 17, 2009
| UNDERLYING ACCOUNTS   |      Legal final maturity                     March 15, 2012               March 15, 2012
| OR RECEIVABLES ARE    |      Price to public per certificate          $918,500,000 (or 100.00%)    $82,500,000 (or 100.00%)
| INSURED OR            |      Underwriting discount per certificate    $2.296,250 (or 0.25%)        $247,500 (or 0.30%)
| GUARANTEED BY THE     |      Proceeds to transferors per certificate  $916,203,750 (or 99.75%)     $82,252,500 (or 99.70%)
| FEDERAL DEPOSIT       |
| INSURANCE             |   CREDIT ENHANCEMENT-
| CORPORATION OR ANY    |
| OTHER GOVERNMENTAL    |   The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B
| AGENCY.               |   certificates provides credit enhancement for the Class A certificates.
|                       |
| THE CERTIFICATES      |   The trust is also issuing a collateral interest in the amount of $99,000,000 that is subordinated to the
| WILL REPRESENT        |   Class A certificates and the Class B certificates. Subordination of the collateral interest provides
| INTERESTS IN THE      |   credit enhancement for both the Class A certificates and the Class B certificates.
| TRUST ONLY AND WILL   |
| NOT REPRESENT         |
| INTERESTS IN OR       |
| OBLIGATIONS OF        |
| AMERICAN EXPRESS      |
| COMPANY OR ANY OF     |
| ITS AFFILIATES.       |
|                       |
| THIS PROSPECTUS       |
| SUPPLEMENT MAY BE     |
| USED TO OFFER AND     |
| SELL THE              |
| CERTIFICATES ONLY IF  |
| ACCOMPANIED BY THE    |
| PROSPECTUS.           |
------------------------

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A certificates
BANC OF AMERICA SECURITIES LLC                         DEUTSCHE BANK SECURITIES
          BARCLAYS CAPITAL
                      BLAYLOCK & PARTNERS, L.P.
                                BNP PARIBAS
                                          JPMORGAN
                                                               UTENDAHL CAPITAL
                    Underwriters of the Class B certificates
BANC OF AMERICA SECURITIES LLC                         DEUTSCHE BANK SECURITIES
                                 August 9, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information about each series of certificates which may be issued by the American Express Credit Account Master Trust, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

   This prospectus supplement may be used to offer and sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

   This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   You should rely only on the information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

   Part of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" on page S-46 in this prospectus supplement and on page 97 in the accompanying prospectus.

                                ----------------

                              TRANSACTION SUMMARY

-------------------------------------------------------------------------------
| Trust and Issuer:            American Express Credit                        |
|                              Account Master Trust                           |
|                                                                             |
| Transferors:                 American Express Receivables                   |
|                              Financing Corporation II,                      |
|                              American Express Receivables                   |
|                              Financing Corporation III LLC                  |
|                               and American Express                          |
|                               Receivables Financing                         |
|                              Corporation IV LLC                             |
|                                                                             |
| Servicer:                    American Express Travel                        |
|                              Related Services Company,                      |
|                              Inc.                                           |
|                                                                             |
| Trustee:                     The Bank of New York                           |
|                                                                             |
| Series Issuance Date:        August 17, 2004                                |
|                                                                             |
| Servicing Fee Rate:          2.00% per year                                 |
|                                                                             |
| Clearance and Settlement:    DTC/Clearstream/Euroclear                      |
|                                                                             |
| Primary Trust Assets:        Receivables generated in a portfolio of        |
|                              designated American Express(R) credit cards,   |
|                              Optima(R) Line of Credit and Sign &            |
|                              Travel(R)/Extended Payment Option revolving    |
|                              credit accounts or features*                   |
|                                                                             |
| Group:                       Group II                                       |
|                                                                             |
| Principal Sharing Series:    Yes                                            |
|                                                                             |
| Excess Allocation Series:    Yes                                            |
-------------------------------------------------------------------------------


                                             CLASS A                           CLASS B
                                             -------                           -------

Principal Amount:                            $918,500,000                      $82,500,000

Percentage of Series:**                      83.50%                            7.50%

Anticipated Ratings:***
 (Moody's/Standard & Poor's)                 Aaa/AAA                           A1/A

Credit Enhancement:                                                            Subordination of collateral
                                             Subordination of Class B and      interest

                                             collateral interest

Certificate Rate:                            One-month LIBOR plus 0.09% per    One-month LIBOR plus 0.28% per
                                             year                              year

Interest Accrual Method:                     Actual/360                        Actual/360

Distribution Dates:                          Monthly (15th)                    Monthly (15th)

Certificate Rate Index Reset Date:           Two London business days          Two London business days
                                             before each distribution date     before each distribution date

First Distribution Date:                     September 15, 2004                September 15, 2004

Commencement of Accumulation
 Period (subject to adjustment):             August 1, 2008                    August 1, 2008

Expected Final Payment Date:                 August 17, 2009                   August 17, 2009

Legal Final Maturity:                        March 15, 2012                    March 15, 2012

ERISA eligibility (investors are             Yes, subject to important         No, subject to important
 cautioned to consult with their             considerations described          considerations described
 counsel):                                   under "ERISA Considerations"      under "ERISA Considerations"
                                             in this prospectus supplement     in this prospectus supplement
                                             and the accompanying              and the accompanying
                                             prospectus                        prospectus

Debt for United States Federal               Yes, subject to important         Yes, subject to important
 Income Tax Purposes (investors              considerations described          considerations described
 are cautioned to consult with               under "Tax Matters" in the        under "Tax Matters" in the
 their counsel):                             accompanying prospectus           accompanying prospectus

---------------
* American Express(R), Optima(R), and Sign & Travel(R) are federally registered servicemarks of American Express Company and its affiliates.
** The percentage of Series 2004-4 comprised by the collateral interest is 9.00%.
*** It is a condition to issuance of the Series 2004-4 certificates that at least one of these ratings be obtained.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Series Terms ............................................         S-5
  The Trust.........................................................         S-5
  The Transferors and the Servicer..................................         S-5
  Offered Securities................................................         S-5
   Distribution Dates...............................................         S-5
   Interest.........................................................         S-5
   Principal........................................................         S-6
  The Collateral Interest...........................................         S-6
  Credit Enhancement................................................         S-6
  Other Interests in the Trust......................................         S-7
   Other Series of Certificates.....................................         S-7
   The Transferor Certificates......................................         S-7
  The Trust Portfolio...............................................         S-7
  Collections by the Servicer.......................................         S-7
  Allocations To You and Your Series................................         S-7
   Step 1: Allocations Among Series.................................         S-8
   Step 2: Allocations Within Your Series...........................         S-8
   Step 3: Reallocations Among Series...............................         S-8
   Step 4: Final Allocations Among
    Class A, Class B and the Collateral Interest ...................         S-9
  Applications of Collections.......................................         S-9
   Finance Charge Collections.......................................         S-9
   Excess Spread....................................................         S-9
   Principal Collections............................................        S-10
  Pay-Out Events....................................................        S-10
  Reallocated Investor Finance Charge Collections...................        S-10
  Shared Principal Collections......................................        S-11
  Excess Finance Charge Collections.................................        S-11
  Optional Repurchase...............................................        S-11
  Registration......................................................        S-11
  Tax Status........................................................        S-12
  ERISA Considerations..............................................        S-12
  Certificate Ratings...............................................        S-12
  Exchange Listing..................................................        S-12
Introduction........................................................        S-13
Maturity Considerations.............................................        S-13
The Total Portfolio.................................................        S-16

                                                                            PAGE
                                                                            ----
  General...........................................................        S-16
  Loss and Delinquency Experience...................................        S-16
  Revenue Experience................................................        S-17
  Payment Rates.....................................................        S-18
The Trust Portfolio.................................................        S-19
The Transferors.....................................................        S-21
  RFC II............................................................        S-21
  RFC III...........................................................        S-21
  RFC IV............................................................        S-22
Centurion, FSB and Credco...........................................        S-22
  Centurion.........................................................        S-22
  FSB...............................................................        S-22
  Credco............................................................        S-22
The Servicer........................................................        S-23
Series Provisions...................................................        S-23
  Interest Payments.................................................        S-23
  Principal Payments................................................        S-25
  Subordination of the Class B Certificates and the Collateral
   Interest.........................................................        S-27
  Allocation Percentages............................................        S-27
  Principal Funding Account.........................................        S-28
  Reserve Account...................................................        S-28
  Reallocation of Cash Flows........................................        S-30
  Application of Collections........................................        S-32
  Defaulted Receivables; Investor Charge-Offs.......................        S-35
  Paired Series.....................................................        S-37
  Pay-Out Events....................................................        S-37
  Servicing Compensation and Payment of Expenses....................        S-39
  Optional Repurchase...............................................        S-40
  Series Termination................................................        S-41
  Reports...........................................................        S-41
ERISA Considerations................................................        S-42
  Class A Certificates..............................................        S-42
  Class B Certificates..............................................        S-42
  The Department of Labor Authorization ............................        S-42
  Consultation with Counsel ........................................        S-43
Underwriting........................................................        S-43
Glossary of Defined Terms ..........................................        S-46
Annex I.............................................................         A-1

                            SUMMARY OF SERIES TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE CERTIFICATES AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY CERTIFICATES.


THE TRUST

The certificates will be issued by American Express Credit Account Master Trust, which is a master trust formed in 1996.

The trustee is The Bank of New York.

THE TRANSFERORS AND THE SERVICER

American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC are the transferors of the receivables to the trust and American Express Travel Related Services Company, Inc. is the servicer of the receivables.

OFFERED SECURITIES

American Express Credit Account Master Trust is offering:

   $918,500,000 of Class A certificates; and

   $82,500,000 of Class B certificates.

In this document, references to Series 2004-4 certificates include only the Class A and Class B certificates and references to Series 2004-4 include the Series 2004-4 certificates and collateral interest.

Only the Class A certificates and the Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the Series 2004-4 certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The Series 2004-4 certificates are expected to be issued on August 17, 2004.

DISTRIBUTION DATES

Distribution dates for the Series 2004-4 certificates will commence September 15, 2004 and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.

INTEREST

Interest on the Series 2004-4 certificates will be paid on each distribution date.

The Class A certificates will bear interest at one-month LIBOR as determined each month plus 0.09% per year.

The Class B certificates will bear interest at one-month LIBOR as determined each month plus 0.28% per year.

Interest on the Class A certificates and the Class B certificates for any distribution date will be calculated as follows:

                                  Number of
Principal                         days in                 Rate for
amount at end                 interest period             interest
of prior month           x    ---------------    x         period
                                    360

You may obtain the interest rate for the current period and immediately preceding period by telephoning the trustee at (212) 815-6258.

See "Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined and for a discussion of the determination of amounts available to pay interest.

PRINCIPAL

Principal of the Series 2004-4 certificates is expected to be paid in full on the August 2009 distribution date, which is the expected final payment date. On August 1, 2008, we are scheduled to begin accumulating collections of principal receivables for payment to you, but we may begin accumulating at a later date.

Although the Series 2004-4 certificates are expected to be paid on the date noted above, principal may be paid earlier or later.

There is no penalty for early or late payment of principal. If certain adverse events known as pay-out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. No principal will be paid on the Class B certificates until the Class A certificates are paid in full.

The final payment of principal and interest on the Series 2004-4 certificates will be made no later than the March 2012 distribution date.

See "Maturity Considerations" and "Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

At the same time the Series 2004-4 certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $99,000,000, which represents 9.00% of the initial aggregate principal amount of the Series 2004-4 certificates plus the collateral interest.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. If, on any distribution date, there are insufficient funds available to make required Class A certificate payments, certain funds that would otherwise be used to make required collateral interest and Class B certificate payments will be used to make required Class A certificate payments, and the collateral invested amount and the Class B invested amount will be reduced accordingly. Similarly, if on any distribution date, there are insufficient funds available to make required Class B certificate payments, certain funds that would otherwise be used to make required collateral interest payments will be used to make required Class B certificate payments, and the collateral invested amount will be reduced accordingly. The collateral invested amount and the Class B invested amount must be reduced to zero before the Class A invested amount will suffer any loss of principal. The collateral invested amount must be reduced to zero before the Class B invested amount will suffer any loss of principal.

Credit enhancement for the Series 2004-4 certificates is for the benefit of Series 2004-4 only and you are not entitled to the benefits of any credit enhancement available to other series.

See "Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement for a description of the events which may lead to a reduction of the Class A invested amount, the Class B invested amount and the collateral invested amount.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Other Series" included at the end of this prospectus supplement. Future series will be issued without prior review or consent by you or any other certificateholder.

THE TRANSFEROR CERTIFICATES

The interest in the trust not represented by your series or by any other series is the transferors' interest, which is represented by the transferor certificates. The transferors' interest does not provide credit enhancement for your series or any other series.

THE TRUST PORTFOLIO

The primary assets of the trust are receivables in designated consumer American Express(R) credit card, Optima(R) Line of Credit and Sign & Travel(R)/Extended Payment Option revolving credit accounts or features and, in the future, may include other charge or credit accounts or features or products.* The receivables consist of principal receivables and finance charge receivables.

The following information is as of June 30, 2004:

o Receivables in the trust:
  $24,455,992,469

o Accounts designated to the trust:
  18,733,529

See "The Trust Portfolio" in this prospectus supplement, and "Centurion's and FSB's Revolving Credit Businesses" and "The Accounts" in the accompanying prospectus.

COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables, will deposit those collections in an account and will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS TO YOU AND YOUR SERIES

The following discussion is a simplified description of certain allocation provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the accompanying prospectus.

Each month, the servicer will allocate collections of finance charge receivables, collections of principal receivables and the amount of principal receivables that are not collected and are written off as

---------------
* American Express(R), Optima(R), and Sign & Travel(R) are federally registered servicemarks of American Express Company and its affiliates.

uncollectible, called the defaulted amount. Set forth below, is a brief description of how these finance charge collections, principal collections and the defaulted amount are allocated to you and your series, addressed in four steps. Allocations of finance charge collections involve each of Steps 1, 2, 3 and 4. However, allocations of principal collections and the defaulted amount involve only Steps 1, 2 and 4.

You are entitled to receive payments of interest and principal based upon allocations to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

   (a) the Class A invested amount,

   (b) the Class B invested amount and

   (c) the collateral invested amount.

The Class A invested amount, the Class B invested amount and the collateral invested amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest. The invested amount of a series or class will decline, however, as a result of principal payments and may decline if the defaulted amount is not covered by collections of finance charges allocated to your series or for other reasons. If the invested amount of your series or class declines, amounts allocated and available for payment to you will be reduced.

For a description of the events which may lead to these reductions, see "Series Provisions--Reallocation of Cash Flows" in this prospectus supplement.

STEP 1: ALLOCATIONS AMONG SERIES

Finance Charge Collections, Principal Collections and the Defaulted Amount:
Each month, the servicer will allocate finance charge collections, principal collections and the defaulted amount among:

o your series, based on the size of its invested amount at that time (which is initially $1,100,000,000, but may be reduced); and

o other outstanding series, based on the sizes of their respective invested amounts at that time.

STEP 2: ALLOCATIONS WITHIN YOUR SERIES

Finance Charge Collections, Principal Collections and the Defaulted Amount:
Finance charge collections, principal collections and the defaulted amount that are allocated to your series in Step 1 will then be further allocated, based on varying percentages, between:

o your series, based on the size of its invested amount; and

o the holders of the transferor certificates, which will receive the remainder of these finance charge collections, principal collections and the defaulted amount.

STEP 3: REALLOCATIONS AMONG SERIES

Finance Charge Collections: Collections of finance charge receivables allocated to the Series 2004-4 certificates and the collateral interest in Step 2 will then be combined with the collections of finance charge receivables allocated to any other series in group II. Group II is a group of series which share finance charge collections pro rata, based upon the relative size of the required payments to each series in group II as compared to the total required payments of all series in group II. See "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus.

Series 2004-4 will be the twenty-second outstanding series issued by the trust in group II. Any issuance of a new series in group II may reduce or increase the amount of finance charge collections allocated to your series.

STEP 4: FINAL ALLOCATIONS AMONG CLASS A, CLASS B AND THE COLLATERAL INTEREST

Finance Charge Collections, Principal Collections and the Defaulted Amount:
The finance charge collections reallocated in Step 3, together with the principal collections and the defaulted amount allocated in Step 2, will then be further allocated, based on varying percentages, among:

o the Class A certificates, based on the Class A invested amount (which is initially $918,500,000, but may be reduced);

o the Class B certificates, based on the Class B invested amount (which is initially $82,500,000, but may be reduced); and

o the collateral interest, based on the collateral invested amount (which is initially $99,000,000, but may be reduced).

See "Series Provisions--Allocation Percentages" in this prospectus supplement and "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus.

APPLICATIONS OF COLLECTIONS

FINANCE CHARGE COLLECTIONS

Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest due on the Class A certificates and Class A's portion of the servicing fee due to the servicer and to cover Class A's portion of the defaulted amount. Any remaining amount will become excess spread and be applied as described below.

Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest due on the invested amount of the Class B certificates and Class B's portion of the servicing fee due to the servicer. Any remaining amount will become excess spread and be applied as described below.

Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee due to the servicer. Any remaining amount will become excess spread and be applied as described below.

EXCESS SPREAD

Each month excess spread will be used in the following order of priority:

o first to make up deficiencies to Class A;

o then to make up deficiencies to Class B;

o then to pay interest on the collateral interest;

o then to make up deficiencies to the servicer;

o then to make up for reductions of the collateral invested amount;

o then to fund, if necessary, a reserve account maintained to assist in certain interest payments; and

o finally to pay all other amounts to the holder of the collateral interest.

See "Series Provisions--Application of Collections--Excess Spread; Excess Finance Charge Collections" in this prospectus supplement.

PRINCIPAL COLLECTIONS

Your series' share of principal collections will be applied each month as follows:

Collections of principal receivables allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates that have not been paid by the Class A's share of collections of finance charge receivables or by excess spread. If required Class A amounts are satisfied, collections of principal receivables allocated to the collateral interest also provide the same type of protection to the Class B certificates.

Collections of principal receivables allocated to your series and not used as described in the preceding paragraph are combined with shared principal collections from other series, to the extent necessary and available, and treated as available principal collections.

Available principal collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the controlled accumulation period or the early amortization period.

During the revolving period, no principal will be paid to you or accumulated in a trust account for your series.

During the controlled accumulation period, principal collections will be deposited in a trust account, up to a controlled amount, first to pay the Class A invested amount and then to pay the Class B invested amount. No principal will be paid to the holder of the collateral interest until the Class B invested amount is paid in full. The controlled accumulation period is scheduled to begin on August 1, 2008, but may begin at a later date.

During the early amortization period, principal collections (including any principal amounts previously accumulated as described above) will be used first to pay the Class A invested amount, then to pay the Class B invested amount and then to pay the collateral invested amount.

Collections of principal receivables allocated to your series and not used as described above may be paid to other series, to the extent necessary, or to the holders of the transferor certificates.

See "Maturity Considerations," "Series Provisions--Principal Payments" and "--Application of Collections" in this prospectus supplement.

PAY-OUT EVENTS

Certain adverse events called pay-out events might lead to the end of the revolving period or controlled accumulation period and the start of an early amortization period.

The pay-out events for your series are described in "Series Provisions--Pay-Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Pay-Out Events and Reinvestment Events" in the accompanying prospectus for a discussion of the consequences of an insolvency or receivership of any transferor.

REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS

Collections of finance charge receivables allocated to each series in group II will be combined and will be available for certain required payments to all series in group II. These amounts will be reallocated pro rata, based on the size of the required payment for each of the series in group II as compared with the total required payments for all of the series in group II.

See "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" and "Risk Factors--Issuances of additional series by the trust may adversely affect your certificates" in the accompanying prospectus.

SHARED PRINCIPAL COLLECTIONS

Your series will be included in a group of series designated as "principal sharing series." To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other principal sharing series, if any. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other principal sharing series. However, there can be no assurance that the trust will issue additional principal sharing series designated to share collections of principal receivables with your series.

See "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus.

EXCESS FINANCE CHARGE COLLECTIONS

Your series will be included in a group of series designated as "excess allocation series." To the extent that collections of finance charge receivables allocable to your series exceed the amount necessary to make required payments for your series payable from collections of finance charge receivables, such excess collections may be applied to cover shortfalls of collections of finance charge receivables allocable to other excess allocation series. In addition, you may receive the benefits of collections of finance charge receivables allocated to other excess allocation series designated to share collections of finance charge receivables with your series. However, there can be no assurance that the trust will issue additional excess allocation series designated to share collections of finance charge receivables with your series.

See "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in the accompanying prospectus.

OPTIONAL REPURCHASE

So long as a transferor is the servicer or an affiliate of the servicer, that transferor will have the option to repurchase your Series 2004-4 certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount for your series. See "Series Provisions--
Optional Repurchase" in this prospectus supplement.

REGISTRATION

The Series 2004-4 certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive certificate representing your interest. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your Series 2004-4 certificates through DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--Book-

Entry Registration" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Tax Matters" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferors, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See "Tax Matters" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, other than insurance companies investing assets solely of their general accounts.

CERTIFICATE RATINGS

At issuance, the Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization. The Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Risk Factors" in the accompanying prospectus.

EXCHANGE LISTING

An application has been made to list the Series 2004-4 certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent, for the Series 2004-4 certificates, Boulevard Konrad Adenauer 2, Luxembourg, phone number 352-4212-2643 to determine whether or not the Series 2004-4 certificates are listed on the Luxembourg Stock Exchange.

                                  INTRODUCTION

   The following provisions of this prospectus supplement contain more detailed information concerning the certificates offered hereby. The certificates will be issued by the trust pursuant to the terms of a pooling and servicing agreement dated as of May 16, 1996, as amended and restated as of April 16, 2004, as amended from time to time, among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors, and The Bank of New York, as trustee.

   On or about August 17, 2004, the trust will issue $918,500,000 of Class A Series 2004-4 Floating Rate Asset Backed Certificates and $82,500,000 of Class B Series 2004-4 Floating Rate Asset Backed Certificates. In addition, the trust will issue a specified undivided Collateral Interest in the Trust Assets in the initial amount of $99,000,000 which will be subordinated to the Series 2004-4 certificates as described herein. For purposes of this prospectus supplement, the Collateral Interest shall be deemed to be the "collateral invested amount" for all purposes under the accompanying prospectus.

                            MATURITY CONSIDERATIONS

   The pooling and servicing agreement and the Series 2004-4 supplement for this series provide that the Class A certificateholders will not receive payments of principal until the Expected Final Payment Date, or earlier in the event of a Pay-Out Event which results in the commencement of the Early Amortization Period. Class A certificateholders will receive payments of principal on each Special Payment Date until the Class A Invested Amount has been paid in full or the Series 2004-4 Termination Date has occurred. The Class B certificateholders will not begin to receive payments of principal until the final principal payment on the Class A certificates has been made. The holder of the Collateral Interest will not begin to receive payments of principal until the final principal payment on the Class B certificates has been made.

   On each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of:

   (a) Available Principal Collections (see "Series Provisions--Principal Payments" in this prospectus supplement) for the related Monthly Period on deposit in the Collection Account,

   (b) the Controlled Deposit Amount, and

   (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount

will be deposited in the Principal Funding Account for Series 2004-4 held by the trustee until the Expected Final Payment Date or the first Special Payment Date. See "Series Provisions--Principal Payments" in this prospectus supplement for a discussion of the circumstances under which the commencement of the Controlled Accumulation Period may be delayed.

   Subject to satisfaction of the Rating Agency Condition, the transferors may, at or after the time at which the Controlled Accumulation Period begins for Series 2004-4, cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a paired series with respect to Series 2004-4 to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to Series 2004-4. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such series may vary from time to time (whether or not a Pay-Out Event occurs with respect to Series 2004-4), and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Series 2004-4 certificates will vary from the terms of such other series, the Pay-Out Events or Reinvestment Events with respect to such other series will vary from the Pay-Out Events with respect to Series 2004-4 and may include Pay-Out Events or Reinvestment Events which are unrelated to the status of the transferors or the servicer or the receivables, such as Pay-Out Events or Reinvestment Events related to the continued availability and rating of certain providers of series enhancement to such other series. If a Pay-Out Event or Reinvestment Event does occur with respect to any such paired series prior to the payment in full of the Series 2004-4 certificates and the Collateral Interest, the final payment of principal to the Series 2004-4 certificateholders and the holder of the Collateral Interest may be delayed.

   Should a Pay-Out Event occur with respect to the Series 2004-4 certificates and the Collateral Interest and the Early Amortization Period begin, any amount on deposit:

   (a) in the Principal Funding Account will be paid to the Series 2004-4 certificateholders on the first Special Payment Date, and the Series 2004-4 certificateholders and the holder of the Collateral Interest will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period as described herein until the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount are paid in full or until the Series 2004-4 Termination Date occurs, and

   (b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series, including Series 2004-4, entitled to the benefits of Shared Principal Collections. See "Description of the Certificates--Pay-Out Events and Reinvestment Events" in the accompanying prospectus and "Series Provisions--Pay-Out Events" in this prospectus supplement.

   The ability of the Series 2004-4 certificateholders and the holder of the Collateral Interest to receive payments of principal on the Expected Final Payment Date depends on the payment rates of the receivables, the amount of outstanding receivables, delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates of the receivables may vary because, among other things, account holders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of account holders and due to changes in any terms of incentive programs in which account holders participate. See the table entitled "Account Holder Monthly Payment Rates of the Total Portfolio" under "The Total Portfolio--Payment Rates" in this prospectus supplement. The transferors cannot predict, and no assurance can be given, as to the account holders' monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 2004-4 certificates and the Collateral Interest or whether the terms of any subsequently issued series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors--Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected" and "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus.

   In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which Series 2004-4 certificateholders and the holder of the Collateral Interest could expect to receive payments of principal on the Series 2004-4 certificates and the Collateral Interest during an Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the table entitled "Account Holder Monthly Payment Rates of the Total Portfolio" under "The Total Portfolio--Payment Rates" in this prospectus supplement. As described under "Series Provisions--Principal Payments" in this prospectus supplement, the transferors may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date. In addition, the trust, as a master trust, has issued, and from time to time may issue, additional series, and there can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Series 2004-4 certificateholders. Further, if a Pay-Out Event occurs and the Early Amortization Period begins, the average life and maturity of the Class A certificates and the Class B certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.

   Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates and Class B certificates to their respective final distribution dates will equal the expected number of months. See "Risk Factors--Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected" in the accompanying prospectus.

                              THE TOTAL PORTFOLIO

GENERAL

   The primary assets of the trust are receivables generated from time to time in a portfolio of designated American Express credit cards (whether branded Optima Cards or otherwise), Optima Line of Credit and Sign & Travel/Extended Payment Option consumer revolving credit accounts or features and, in the future, may include other charge or credit accounts or products.

   The accounts were selected from the Total Portfolio based upon the eligibility criteria specified in the pooling and servicing agreement applied with respect to the accounts as of their selection date. See "The Pooling and Servicing Agreement Generally--Conveyance of Receivables," "--Addition of Accounts or Participation Interests" and "Risk Factors--Addition of accounts to the trust may decrease the credit quality of the assets securing the repayment of your certificates. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated" in the accompanying prospectus for a discussion of those eligibility criteria. Set forth below is certain information with respect to the Total Portfolio. See "Centurion's and FSB's Revolving Credit Businesses" and "The Accounts" in the accompanying prospectus.

   The Total Portfolio's yield, loss, delinquency and payment rate is comprised of segments which may, when taken individually, have yield, loss, delinquency and payment rate characteristics different from those of the overall Total Portfolio of credit card accounts. As of May 31, 2004, the receivables in the Trust Portfolio represented approximately 79% of the Total Portfolio. Because the Trust Portfolio is only a portion of the Total Portfolio, yield, loss, delinquency and payment rate experience with respect to the receivables in the Trust Portfolio may be different from that set forth below for the Total Portfolio. There can be no assurance that the yield, loss, delinquency and payment rate experience relating to the receivables in the Trust Portfolio will be comparable to the historical experience relating to the receivables in the Total Portfolio set forth below.

LOSS AND DELINQUENCY EXPERIENCE

   The following tables set forth the loss and delinquency experience for the Total Portfolio for each of the periods shown.

                     LOSS EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               FIVE MONTHS                           YEAR ENDED DECEMBER 31,
                                                  ENDED       ---------------------------------------------------------------------
                                                 MAY 2004        2003           2002           2001          2000           1999
                                                 --------        ----           ----           ----          ----           ----
Average Receivables Outstanding(1) .........   $30,371,808    $28,201,408   $25,232,901    $24,312,940    $21,743,575   $16,188,623
Total Gross Charge-Offs(2) .................   $   665,109    $ 1,575,743   $ 1,560,585    $ 1,430,243    $ 1,059,267   $   948,192
Total Recoveries ...........................        82,922        203,161       189,720        155,180        129,445       128,362
                                               -----------    -----------   -----------    -----------    -----------   -----------
Total Net Charge-Offs(3) ...................   $   582,187    $ 1,372,582   $ 1,370,865    $ 1,275,063    $   929,822   $   819,830
                                               ===========    ===========   ===========    ===========    ===========   ===========
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding...........          4.60%(4)       4.87%         5.43%          5.24%          4.28%         5.06%

                                                       (Footnotes on next page)

---------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.
(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of Total Recoveries during such period.
(4) This percentage is an annualized figure.

    AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE TOTAL PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                         FIVE MONTHS ENDED         ------------------------------------------------------------
                                             MAY 2004                          2003                            2002
                                   ----------------------------    ----------------------------    ----------------------------
                                                   PERCENTAGE                      PERCENTAGE                      PERCENTAGE
                                                   OF AVERAGE                      OF AVERAGE                      OF AVERAGE
                                     DOLLAR        RECEIVABLES       DOLLAR        RECEIVABLES       DOLLAR        RECEIVABLES
                                     AMOUNT      OUTSTANDING(2)      AMOUNT      OUTSTANDING(2)      AMOUNT      OUTSTANDING(2)
                                   -----------   --------------    -----------   --------------    -----------   --------------
Average Receivables
 Outstanding(3)................    $30,371,808       100.00%       $28,201,408       100.00%       $25,232,901       100.00%
Average Receivables Delinquent
 31 to 60 Days ................    $   298,350         0.98%       $   320,694         1.14%       $   318,158         1.26%
 61 to 90 Days ................        175,183         0.58            186,354         0.66            184,436         0.73
 91 Days or More ..............        286,763         0.94            291,436         1.03            285,846         1.13
                                   -----------       ------        -----------       ------        -----------       ------
Total..........................    $   760,296         2.50%       $   798,484         2.83%       $   788,439         3.12%
                                   ===========       ======        ===========       ======        ===========       ======


                                                                      YEAR ENDED DECEMBER 31,
                                   --------------------------------------------------------------------------------------------
                                               2001                            2000                            1999
                                   ----------------------------    ----------------------------    ----------------------------
                                                   PERCENTAGE                      PERCENTAGE                      PERCENTAGE
                                                   OF AVERAGE                      OF AVERAGE                      OF AVERAGE
                                     DOLLAR        RECEIVABLES       DOLLAR        RECEIVABLES       DOLLAR        RECEIVABLES
                                     AMOUNT      OUTSTANDING(2)      AMOUNT      OUTSTANDING(2)      AMOUNT      OUTSTANDING(2)
                                   -----------   --------------    -----------   --------------    -----------   --------------
Average Receivables
 Outstanding(3)................    $24,312,940       100.00%       $21,743,575       100.00%       $16,188,623       100.00%
Average Receivables Delinquent
 31 to 60 Days ................    $   310,657         1.28%       $   258,514         1.19%       $   219,678         1.36%
 61 to 90 Days ................        165,490         0.68            126,472         0.58            110,170         0.68
 91 Days or More ..............        238,437         0.98            170,182         0.78            142,603         0.88
                                   -----------       ------        -----------       ------        -----------       ------
Total..........................    $   714,585         2.94%       $   555,168         2.55%       $   472,451         2.92%
                                   ===========       ======        ===========       ======        ===========       ======

---------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.
(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.
(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

REVENUE EXPERIENCE

   The revenues for the Total Portfolio from finance charges and fees billed to account holders are set forth in the following table for each of the periods shown. The transferors have transferred, and will continue to transfer, to the trust all Issuer Rate Fees arising on and after the close of business on March 26, 2004 allocable to the receivables arising in accounts comprising the Trust Portfolio. Issuer Rate Fees were included in the revenues for the Total Portfolio for each of the periods shown in the table below as if Issuer Rate Fees had been reported for all such periods. The transferors believe that the inclusion of Issuer Rate Fees has had the effect of increasing the amounts reported as "Total Finance Charges and Fees Billed" and "Total Finance Charges and Fees Billed as a Percentage of Average Receivables Outstanding" for each of the periods shown in the table below. There can be no assurance that the revenues for the Total Portfolio in the future will be similar to the historical experience of the Total Portfolio set forth below.

   The historical revenue figures in the tables include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on receivables lag behind amounts billed to account holders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See "Risk Factors" in the accompanying prospectus.

                   REVENUE EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                         FIVE MONTHS ENDED    ---------------------------------------------------------------------
                                              MAY 2004           2003           2002           2001          2000           1999
                                         -----------------       ----           ----           ----          ----           ----
Average Receivables Outstanding(1) ...      $30,371,808       $28,201,408   $25,232,901    $24,312,940    $21,743,575   $16,188,623
Total Finance Charges and Fees
  Billed(2)...........................      $ 2,078,147       $ 4,647,830   $ 4,426,103    $ 4,446,319    $ 4,020,499   $ 3,005,445
Total Finance Charges and Fees Billed
  as a Percentage of Average
  Receivables Outstanding.............            16.42%(3)         16.48%        17.54%         18.29%         18.49%        18.57%

---------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Finance Charges and Fees Billed comprise periodic finance charges, Issuer Rate Fees, cash advance fees, annual membership fees and certain other fees.
(3) This percentage is an annualized figure.

   The revenues for the Total Portfolio shown in the table above are related to finance charges, together with certain fees, billed to holders of the accounts. The revenues related to finance charges depend in part upon the collective preference of account holders to use their accounts as revolving credit facilities for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the account holders prefer instead to pay off their entire account balance each month, thereby avoiding finance charges. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the account owners on the accounts in the Total Portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and other factors. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the accompanying prospectus. Neither the servicer nor any account owner nor any of their respective affiliates has any basis to predict how any future changes in the use of the accounts by account holders or in the terms of accounts may affect the revenue for the Total Portfolio.

PAYMENT RATES

   The following table sets forth the highest and lowest account holder monthly payment rates for the Total Portfolio during any month in the period shown and the average account holder monthly payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. For the highest and lowest monthly payment rates, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the applicable month, and the denominator is equal to the aggregate amount of receivables billed to account holders during the prior month. For the monthly average payment rate, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the indicated period, divided by the number of months in the period, and the denominator is equal to the average of the month-end receivables balances for such period.

          ACCOUNT HOLDER MONTHLY PAYMENT RATES OF THE TOTAL PORTFOLIO

                                                                                                    YEAR ENDED DECEMBER 31,
                                                                      FIVE MONTHS ENDED    ----------------------------------------
                                                                           MAY 2004        2003     2002     2001    2000     1999
                                                                      -----------------    ----     ----     ----    ----     ----
Lowest Month ......................................................         23.24%         21.02%  18.67%   16.81%   15.56%  14.26%
Highest Month .....................................................         25.11%         23.61%  21.71%   19.22%   17.22%  16.06%
Monthly Average ...................................................         24.40%         22.45%  20.49%   18.19%   16.57%  15.32%

                              THE TRUST PORTFOLIO

   The receivables (including receivables in accounts closed at the request of account holders) in the accounts, as of June 30, 2004, totaled
$24,455,992,469, comprised of $23,511,865,455 of principal receivables and $944,127,014 of finance charge receivables.

   In the following tables and the remainder of this section, references to "accounts," "receivables," "receivables outstanding" and "total receivables" include, respectively, all accounts other than accounts that were closed at the request of account holders, and all receivables (including both finance charge receivables and principal receivables) in accounts other than accounts closed at the request of account holders.

   The following tables, together with the last paragraph of this section, summarize the Trust Portfolio by various criteria as of June 30, 2004. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to June 30, 2004.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                                       PERCENTAGE                       PERCENTAGE
                                                                                        OF TOTAL                         OF TOTAL
                                                                          NUMBER OF     NUMBER OF      RECEIVABLES      RECEIVABLES
                         ACCOUNT BALANCE RANGE                            ACCOUNTS      ACCOUNTS       OUTSTANDING      OUTSTANDING
                         ---------------------                           ----------    ----------    ---------------   ------------
Credit Balance .......................................................      211,743         1.1%     $   (33,030,483)       (0.1)%
Zero Balance .........................................................   10,842,571        57.9                    0         0.0
$1 to $1,000 .........................................................    3,399,431        18.1        1,208,038,133         4.9
$1,001 to $5,000 .....................................................    2,764,272        14.8        6,823,901,199        27.9
$5,001 to 10,000 .....................................................      885,568         4.7        6,281,442,232        25.7
$10,001 or More ......................................................      629,944         3.4       10,175,641,388        41.6
                                                                         ----------       -----      ---------------       -----
    Total ............................................................   18,733,529       100.0%     $24,455,992,469       100.0%
                                                                         ==========       =====      ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                                        PERCENTAGE                       PERCENTAGE
                                                                                         OF TOTAL                         OF TOTAL
                                                                           NUMBER OF     NUMBER OF      RECEIVABLES     RECEIVABLES
                           CREDIT LIMIT RANGE                              ACCOUNTS      ACCOUNTS       OUTSTANDING     OUTSTANDING
                           ------------------                             ----------    ----------    ---------------   -----------
Less than $1,000  .....................................................      982,062         5.2%     $    99,359,680        0.4%
$1,001 to $5,000 ......................................................    4,462,893        23.8        2,301,265,736        9.4
$5,001 to $10,000 .....................................................    3,800,906        20.3        3,831,303,872       15.7
$10,001 to $15,000 ....................................................    2,033,069        10.9        4,051,054,607       16.6
$15,001 to $20,000 ....................................................    1,061,576         5.7        3,451,776,826       14.1
$20,001 to $25,000 ....................................................      702,087         3.7        2,969,435,625       12.1
$25,001 or More .......................................................      248,229         1.3        1,483,770,773        6.1
                                                                          ----------       -----      ---------------      -----
    Total (Credit Card) ...............................................   13,290,822        70.9%     $18,187,967,119       74.4%
Overlimit Feature (Credit Card)(1) ....................................            0         0.0%     $    14,031,424        0.1%
No Pre-Set Spending Limit (Sign & Travel Accounts) ....................    5,442,707        29.1        6,253,993,926       25.6
                                                                          ----------       -----      ---------------      -----
    Total .............................................................    5,442,707        29.1%     $ 6,268,025,350       25.6%
                                                                          ----------       -----      ---------------      -----
     Grand Total ......................................................   18,733,529       100.0%     $24,455,992,469      100.0%
                                                                          ==========       =====      ===============      =====

---------------
(1) "Overlimit Feature (Credit Card)" refers to those credit card accounts that allow the related cardmember to make charges in excess of his or her stated credit limit. Each of these credit card accounts has a stated credit limit, and charges made within this credit limit may be repaid in minimum monthly payments as described in the prospectus. However, on these credit cards, a cardmember may, subject to Centurion's authorization, also make charges in excess of his or her stated credit limit. All such charges above such credit limit are due in full at the end of each billing cycle. Credit card accounts with this feature are included in the table above according to their respective stated credit limits, but the dollar value of the outstanding receivables generated above such credit limit are reflected separately in the line item for "Overlimit Feature (Credit Card)."

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                                        PERCENTAGE                       PERCENTAGE
                                                                                         OF TOTAL                         OF TOTAL
                         PERIOD OF DELINQUENCY                             NUMBER OF     NUMBER OF      RECEIVABLES     RECEIVABLES
                     (DAYS CONTRACTUALLY DELINQUENT)                       ACCOUNTS      ACCOUNTS       OUTSTANDING     OUTSTANDING
                    --------------------------------                      ----------    ----------    ---------------   -----------
Current to 30 days  ...................................................   18,582,466        99.2%     $23,869,596,283       97.6%
31 to 60 Days .........................................................       69,557         0.4          232,228,518        0.9
61 to 90 Days .........................................................       31,741         0.2          132,455,372        0.5
91 or More Days .......................................................       49,765         0.3          221,712,296        0.9
                                                                          ----------       -----      ---------------      -----
    Total .............................................................   18,733,529       100.0%     $24,455,992,469      100.0%
                                                                          ==========       =====      ===============      =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                                        PERCENTAGE                       PERCENTAGE
                                                                                         OF TOTAL                         OF TOTAL
                                                                           NUMBER OF     NUMBER OF      RECEIVABLES     RECEIVABLES
                              ACCOUNT AGE                                  ACCOUNTS      ACCOUNTS       OUTSTANDING     OUTSTANDING
                              ------------                                ----------    ----------    ---------------   -----------
Not More than 12 Months ...............................................      419,144         2.2%     $    99,663,438        0.4%
12 Months to 17 Months ................................................      605,629         3.2          738,091,031        3.0
18 Months to 23 Months ................................................    1,120,003         6.0        1,517,374,970        6.2
24 Months to 35 Months ................................................    1,968,555        10.5        2,960,352,072       12.1
36 Months to 47 Months ................................................    2,278,309        12.2        3,645,805,606       14.9
48 Months to 59 Months ................................................    3,095,615        16.5        4,568,504,993       18.7
60 Months to 71 Months ................................................    1,322,168         7.1        1,545,472,257        6.3
72 Months or More .....................................................    7,924,106        42.3        9,380,728,102       38.4
                                                                          ----------       -----      ---------------      -----
    Total .............................................................   18,733,529       100.0%     $24,455,992,469      100.0%
                                                                          ==========       =====      ===============      =====

   As of June 30, 2004, approximately 15.26%, 10.23%, 8.55%, 8.00% and 5.20% of the receivables related to account holders having billing addresses in California, New York, Florida, Texas and New Jersey, respectively. Not more than 5% of the receivables related to account holders having billing addresses in any other single state.


                                THE TRANSFERORS

RFC II

   American Express Receivables Financing Corporation II, or RFC II, was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc., or TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investor diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the stockholder of RFC II, nor RFC II's board of directors intends to change the business purpose of RFC II. RFC II's executive offices are located at World Financial Center, Room 138, 200 Vesey Street, New York, New York 10285-4405.

RFC III

   American Express Receivables Financing Corporation III LLC, or RFC III, is a limited liability company formed under the laws of the State of Delaware on March 11, 2004 and is a wholly owned subsidiary of Centurion. RFC III was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Centurion, as the sole member of RFC III, nor RFC III's board of directors intends to change the business purpose of RFC III. RFC
III's executive offices are located at 4315 South 2700 West, Room 1950, 02-01-50, Salt Lake City, Utah 84184.

RFC IV

   American Express Receivables Financing Corporation IV LLC, or RFC IV, is a limited liability company formed under the laws of the State of Delaware on March 11, 2004 and is a wholly owned subsidiary of FSB. RFC IV was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither FSB, as the sole member of RFC IV, nor RFC IV's board of directors intends to change the business purpose of RFC IV. RFC IV's executive offices are located at 4315 South 2700 West, Room 1100, 02-01-56, Salt Lake City, Utah 84184.


                           CENTURION, FSB AND CREDCO

CENTURION

   American Express Centurion Bank, or Centurion, was incorporated in 1987 under the laws of the State of Utah as an industrial loan company. It received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.

   As of December 31, 2003, Centurion had total deposits of approximately $8.8 billion, total assets of approximately $19.9 billion and total equity capital of approximately $2.1 billion. Centurion had net income of approximately
$1.08 billion for the year ended December 31, 2003.

FSB

   American Express Bank, FSB, or FSB, was chartered by the Office of Thrift Supervision under the laws of the United States of America as a federal savings bank in 2000. It received FDIC insurance in 2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. FSB is a wholly owned subsidiary of TRS. In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

   As of December 31, 2003, FSB had total deposits of approximately $500,000, total assets of approximately $6.5 million and total equity capital of approximately $5.2 million. FSB had net losses of approximately $487,000 for the year ended December 31, 2003.

CREDCO

   American Express Credit Corporation, or Credco, is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by

TRS, Centurion and FSB and certain revolving credit account receivables generated by Centurion. Its principal office is located at 301 N. Walnut Street, Wilmington, Delaware 19801.

   As of December 31, 2003, and based upon the Annual Report on Form 10-K of Credco at such date, Credco had total assets of approximately $31.9 billion and total equity capital of approximately $2.8 billion. Credco had net income of approximately $260 million for the one-year period ended December 31, 2003.

                                  THE SERVICER

   As of December 31, 2003, TRS, the servicer, had approximately $81 billion in total assets, approximately $73.5 billion in total liabilities and redeemable preferred stock and approximately $7.5 billion in shareholder's equity.

                               SERIES PROVISIONS

   The Series 2004-4 certificates and the Collateral Interest will be issued pursuant to the pooling and servicing agreement and the Series 2004-4 supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the registration statement of which the prospectus and this prospectus supplement are a part. The following summary describes certain terms applicable to the Series 2004-4 certificates and the Collateral Interest. Reference should be made to the prospectus for additional information concerning the Series 2004-4 certificates, the Collateral Interest and the pooling and servicing agreement. See "The Pooling and Servicing Agreement Generally" in the accompanying prospectus.

INTEREST PAYMENTS

   Interest on the Class A certificates and the Class B certificates will accrue from the closing date on the outstanding principal balances of the Class A certificates and the Class B certificates at the Class A certificate rate and Class B certificate rate, respectively. Interest will be distributed on each Distribution Date, beginning September 15, 2004, to the Series 2004-4 certificateholders in whose names the Series 2004-4 certificates were registered on the relevant Record Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the closing date) to but excluding such Distribution Date.

   On each Distribution Date, interest due to the Class A certificateholders will be equal to the product of:

   (i) the actual number of days in the related Interest Period divided by 360,

   (ii) the Class A certificate rate for that Interest Period, and

   (iii) the outstanding principal balance of the Class A certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date). For the first Distribution Date, however, interest on the Class A certificates will equal the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the initial Interest Period.

   Interest due on the Class A certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class A certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

   The Class A certificates will bear interest from and including the closing date to but excluding September 15, 2004, and during each Interest Period thereafter, at the rate of 0.09% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period.

   On each Distribution Date, Class A Outstanding Monthly Interest due but not paid to the Class A certificateholders and any Class A Additional Interest will be paid, to the extent funds are available, to the Class A certificateholders. Payments to the Class A certificateholders in respect of interest on the Class A certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the holders of the Class A certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments.

   On each Distribution Date, interest due to the Class B certificateholders will be equal to the product of:

   (i) the actual number of days in the related Interest Period divided by 360,

   (ii) the Class B certificate rate for that Interest Period, and

   (iii) the outstanding principal balance of the Class B certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the closing date). For the first Distribution Date, however, interest on the Class B certificates will equal the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the initial Interest Period.

   Interest due on the Class B certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class B certificate rate plus 2% per year. Such additional interest shall accrue on the same basis as interest on the Class B certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such additional interest is paid.

   The Class B certificates will bear interest from and including the closing date to but excluding September 15, 2004, and during each Interest Period thereafter, at the rate of 0.28% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period.

   On each Distribution Date, Class B Outstanding Monthly Interest due but not paid to the Class B certificateholders and any Class B Additional Interest will be paid, to the extent funds are available, to the Class B certificateholders. Payments to the Class B certificateholders in respect of interest on the Class B certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the holders of the Class B certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to make such payments.

   Interest will accrue on the Collateral Interest at the Collateral Minimum Interest Rate from the closing date. Interest will be distributed on each Distribution Date, beginning September 15, 2004, to the holder of the Collateral Interest in an amount equal to the product of:

   (i) the actual number of days in the related Interest Period divided by 360,

   (ii) the Collateral Minimum Interest Rate for that Interest Period, and

   (iii) the Collateral Initial Invested Amount minus the aggregate amount of principal payments made to the holder of the Collateral Interest on all prior Distribution Dates (or, in the case of the first Distribution Date, as of the closing date). For the first Distribution Date, however, interest on the Collateral Interest will accrue on the Collateral Initial Invested Amount at the Collateral Minimum Interest Rate for the initial Interest Period. The Collateral Interest will also provide for additional interest as provided herein and in the Series 2004-4 supplement.

   The Class A certificate rate, the Class B certificate rate and the Collateral Minimum Interest Rate applicable to the then current and immediately preceding interest periods may be obtained by telephoning the trustee at its corporate trust office at (212) 815-6258.

PRINCIPAL PAYMENTS

   The Revolving Period begins on the closing date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Early Amortization Period. During the Revolving Period, no principal payments will be made to or for the benefit of the Series 2004-4 certificateholders or the holder of the Collateral Interest. Unless a Pay-Out Event has occurred, the Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the July 2008 Monthly Period, but may be delayed as described herein, and ends on the earliest to occur of:

   (a) the commencement of an Early Amortization Period,

   (b) the payment in full of the Invested Amount and

   (c) the Expected Final Payment Date.

   During the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Expected Final Payment Date will be distributed to Class A certificateholders up to the Class A Invested Amount and then to Class B certificateholders up to the Class B Invested Amount.

   On each Distribution Date with respect to the Controlled Accumulation Period, the trustee will deposit in the Principal Funding Account an amount equal to the least of:

   (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date,

   (b) the Controlled Deposit Amount for such Distribution Date and

   (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount,

until the amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A certificateholders and, if the amount on deposit in the Principal Funding Account exceeds the Class A Invested Amount, to the Class B certificateholders on the Expected Final Payment Date. No principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class A certificateholders and the Class B certificateholders.

   The Controlled Accumulation Period is scheduled to begin at the close of business on the last day of the July 2008 Monthly Period. However, the date on which the Controlled Accumulation Period actually begins may be delayed if--after making a calculation prescribed by the pooling and servicing agreement--the servicer determines, in effect, that enough Shared Principal Collections are expected to be available for your series from principal sharing series that will be in their revolving periods during the Controlled Accumulation Period to delay the start of the Controlled Accumulation Period, without affecting the payment in full of the certificates of your series by the Expected Final Payment Date. This calculation will take into account the then-current principal payment rate on the accounts and the principal amount of principal sharing series that are entitled to share principal with Series 2004-4.

   If the beginning of your series' Controlled Accumulation Period is delayed and then a Pay-Out Event or Reinvestment Event occurs with respect to any outstanding principal sharing series, your series' Controlled Accumulation Period will start on (i) the first day of the Monthly Period immediately succeeding the date on which the Pay-Out Event or Reinvestment Event occurred or, if sooner, (ii) the date on which the Controlled Accumulation Period is then scheduled to start.

   If a Pay-Out Event with respect to Series 2004-4 occurs during the Controlled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A certificateholders on the first Special Payment Date and then, after the Class A Invested Amount is paid in full, to the Class B certificateholders.

   If, on the Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount or if there are insufficient collections of principal receivables to pay the Collateral Invested Amount, a Pay-Out Event will occur and the Early Amortization Period will commence.

   On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 2004-4 Termination Date occurs, the holders of the Class A certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B certificates will be entitled to receive, on each Distribution

Date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 2004-4 Termination Date. After payment in full of the Class B Invested Amount, the holder of the Collateral Interest will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Series 2004-4 Termination Date.

SUBORDINATION OF THE CLASS B CERTIFICATES AND THE COLLATERAL INTEREST

   The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to the Class A certificateholders and the Class B Invested Amount may be reduced.

   Similarly, certain principal payments otherwise allocable to the Collateral Interest may be reallocated to the Class A certificateholders and the Class B certificateholders and the Collateral Invested Amount may be reduced. If the Collateral Invested Amount is reduced to zero, holders of the Class B certificates will bear directly the credit and other risks associated with their interest in the trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charge Collections" below.

ALLOCATION PERCENTAGES

   Pursuant to the pooling and servicing agreement, the servicer will allocate among Series 2004-4 and all other series outstanding all collections of finance charge receivables and principal receivables and the Defaulted Amount with respect to such Monthly Period as described under "The Pooling and Servicing Agreement Generally--Allocations" in the accompanying prospectus and, with respect to Series 2004-4 specifically, as described below.

   Pursuant to the pooling and servicing agreement, during each Monthly Period, the servicer will allocate to Series 2004-4 its Series Allocable Finance
Charge Collections, Series Allocable Principal Collections and Series
Allocable Defaulted Amount.

   The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for Series 2004-4 with respect to any Monthly Period will be allocated to the Series 2004-4 certificates and the Collateral Interest based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the interest of the holders of the transferor certificates.

   Investor Finance Charge Collections (which for any Monthly Period is equal to the product of the Floating Allocation Percentage and the Series Allocable Finance Charge Collections) will be reallocated among all series, including Series 2004-4, in the second group of series known as Group II as set forth in "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus. Reallocated Investor Finance Charge Collections allocated to Series 2004-4 and the Investor Default Amount will be further allocated among the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

   Series Allocable Principal Collections for Series 2004-4 will be allocated to the Series 2004-4 certificates and the Collateral Interest based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the holders of the transferor certificates. Such principal collections so allocated to the Series 2004-4 certificates and the Collateral Interest will be further allocated to the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage, respectively.

PRINCIPAL FUNDING ACCOUNT

   The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Series 2004-4 certificateholders. During the Controlled Accumulation Period, the servicer will transfer collections in respect of principal receivables allocated to Series 2004-4, Shared Principal Collections allocated to Series 2004-4 and other amounts described herein to be treated in the same manner as collections of principal receivables from the Collection Account to the Principal Funding Account as described below under "--Application of Collections."

   Unless a Pay-Out Event has occurred and the Early Amortization Period has begun with respect to Series 2004-4, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested through the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments. On each Distribution Date with respect to the Controlled Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Covered Amount, such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described below under "--Reserve Account") and from Class B Available Funds. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

RESERVE ACCOUNT

   The servicer will establish and maintain in the name of the trustee, on behalf of the trust, an Eligible Deposit Account for the benefit of the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest. The Reserve Account is established to assist with the subsequent distribution of interest on the Class A certificates as provided in this prospectus supplement during the Controlled Accumulation Period. On each Distribution Date from and after the funding of the Reserve Account begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 (in the order of priority described below under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each such Distribution Date, the transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread and Excess Finance Charge Collections allocated and available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount.

   On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the holder of the Collateral Interest.

   If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to mature on or before the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of finance charge receivables allocable to Series 2004-4.

   On or before each Distribution Date with respect to the Controlled Accumulation Period (on or prior to the Expected Final Payment date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of:

   (a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date, and

   (b) the amount, if any, by which the Covered Amount for such Distribution Date or Special Payment Date exceeds the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

   The Reserve Account will be terminated following the earliest to occur of:

   (a) the termination of the trust pursuant to the pooling and servicing agreement,

   (b) the date on which the Invested Amount is paid in full, and

   (c) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay-Out Event with respect to Series 2004-4 or, if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date.

   Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holder of the Collateral Interest. Any amounts withdrawn from the Reserve Account and distributed to the holder of the Collateral Interest as described above will not be available for distribution to the Class A certificateholders and the Class B certificateholders.

REALLOCATION OF CASH FLOWS

 CLASS A REQUIRED AMOUNT

   On each Determination Date, the servicer will calculate the Class A Required Amount. If the Class A Required Amount is greater than zero, the following reallocations will occur:

   o Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and available for such purpose will be used to fund the Class A Required Amount for the related Distribution Date;

   o if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B certificates will be used to fund the remaining Class A Required Amount; and

   o if Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such related Distribution Date).

   In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date).

   In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

   Reductions of the Class A Invested Amount and Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount and Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable to Series 2004-4 and available to reimburse such reductions. See "Application of Collections--Excess Spread; Excess Finance Charge Collections" below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

 CLASS B REQUIRED AMOUNT

   On each Determination Date, the servicer will calculate the Class B Required Amount. If the Class B Required Amount is greater than zero, the following reallocations will occur:

   o Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for the related Distribution Date;

   o if such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount; and

   o if such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such related Distribution Date).

   In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In that case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs" below.

APPLICATION OF COLLECTIONS

PAYMENT OF INTEREST, FEES AND OTHER ITEMS.

   On each Distribution Date, the trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds on deposit in the Collection Account in the following priority:

      (A) an amount equal to the Class A Available Funds will be distributed in the following priority:

         (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A certificateholders on a prior Distribution Date, will be distributed to the Class A certificateholders;

         (ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer;

         (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

         (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

      (B) an amount equal to the Class B Available Funds will be distributed in the following priority:

         (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B certificateholders on a prior Distribution Date, will be distributed to the Class B certificateholders;

         (ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer; and

         (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

      (C) an amount equal to the Collateral Available Funds will be distributed in the following priority:

         (i) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be paid to the servicer; and

         (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

EXCESS SPREAD; EXCESS FINANCE CHARGE COLLECTIONS.

   On each Distribution Date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 for the related Monthly Period to make the following distributions in the following priority:

      (a) an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4, such Excess Spread and Excess Finance Charge Collections will be applied:

      o  first, to pay shortfalls in the payment of amounts described in clause
         (A)(i) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement,

      o  second, to pay shortfalls in the payment of amounts described in clause
         (A)(ii) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement, and

      o  third, to pay shortfalls in the payment of amounts described in clause
         (A)(iii) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement;

      (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal" in this prospectus supplement;

      (c) an amount equal to the interest accrued with respect to the aggregate outstanding principal balance of the Class B certificates not otherwise distributed to the Class B certificateholders on such Distribution Date will accrue at the Class B certificate rate and be paid to Class B certificateholders, except that any such interest previously due but not paid will accrue at the Class B certificate rate plus 2% per year;

      (d) an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (I) used to fund the Class B Required Amount and applied first, to pay shortfalls in the payment of amounts described in clause (B)(i) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement, and second, to pay shortfalls in the payment of amounts described in clause (B)(ii) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement and then (II) treated up to the Class B Investor Default Amount, as a portion of Available Principal Collections for such Distribution Date;

      (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested

   Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

      (f) an amount equal to Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the holder of the Collateral Interest on a prior Distribution Date and any Collateral Additional Interest will be distributed to the holder of the Collateral Interest;

      (g) an amount equal to the Monthly Servicing Fee due but not paid to the servicer on such Distribution Date or a prior Distribution Date shall be paid to the servicer;

      (h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections for such Distribution Date;

      (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

      (j) on each Distribution Date from and after the date on which the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

      (k) the balance, if any, will be distributed to the holder of the Collateral Interest.

PAYMENTS OF PRINCIPAL.

   On each Distribution Date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

      (i) on each Distribution Date for the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections and applied as described under "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus;

      (ii) on each Distribution Date with respect to the Controlled Accumulation Period, all such Available Principal Collections will be distributed or deposited in the following priority:

         (A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account;

         (B) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the holder of the Collateral Interest; and

         (C) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A) and (B) (as applicable) above will be treated as Shared Principal Collections and applied as described under "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus; and

      (iii) on each Distribution Date with respect to the Early Amortization Period, all such Available Principal Collections will be distributed as follows:

         (A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A certificateholders;

         (B) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B certificateholders;

         (C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be distributed to the holder of the Collateral Interest; and

         (D) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A), (B) and (C) (as applicable) above will be treated as Shared Principal Collections and applied as described under "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

   On each Determination Date, the servicer will calculate the Investor Default Amount for the related Distribution Date. An amount equal to the Class A Investor Default Amount for each Distribution Date will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and from Reallocated Principal Collections, if applicable, and applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items." An amount equal to the Class B Investor Default Amount for each Distribution Date will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and from Reallocated Principal Collections allocable to the Collateral Invested Amount, if applicable, and applied as described above in "--Application of Collections--Excess Spread; Excess Finance Charge Collections."

 CLASS A INVESTOR CHARGE-OFFS

   On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2004-4 and (ii) Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date.

   In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A

Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date.

   In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and of the Class B Invested Amount with respect to such Distribution Date as described above. A reduction in the Class A Invested Amount as described in the preceding sentence is a "Class A Investor Charge-Off." Such Class A Investor Charge-Offs will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2004-4 available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."

 REDUCTIONS IN CLASS B INVESTED AMOUNT AND COLLATERAL INVESTED AMOUNT

   On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charge Collections allocable to Series 2004-4 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, and (ii) Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Distribution Date.

   In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date. A reduction in the Class B Invested Amount as described in the preceding sentence is a "Class B Investor Charge-Off."

   The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections in excess of the Collateral Invested Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount. Any reductions in the Class B Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the return of principal to your series. The Class B Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2004-4 available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."

   On each Distribution Date, if the Collateral Default Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 which is allocated and available to fund such amount as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections," the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Distribution Date. A reduction in the Collateral Invested Amount as described in the preceding sentence is a "Collateral Charge-Off."

   The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount or to the Class B certificates to avoid a reduction in the Class B Invested Amount. Any reductions in the Collateral Invested Amount will reduce the amounts allocable and available for payment and may have the effect of slowing or reducing the amount of payments to your series. The Collateral Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series
2004-4 allocated and available for that purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."

PAIRED SERIES

   Series 2004-4 may be paired with one or more other series (each called a "paired series") at or after the commencement of the Controlled Accumulation Period if the Rating Agency Condition is satisfied. As funds are accumulated in the Principal Funding Account, the invested amount in the trust of such paired series will increase by up to a corresponding amount. Upon payment in full of the Series 2004-4 certificates, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of such related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to or deposited for the benefit of the Series 2004-4 certificateholders after the Series 2004-4 certificates were paired with the paired series. The issuance of a paired series will be subject to the conditions described under "The Pooling and Servicing Agreement Generally--New Issuances" in the prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by the Series 2004-4 certificateholders. See "Risk Factors--Issuances of additional series by the trust may adversely affect your certificates" and "The Pooling and Servicing Agreement Generally--Paired Series" in the accompanying prospectus.

PAY-OUT EVENTS

   The Pay-Out Events with respect to the Series 2004-4 certificates and the Collateral Interest will include each of the following:

      (a) the occurrence of an insolvency event (as such term is defined in the prospectus) with respect to any transferor or other holder of the Original Transferor Certificate;

      (b) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

      (c) a failure on the part of any transferor:

         (i) to make any payment or deposit required under the pooling and servicing agreement or the Series 2004-4 supplement within five Business Days after the day such payment or deposit is required to be made; or

         (ii) to observe or perform any other covenant or agreement of such transferor set forth in the pooling and servicing agreement or the Series 2004-4 supplement, which failure has a material adverse effect on the Series 2004-4 certificateholders or the holder of the Collateral Interest and which continues unremedied for a period of 60 days after written notice;

      (d) any representation or warranty made by any transferor in the pooling and servicing agreement or the Series 2004-4 supplement or any information required to be given by any transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 2004-4 certificateholders and the holder of the Collateral Interest are materially and adversely affected; provided, however, that a Pay-Out Event shall not be deemed to occur thereunder if a transferor has repurchased the related receivables or all such receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the pooling and servicing agreement;

      (e) a failure by a transferor to convey receivables in additional accounts or participation interests to the trust within five Business Days after the day on which it is required to convey such receivables or participation interests pursuant to the pooling and servicing agreement or the Series 2004-4 supplement;

      (f) the occurrence of any Servicer Default which would have an adverse effect;

      (g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such three Monthly Periods;

      (h) the failure to pay in full the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount on the Expected Final Payment Date;

      (i) any transferor is unable for any reason to transfer receivables to the trust in accordance with the pooling and servicing agreement or the Series 2004-4 supplement; and

      (j) the occurrence of an insolvency event as defined in the related purchase agreement relating to any account owner; or

      (k) any account owner is unable for any reason to transfer receivables to the related transferor in accordance with the related purchase agreement;

   In the case of any event described above in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the holders of Series 2004-4 certificates and the Collateral Interest evidencing more than 50% of the aggregate unpaid principal amount of Series 2004-4 certificates and the Collateral Interest by notice then given in writing to the transferors and the servicer (and to the trustee if given by the Series 2004-4 certificateholders and the holder of the Collateral Interest) may declare that a Pay-Out Event has occurred with respect to Series 2004-4 as of the date of such notice, and, in the case of any event described in subparagraph (b), (e), (g) or (h), a Pay-Out Event shall occur with respect to Series 2004-4 without any notice or other action on the part of the trustee immediately upon the occurrence of such event.

   In the case of any event described in subparagraph (a), (i), (j) or (k), a Pay-Out Event shall occur with respect to Series 2004-4 without any notice or other action on the part of the trustee, the Series 2004-4 certificateholders or the holder of the Collateral Interest immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that:

      (x) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10%, or

      (y) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related insolvency event or inability to transfer receivables, the aggregate amount of principal receivables outstanding in the trust does not at least equal the Required Minimum Principal Balance (without giving effect to principal receivables attributable to the transferor or the account owner with respect to which the insolvency event or the inability to transfer receivables has occurred).

   If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to a transferor, as described in the accompanying prospectus under "Description of the Certificates--Pay-Out Events and Reinvestment Events," allocated to the Class A Invested Amount and the proceeds of any collections on the receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders or the holder of the Collateral Interest. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy, Conservatorship and Receivership" in the accompanying prospectus for a discussion of the impact of recent federal legislation on the trustee's ability to liquidate the receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The share of the Servicing Fee allocable to Series 2004-4 for any Distribution Date, called the Monthly Servicing Fee, will be equal to one-twelfth of the product of:

         (a) the Servicing Fee Rate, and

         (b) the Servicing Base Amount.

   The share of the Monthly Servicing Fee allocable to the Class A certificateholders for any Distribution Date, called the Class A Servicing Fee, shall be equal to one-twelfth of the product of:

         (a) the Class A Floating Percentage,

         (b) the Servicing Fee Rate, and

         (c) the Servicing Base Amount.

   The share of the Monthly Servicing Fee allocable to the Class B certificateholders for any Distribution Date, called the Class B Servicing Fee, shall be equal to one-twelfth of the product of:

         (a) the Class B Floating Percentage,

         (b) the Servicing Fee Rate, and

         (c) the Servicing Base Amount.

   The share of the Monthly Servicing Fee allocable to the holder of the Collateral Interest for any Distribution Date, called the Collateral Interest Servicing Fee, shall be equal to one-twelfth of the product of:

         (a) the Collateral Floating Percentage,

         (b) the Servicing Fee Rate, and

         (c) the Servicing Base Amount.

   The remainder of the Servicing Fee shall be paid by the holders of the transferor certificates or the certificateholders of other series (as provided in the related supplements). In no event will the trust, the trustee, the Series 2004-4 certificateholders or the holder of the Collateral Interest be liable for the share of the Servicing Fee to be paid by the holders of the transferor certificates or the certificateholders of any other series.

OPTIONAL REPURCHASE

   So long as a transferor is the servicer or an affiliate of the servicer, on any Distribution Date occurring on or after the date that the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount is reduced to $55,000,000 (5% of the initial outstanding aggregate principal amount of the Class A certificates, the Class B certificates and the Collateral Interest) or less, that transferor will have the option to repurchase the Class A certificateholders' interest, the Class B certificateholders' interest and the Collateral Interest. The purchase price will be equal to the sum of the Adjusted Invested Amount and accrued and unpaid interest on the Class A certificates, the Class B certificates and the Collateral Interest (and accrued and unpaid interest with respect to interest amounts that were due but not paid on such Distribution Date or any prior Distribution Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date next following such day. Such proceeds will be allocated first to pay amounts due to the Class A certificateholders, then, to pay amounts due to the Class B certificateholders and finally, to pay amounts due to the holder of the Collateral Interest. Following any such repurchase, the Receivables will be assigned to the transferors and the Class A certificateholders, the Class B certificateholders and the holder of the Collateral Interest will have no further rights with respect thereto. In the event that the transferors fail for any reason to deposit the aggregate purchase price for such receivables, the trust will continue to hold the receivables and payments will continue to be made to the Class A certificateholders, Class B certificateholders and the holder of the Collateral Interest as described herein.

SERIES TERMINATION

   If on the Distribution Date which is two months prior to the Series 2004-4 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2004-4 Termination Date (after giving effect to all distributions required to be made on the Series 2004-4 Termination Date other than from the proceeds of the sale). No transferor, any affiliate thereof, any agent thereof or any other party consolidated with such transferor for purposes of United States generally accepted accounting principles will be entitled to participate in such bidding process or to purchase the receivables; provided, however, that, to the extent the holder of the Collateral Interest is not a transferor, an affiliate thereof, an agent thereof or any other party consolidated with a transferor for purposes of United States generally accepted accounting principles, the holder of the Collateral Interest may participate in such bidding process. Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the highest cash purchase offer and (b) the amount which otherwise would be available in the Collection Account on the Series 2004-4 Termination Date for distribution to the Series 2004-4 certificateholders and the holder of the Collateral Interest. The servicer will sell such receivables on the Series 2004-4 Termination Date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the Collection Account for allocation (together with the amount which otherwise would be available in the Collection Account on the Series 2004-4 Termination Date for distribution to the Series 2004-4 certificateholders and the holder of the Collateral Interest) to Series 2004-4.

REPORTS

   No later than the third Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent, the transferors, each Rating Agency and the holder of the Collateral Interest, a monthly report prepared by the servicer setting forth certain information with respect to the trust, the Class A certificates, the Class B certificates and the Collateral Interest, including:

         (a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of such Monthly Period;

         (b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding Monthly Period;

         (c) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage and the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage;

         (d) the amount of collections of principal receivables and finance charge receivables processed during the related Monthly Period and the portion thereof allocated to the interest of the holders of the Series 2004-4 certificates and the holder of the Collateral Interest;

         (e) the aggregate outstanding balance of accounts that were 31, 61 and 91 days or more delinquent as of the end of such Monthly Period;

         (f) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount and the Defaulted Amount with respect to the related Distribution Date;

         (g) the aggregate amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount, and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount and any Class A Investor Charge-Offs, Class B Investor Charge- Offs or Collateral Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period;

         (h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Collateral Interest Servicing Fee for such Monthly Period;

         (i) the Series Adjusted Portfolio Yield for such Monthly Period;

         (j) the Base Rate for such Monthly Period;

         (k) Reallocated Principal Collections; and

         (1) Shared Principal Collections.

                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

   Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any Plan. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of such Class A certificates under ERISA and the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

CLASS B CERTIFICATES

   The Class B certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan other than insurance companies investing solely assets of their general accounts. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be, and is not acquiring the Class B certificates with "plan assets" of, a Plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

THE DEPARTMENT OF LABOR AUTHORIZATION

   The Department of Labor has authorized the trust to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (i) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which Centurion, RFC II or any of their affiliates is the sponsor; and (ii) the servicing, operation and management of such trust; provided that the general conditions and certain other conditions set forth in such authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of or with "plan assets" of a Plan; provided that the conditions described in "ERISA Considerations" in the accompanying prospectus are met.

   The transferors believe that the authorization will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of the authorization, other than those that are within the control of the investors, will be met.

CONSULTATION WITH COUNSEL

   In light of the foregoing fiduciaries or other persons contemplating purchasing the Class A certificates on behalf of or with "plan assets" of any Plan should consult their own counsel regarding whether the trust's assets represented by the Class A certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

   Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus.


                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement among the transferors, American Express Centurion Bank, American Express Bank, FSB, the underwriters of the Class A certificates named below and the underwriters of the Class B certificates named below, the transferors have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of the Class A certificates and Class B certificates set forth opposite their names:

                                                    AGGREGATE PRINCIPAL AMOUNT
      UNDERWRITERS OF THE CLASS A CERTIFICATES       OF CLASS A CERTIFICATES
      ----------------------------------------      --------------------------
      Banc of America Securities LLC.............          $179,700,000
      Deutsche Bank Securities Inc...............           179,700,000
      Barclays Capital Inc.......................           179,700,000
      BNP Paribas Securities Corp................           179,700,000
      J.P. Morgan Securities Inc.................           179,700,000
      Blaylock & Partners, L.P...................            10,000,000
      Utendahl Capital Partners, L.P.............            10,000,000
                                                           ------------
       Total.....................................          $918,500,000
                                                           ============

                                                    AGGREGATE PRINCIPAL AMOUNT
      UNDERWRITERS OF THE CLASS B CERTIFICATES       OF CLASS B CERTIFICATES
      ----------------------------------------      --------------------------
      Banc of America Securities LLC..............         $41,250,000
      Deutsche Bank Securities Inc................          41,250,000
                                                           -----------
                                                           $82,500,000
                                                           ===========

   The underwriting agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A certificates and the obligation of the Class B underwriters to pay for and accept delivery of the Class B certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 2004-4 certificates offered hereby will be issued if any are issued. Offering expenses are estimated to be $500,000.

   The Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.1500% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of 0.1250% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

   The Class B underwriters propose initially to offer the Class B certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.1800% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of 0.150% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

   Each underwriter of these Series 2004-4 certificates has agreed that:

   o it has not offered or sold and will not offer or sell any Series 2004-4 certificates to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995, which are referred to in this section as the Regulations, and the Financial Services and Markets Act 2000, or the FSMA;

   o it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Series 2004-4 certificates in, from or otherwise involving the United Kingdom; and

   o it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 2004-4 certificates in circumstances in which
     Section 21(1) of the FSMA does not apply to the trust.

   The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2004-4 certificates in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 2004-4 certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 2004-4 certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2004-4 certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate-covering transactions and penalty bids may cause the prices of the Series 2004-4 certificates to be higher than they would be in the absence of such transactions. Neither the transferors nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

   The transferors will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

                           GLOSSARY OF DEFINED TERMS

   "ADJUSTED INVESTED AMOUNT" for any date of determination means the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount and the Collateral Invested Amount as of such date.

   "AVAILABLE PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of:

      (i) the Principal Allocation Percentage of the Series Allocation Percentage of all collections of principal receivables received during such Monthly Period (minus certain Reallocated Principal Collections used to fund the Class A Required Amount and the Class B Required Amount),

      (ii) any Shared Principal Collections with respect to other principal sharing series that are allocated to Series 2004-4, and

      (iii) certain other amounts which pursuant to the Series 2004-4 supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

   "AVAILABLE RESERVE ACCOUNT AMOUNT" means, on each Distribution Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

   "BASE RATE" means, for any Monthly Period, the annualized percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   o the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest (calculated as if the Class B Invested Amount equals the outstanding principal balance of the Class B certificates), the Collateral Minimum Monthly Interest and the Monthly Servicing Fee for the Series 2004-4 certificates and for the Collateral Interest for the related Distribution Date, and

   o the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

   "BUSINESS DAY" means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion, FSB, any other account owner or the trustee are located, are authorized or are obligated by law or executive order to be closed.

   "CLASS A ADDITIONAL INTEREST" means an amount paid on each Distribution Date, if applicable, equal to the product of:

      (i) the actual number of days in the related Interest Period divided by 360,

      (ii) the Class A certificate rate for that Interest Period plus 2.0% per year, and

      (iii) the amount payable on interest amounts that were due but not distributed to the Class A certificateholders on a prior Distribution Date.

   "CLASS A ADJUSTED INVESTED AMOUNT" for any date of determination means an amount equal to the Class A Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class A Invested Amount) on such date.

   "CLASS A AVAILABLE FUNDS" means, with respect to any Monthly Period, an amount equal to the sum of:

      (i) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2004-4 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2004-4 in accordance with the pooling and servicing agreement and the Series 2004-4 supplement),

      (ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class A Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date, and

      (iii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series 2004-4 supplement with respect to the related Distribution Date.

   "CLASS A FLOATING PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

      o the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

   "CLASS A INITIAL INVESTED AMOUNT" means $918,500,000.

   "CLASS A INVESTED AMOUNT" for any date of determination means an amount equal to:

      (i) the Class A Initial Invested Amount, minus

      (ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

      (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

   "CLASS A INVESTOR CHARGE-OFF" has the meaning described in "Series Provisions--Defaulted Receivables; Investor Charge-Offs--Class A Investor Charge-Offs" in this prospectus supplement.

   "CLASS A INVESTOR DEFAULT AMOUNT" means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class A certificates in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

   "CLASS A MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of:

      (i) the actual number of days in the related Interest Period divided by 360,

      (ii) the Class A certificate rate in effect for that Interest Period, and

      (iii) the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the initial Interest Period.

   "CLASS A OUTSTANDING MONTHLY INTEREST" means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to Class A certificateholders on a prior Distribution Date.

   "CLASS A PRINCIPAL PERCENTAGE" means, with respect to any Monthly Period:

      o during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class A Initial Invested Amount), and

         (ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

      o during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and

         (ii) the denominator of which is the Invested Amount as of such day.

   "CLASS A REQUIRED AMOUNT" means, for any Determination Date, the amount equal to:

      (i) Class A Monthly Interest for the related Distribution Date, plus

      (ii) any Class A Outstanding Monthly Interest, plus

      (iii) any Class A Additional Interest, plus

      (iv) if TRS or an affiliate is no longer the servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee, plus

      (v) the Class A Investor Default Amount, if any, for the related Distribution Date, minus

      (vi) Class A Available Funds for the related Monthly Period.

   "CLASS A SERVICING FEE" has the meaning described in "Series
Provisions--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "CLASS B ADDITIONAL INTEREST" means an amount paid on each Distribution Date, if applicable, equal to the product of:

      (i) the actual number of days in the related Interest Period divided by 360,

      (ii) the Class B certificate rate for that Interest Period plus 2.0% per year, and

      (iii) the amount payable on interest amounts that were due but not distributed to the Class B certificateholders on a prior Distribution Date.

   "CLASS B ADJUSTED INVESTED AMOUNT" for any date of determination means an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account (up to the Class B Invested Amount) on such date.

   "CLASS B AVAILABLE FUNDS" means, with respect to any Monthly Period, an amount equal to the sum of:

      (i) the Class B Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2004-4 certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2004-4 in accordance with the pooling and servicing agreement and the Series 2004-4 supplement), and

      (ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class B Floating Percentage of net investment earnings, if any, in the Principal Funding Account for such Distribution Date.

   "CLASS B FLOATING PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

      o the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

   "CLASS B INITIAL INVESTED AMOUNT" means $82,500,000.

   "CLASS B INVESTED AMOUNT" for any date of determination means an amount equal to:

      (i) the Class B Initial Invested Amount, minus

      (ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

      (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus

      (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus

      (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described under "Series Provisions--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement, plus

      (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses
   (iii), (iv) and (v) above;

provided, however, that the Class B Invested Amount may not be reduced below zero.

   "CLASS B INVESTOR CHARGE-OFF" has the meaning described in "Series Provisions--Defaulted Receivables; Investor Charge-Offs--Reductions in Class B Invested Amount and Collateral Invested Amount" in this prospectus supplement.

   "CLASS B INVESTOR DEFAULT AMOUNT" means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class B certificates in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Distribution Date.

   "CLASS B MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of:

      (i) the actual number of days in the related Interest Period divided by 360,

      (ii) the Class B certificate rate in effect for that Interest Period, and

      (iii) the Class B Invested Amount as of the preceding Record Date;

provided, however, that for the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the initial Interest Period.

   "CLASS B OUTSTANDING MONTHLY INTEREST" means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to Class B certificateholders on a prior Distribution Date.

   "CLASS B PRINCIPAL PERCENTAGE" means, with respect to any Monthly Period:

      o during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Class B Initial Invested Amount), and

         (ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

      o during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and

         (ii) the denominator of which is the Invested Amount as of such day.

   "CLASS B REQUIRED AMOUNT" means, for any Determination Date, the amount equal to:

      (i) Class B Monthly Interest for the related Distribution Date, plus

      (ii) any Class B Outstanding Monthly Interest, plus

      (iii) any Class B Additional Interest, plus

      (iv) if TRS or an affiliate is no longer the servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee, plus

      (v) the Class B Investor Default Amount, if any, for the related Distribution Date, minus

      (vi) Class B Available Funds for the related Monthly Period.

   "CLASS B SERVICING FEE" has the meaning described in "Series
Provisions--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "COLLATERAL ADDITIONAL INTEREST" means, for any Distribution Date, additional interest on Collateral Minimum Monthly Interest due but not paid to the holder of the Collateral Interest on a prior Distribution Date at a rate equal to the Collateral Minimum Interest Rate.

   "COLLATERAL AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2004-4 in accordance with the pooling and servicing agreement and the Series 2004-4 supplement).

   "COLLATERAL CHARGE-OFF" has the meaning described in "Series
Provisions--Defaulted Receivables; Investor Charge-Offs--Reductions in Class B Invested Amount and Collateral Invested Amount" in this prospectus supplement.

   "COLLATERAL DEFAULT AMOUNT" means, with respect to any Distribution Date, the product of the Investor Default Amount for such Distribution Date and the Collateral Floating Percentage.

   "COLLATERAL FLOATING PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

      o the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount).

   "COLLATERAL INITIAL INVESTED AMOUNT" means $99,000,000.

   "COLLATERAL INTEREST" means an uncertificated interest in the trust assets that is subordinated to, and serves as credit enhancement for, the Series 2004-4 certificates.

   "COLLATERAL INTEREST SERVICING FEE" has the meaning described in "Series Provisions--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "COLLATERAL INVESTED AMOUNT" for any date of determination means an amount equal to:

      (i) the Collateral Initial Invested Amount, minus

      (ii) the amount of principal payments made to the holder of the Collateral Interest on or prior to such date, minus

      (iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, minus

      (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, minus

      (v) an amount equal to the amount by which the Collateral Invested Amount has been reduced to cover the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "Series Provisions--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement, plus

      (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses
   (iii), (iv) and (v) above;

provided, however, that the Collateral Invested Amount may not be reduced below zero.

   "COLLATERAL MINIMUM INTEREST RATE" means an annual rate specified in the agreement among RFC II, RFC III, RFC IV, TRS and the holder of the Collateral Interest relating to the transfer of the Collateral Interest from RFC II, RFC III and RFC IV to the holder of the Collateral Interest, which rate will not exceed LIBOR for one-month United States dollar deposits, determined as of the related LIBOR Determination Date, plus 0.47%.

   "COLLATERAL MINIMUM MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of:

      (i) the actual number of days in the related Interest Period divided by 360,

      (ii) the Collateral Minimum Interest Rate in effect for that Interest Period, and

      (iii) the Collateral Initial Invested Amount minus the aggregate amount of principal payments made to the holder of the Collateral Interest on all prior Distribution Dates.

   "COLLATERAL PRINCIPAL PERCENTAGE" means, with respect to any Monthly Period:

      o during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Collateral Initial Invested Amount), and

         (ii) the denominator of which is the Invested Amount as of such day (or, with respect to the first Monthly Period, the Initial Invested Amount), and

      o during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

         (i) the numerator of which is the Collateral Invested Amount as of the end of the Revolving Period, and

         (ii) the denominator of which is the Invested Amount as of such day.

   "CONTROLLED ACCUMULATION AMOUNT" means $83,416,666.67; provided, however, that, if the start of the Controlled Accumulation Period is delayed and, therefore, the length of the Controlled Accumulation Period is shortened as described under "Series Provisions--Principal Payments" in this prospectus supplement, the Controlled Accumulation Amount may be different for each Distribution Date for the Controlled Accumulation Period and will be determined by the servicer in accordance with the Series 2004-4 supplement based on the principal payment rates for the accounts and on the invested amounts of other principal sharing series that are scheduled to be in their revolving periods and able to create Shared Principal Collections during the Controlled Accumulation Period.

   "CONTROLLED DEPOSIT AMOUNT" means, for any Distribution Date relating to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

   "COVERED AMOUNT" means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to the sum of:

   (i) the product of:

      (a) the actual number of days in the related Interest Period divided by 360,

      (b) the Class A certificate rate in effect for that Interest Period, and

      (c) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class A certificates, plus

   (ii) the product of:

      (a) the actual number of days in the related Interest Period divided by 360,

      (b) the Class B certificate rate in effect for that Interest Period, and

      (c) the aggregate amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date that is allocable to the principal of the Class B certificates.

   "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means:

      (a) on the first Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date, and

      (b) on each subsequent Distribution Date for the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

   "EXCESS SPREAD" means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv), clause (B)(iii) and clause (C)(ii) in "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

   "EXPECTED FINAL PAYMENT DATE" means the August 2009 Distribution Date.

   "FLOATING ALLOCATION PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

      o  the denominator of which is the product of:

         (i) the sum of the total amount of the principal receivables in the trust as of such day (or, with respect to the first Monthly Period, the total amount of principal receivables in the trust on the closing date) and the principal amount on deposit in the Special Funding Account, and

         (ii) the Series Allocation Percentage for such Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

   "INITIAL INVESTED AMOUNT" means $1,100,000,000.

   "INTEREST PERIOD" means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the closing date to but excluding the September 2004 Distribution Date.

   "INVESTED AMOUNT" for any date of determination means an amount equal to the sum of the Class A Invested Amount as of such date, the Class B Invested
Amount as of such date and the Collateral Invested Amount as of such date.

   "INVESTOR DEFAULT AMOUNT" means, for any Distribution Date, the product of
(i) the Floating Allocation Percentage for the related Monthly Period and (ii) the Series Allocable Defaulted Amount for such Monthly Period.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.

   "LIBOR DETERMINATION DATE" means, for each of the Class A certificate rate, the Class B certificate rate and the Collateral Minimum Interest Rate, (i) for the initial Interest Period, the second London business day prior to the closing date and (ii) for each Interest Period following the initial Interest Period, the second London business day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London business day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "MONTHLY RECEIVABLES PERCENTAGE" means, for any day, the percentage equivalent of a fraction:

      o the numerator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust attributable to the transferor or the account owner with respect to which an insolvency event has occurred or to the transferor that is unable to transfer receivables to the trust, and

      o the denominator of which is an amount equal to the sum of the aggregate amount of principal receivables outstanding in the trust, in each case as of the last day of the immediately preceding Monthly Period.

   "MONTHLY SERVICING FEE" has the meaning described in "Series
Provisions--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "PRINCIPAL ALLOCATION PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

      o  the numerator of which is:

         (i) during the Revolving Period, the Series Adjusted Invested Amount for Series 2004-4 as of the last day of the immediately preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount), and

         (ii) during the Controlled Accumulation Period or the Early Amortization Period, the Series Adjusted Invested Amount for Series 2004-4 as of the last day of the Revolving Period, and

      o  the denominator of which is the product of:

         (i) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Special Funding Account as of such last day (or, with respect to the first Monthly Period, as of the closing date), and

         (ii) the Series Allocation Percentage for Series 2004-4 as of the last day of the immediately preceding Monthly Period.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period and decreased by the aggregate amount of principal receivables in Additional Accounts removed from the trust during such Monthly Period, as though such receivables had been added to or removed from, as the case may be, the trust as of the first day of such Monthly Period.

   Because the Series 2004-4 certificates are subject to being paired with a future series, if a Pay-Out Event or a Reinvestment Event occurs with respect to a paired series during the Controlled Accumulation Period for Series 2004-4, the transferors may, by written notice to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Revolving Period for such paired series and the transferors shall have received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition and shall have delivered copies of each such written notice to the servicer and the trustee. In addition, each transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of such transferor, such designation will not cause a Pay-Out Event or an event that, after the giving of notice or lapse of time, would constitute a Pay-Out Event, to occur with respect to Series 2004-4.

   "PRINCIPAL FUNDING ACCOUNT" means the account established as described under "Series Provisions--Principal Funding Account" in this prospectus supplement.

   "REALLOCATED PRINCIPAL COLLECTIONS" means, for any Distribution Date, the collections of principal receivables allocable first to the Collateral Interest and then, in the case of the Class A Required Amount, to the Class B certificates that are used to fund the excess, if any, of the Class A Required Amount and the Class B Required Amount remaining after Excess Spread and Excess Finance Charge Collections allocated to Series 2004-4 and available for such purpose have been used to fund the Class A Required Amount and the Class B Required Amount.

   "RECORD DATE" means, for any Distribution Date, the last day of the calendar month immediately preceding that Distribution Date.

   "REQUIRED RESERVE ACCOUNT AMOUNT" for any Distribution Date on or after the Reserve Account must be funded will be equal to:

      (i) 0.50% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

      (ii) such other amount designated by the transferors, provided that the holder of the Collateral Interest shall have consented to such designation and such designation satisfies the Rating Agency Condition.

   "SERIES 2004-4" means the series of Class A certificates, Class B certificates and Collateral Interest, the terms of which are described in this prospectus supplement and the accompanying prospectus.

   "SERIES 2004-4 TERMINATION DATE" means the March 2012 Distribution Date.

   "SERIES ADJUSTED INVESTED AMOUNT" means, with respect to Series 2004-4, for any Monthly Period, the Initial Invested Amount for Series 2004-4, less the excess, if any, of all reductions in the Invested Amount (other than any reductions occasioned by payments of principal to the Series 2004-4 certificateholders or to the holder of the Collateral Interest) as of the last day of the preceding Monthly Period over the aggregate amount of any reimbursement of such reductions as of such last day.

   "SERIES ADJUSTED PORTFOLIO YIELD" means, for any Monthly Period, the annualized percentage equivalent of a fraction:

      o  the numerator of which is equal to:

         (i) Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2004-4 in accordance with the pooling and servicing agreement) for such Monthly Period, plus

         (ii) the amount of investment earnings, if any, in the Principal Funding Account for the related Distribution Date, plus

         (iii) any Excess Finance Charge Collections that are allocated to Series 2004-4, plus

         (iv) the amount of funds withdrawn from the Reserve Account and which are required to be deposited into the Collection Account and included as Class A Available Funds for the Distribution Date for such Monthly Period, minus

         (v) the Investor Default Amount for the Distribution Date for such Monthly Period, and

      o the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

   "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS," "SERIES ALLOCABLE PRINCIPAL COLLECTIONS" and "SERIES ALLOCABLE DEFAULTED AMOUNT" mean, with respect to Series 2004-4, for any Monthly Period, the product of (i) the Series Allocation Percentage for Series 2004-4 and (ii) the amount of collections of finance charge receivables deposited in the Collection Account, the amount of collections of principal receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

   "SERIES ALLOCATION PERCENTAGE" means, with respect to Series 2004-4, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Series Adjusted Invested Amount for Series 2004-4 as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount.

   "SERIES REQUIRED TRANSFEROR AMOUNT" for any date of determination means 7% of the Invested Amount.

   "SERVICING BASE AMOUNT" means, for any Distribution Date, (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series Allocation Percentage with respect to such Monthly Period.

   "SERVICING FEE RATE" means 2.0% per year.

   "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "TRUST PORTFOLIO" means certain accounts selected from the Total Portfolio and designated for the trust based on the eligibility criteria specified in the pooling and servicing agreement.

                                                                        ANNEX I

                                  OTHER SERIES

   The table below sets forth the principal characteristics of all other Series issued by the trust and currently outstanding.

                                        SERIES 2000-1

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $500,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $432,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 7.20% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$30,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 7.40% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $38,541,666.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$37,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other Enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .February 16, 2000
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group I

                                        SERIES 2000-2

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $500,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $412,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.165% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$40,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.350% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $37,708,333.33
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$47,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .February 16, 2000
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2000-3

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,000,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $825,000,000
Class A Certificate Rate. . . . . . . . . . . .  . . . . One-Month LIBOR plus 0.16% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$80,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.35% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $75,416,666.67
Approximate Commencement of Controlled Accumulation Period
 (subject to adjustment). . . . . . . . . . . . . . . . . . . . . . . . . . .  April 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$95,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . April 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .May 3, 2000
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2000-4

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,212,122,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . $1,000,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . Three-Month LIBOR plus 0.125% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$96,970,000
Class B Certificate Rate. . . . . . . . . . . . . . . Three-Month LIBOR plus 0.350% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $91,414,166.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . .September 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . $115,152,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . September 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .June 22, 2000
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2000-5

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $787,878,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $650,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.140% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$63,030,000
Class B Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.380% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $59,419,166.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . .September 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$74,848,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . September 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . September 15, 2000
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2001-1

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $750,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $618,750,000
Class A Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.140% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$60,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . One-Month LIBOR plus 0.420% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $56,562,500.00
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$71,250,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .February 23, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                 SERIES 2001-2

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $250,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $216,250,000
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 5.53% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$15,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 5.83% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $19,270,834.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . .  . . . . . . March 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$18,750,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . March 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . March 23, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Group I

                                        SERIES 2001-3

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $750,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $618,750,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.13% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$60,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.38% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $56,562,500.00
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .March 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$71,250,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . March 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 3, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2001-4

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $725,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $598,125,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.13% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$58,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.38% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $54,677,083.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$68,875,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . April 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . April 19, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2001-5

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $500,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $412,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.18% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$40,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.45% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $37,708,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 1, 2007
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$47,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . April 2008 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .May 9, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2001-6

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $700,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $577,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.12% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$56,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.35% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $52,791,666.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .May 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$66,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . . May 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .June 12, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2001-7

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $650,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $536,250,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.12% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$52,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.36% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $49,020,833.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . July 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$61,750,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . .July 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .August 21, 2001
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-1

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $920,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $759,000,000
Class A Certificate Rate. . . . . . . . . .  . . . . . . One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$73,600,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.40% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $69,383,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 2006
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$87,400,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2007 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .February 21, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-2

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $940,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $775,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$75,200,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.39% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $70,891,666.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 1, 2006
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$89,300,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . April 2007 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . April 25, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-3

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $920,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $759,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$73,600,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.38% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $69,383,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .May 1, 2006
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$87,400,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . . May 2007 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . May 16, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-4

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $500,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $412,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.04% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$40,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.31% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $37,708,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . July 1, 2004
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$47,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . .July 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .July 17, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-5

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $600,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $495,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.17% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$48,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.45% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . . .$45,250,000
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . July 1, 2008
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$57,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . .July 2009 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .July 17, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2002-6

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $720,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $594,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.14% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$57,600,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.45% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . . .$54,300,000
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . August 1, 2006
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$68,400,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . .August 2007 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .August 15, 2002
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2003-1

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $920,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $759,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$73,600,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.40% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $69,383,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 2007
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$87,400,000
Enhancement for the Class A and Class B Certificates. . . .. . . .Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2008 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .February 20, 2003
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2003-2

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,100,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $907,500,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$88,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.37% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $82,958,333.34
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .March 1, 2007
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . $104,500,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . March 2008 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 2, 2003
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2003-3

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $750,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $618,750,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.11% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$60,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.35% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . . .$58,562,500
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . .April 1, 2007
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$71,250,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . April 2008 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .May 7, 2003
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2003-4

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $680,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $588,200,000
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 1.69% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$40,800,000
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 1.90% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $52,416,666.67
Approximate Commencement of Controlled Accumulation Period
(subject to adjustment) . . . . . . . . . . . . . . . . . . . . . . . . . . . . June 1, 2005
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$51,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . .June 2006 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .June 18, 2003
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Group I

                                        SERIES 2004-1

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $800,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $668,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.08% per year
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $ 60,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.25% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $60,666,666.67
Approximate Commencement of Controlled Accumulation
Period (subject to adjustment). . . . . . . . . . . . . . . . . . . . . . . February 1, 2008
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . 2.00% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$72,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . .February 2009 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .March 1, 2004
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II


                                        SERIES 2004-2

Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $400,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $334,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . . One-month LIBOR plus 0.17%
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$30,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . .One-Month LIBOR plus 0.37% per year
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . $30,333,333.34
Approximate Commencement of Controlled Accumulation
Period (subject to adjustment). . . . . . . . . . . . . . . . . . . . . . . . . .May 1, 2013
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . .2.0% per year
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$36,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . .Subordination of the Class B Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . . May 2014 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . June 2, 2004
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Group II

                                        SERIES 2004-3


Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . $600,000,000
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . $522,000,000
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . .4.35% per annum
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . .$30,000,000
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . . . . . . . .4.55% per annum
Controlled Accumulation Amount (subject to adjustment). . . . . . . . . . . . . .$46,000,000
Approximate Commencement of Controlled Accumulation
Period (subject to adjustment). . . . . . . . . . . . . . . . . . . . . . . . . .May 1, 2008
Annual Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . 2.0% per annum
Collateral Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . .$48,000,000
Enhancement for the Class A and Class B Certificates. . . . . . . Collateral Invested Amount
Other enhancement for the Class A Certificates. . . . . . . . . Subordination of the Class B
Certificates
Expected Final Payment Date . . . . . . . . . . . . . . . . . . . May 2009 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . June 2, 2004
Principal Sharing Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Excess Allocation Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Yes
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Group I

                      [This page intentionally left blank]

[American                               Prospectus
 Express
  LOGO]                AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                                          ISSUER

                  AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
                                       TRANSFERORS

                         AMERICAN EXPRESS TRAVEL RELATED SERVICES
                                      COMPANY, INC.
                                        SERVICER

------------------------
| CONSIDER CAREFULLY   |              ASSET BACKED CERTIFICATES
| THE RISK FACTORS     |
| BEGINNING ON PAGE 10 |   THE TRUST--
| IN THIS PROSPECTUS.  |
|                      |   o may periodically issue asset backed certificates
| A certificate is not |     in one or more series with one or more classes;
| a deposit and        |     and
| neither the          |
| certificates nor the |   o will own--
| underlying accounts  |
| or receivables are   |     o receivables in a portfolio of consumer charge or
| insured or           |       revolving credit accounts;
| guaranteed by the    |
| Federal Deposit      |     o payments due on those receivables; and
| Insurance            |
| Corporation or any   |     o other property described in this prospectus and
| other governmental   |       in the accompanying prospectus supplement.
| agency.              |
|                      |   THE CERTIFICATES--
| The certificates     |
| will represent       |   o will represent interests in the trust and will be
| interests in the     |     paid only from the trust assets;
| trust only and will  |
| not represent        |   o offered with this prospectus will be rated in one
| interests in or      |     of the four highest rating categories by at least
| obligations of       |     one nationally recognized rating organization;
| American Express     |
| Company or any of    |   o may have one or more forms of enhancement; and
| its affiliates.      |
|                      |   o will be issued as part of a designated series
| This prospectus may  |     which may include one or more classes of
| be used to offer and |     certificates and enhancement.
| sell any series of   |
| certificates only if |   THE CERTIFICATEHOLDERS--
| accompanied by the   |
| prospectus           |   o will receive interest and principal payments from
| supplement for that  |     a varying percentage of credit card account
| series.              |     collections.
------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 5, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information about each series of certificates which may be issued by the American Express Credit Account Master Trust, some of which may not apply to your series of certificates, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

   o  the timing of interest and principal payments;
   o  information about the receivables;
   o  information about credit enhancement, if any, for each class;
   o  the ratings for each class; and
   o  the method for selling the certificates.

   IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THE DESCRIPTION CONTAINED IN THIS PROSPECTUS AND THE DESCRIPTION CONTAINED IN THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   Parts of this prospectus contain defined terms. You can find a listing of the pages where defined terms in this prospectus are defined under the caption "Glossary of Defined Terms" beginning on page 97 in this prospectus.

                              --------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary .....................................................       5
 The Trust and the Trustee .............................................       5
 Centurion .............................................................       5
 FSB ...................................................................       5
 The Transferors .......................................................       5
 Trust Assets ..........................................................       6
 The Certificates ......................................................       6
 The Transferor Certificates ...........................................       7
 Collections by the Servicer ...........................................       7
 Allocation of Trust Assets ............................................       7
 Interest Payments on the
   Certificates ........................................................       7
 Principal Payments on the
   Certificates ........................................................       7
   Revolving Period ....................................................       7
   Principal Accumulation and
    Amortization Periods ...............................................       8
   Early Accumulation and
    Amortization Periods ...............................................       8
 Reallocated Investor Finance
   Charge Collections ..................................................       8
 Shared Excess Finance Charge
   Collections .........................................................       9
 Shared Principal Collections ..........................................       9
 Credit Enhancement ....................................................       9
 Tax Status ............................................................       9
 Certificate Ratings ...................................................       9
Risk Factors ...........................................................      10
Use of Proceeds ........................................................      23
The Trust ..............................................................      23
Centurion's and FSB's Revolving Credit Businesses ......................      25
 General ...............................................................      25
 Underwriting and Authorization
   Procedures ..........................................................      26
 Billing and Payments ..................................................      27
 Collection Efforts ....................................................      29
 Issuer Rate Fees ......................................................      29
RFC II, RFC III, RFC IV, Credco,
 Centurion, FSB and TRS ................................................      31
 RFC II ................................................................      31
 RFC III ...............................................................      31
 RFC IV ................................................................      31
 Credco ................................................................      31
 Centurion .............................................................      31
 FSB ...................................................................      32

                                                                            PAGE
                                                                            ----
 TRS ...................................................................      32
Merger or Consolidation of a
 Transferor or the Servicer ............................................      32
Assumption of a Transferor's
 Obligations ...........................................................      33
The Accounts ...........................................................      34
Description of the Certificates ........................................      35
 General ...............................................................      35
 Book-Entry Registration ...............................................      36
 Definitive Certificates ...............................................      40
 Interest ..............................................................      41
 Principal .............................................................      42
 Pay-Out Events and Reinvestment
   Events ..............................................................      44
 Servicing Compensation and
   Payment of Expenses .................................................      45
The Pooling and Servicing Agreement
 Generally .............................................................      46
 Conveyance of Receivables .............................................      46
 Representations and Warranties ........................................      46
 The Transferor Certificates;
   Additional Transferors ..............................................      49
 Additions of Accounts or
   Participation Interests .............................................      50
 Removal of Accounts ...................................................      50
 Discount Option .......................................................      51
 Premium Option ........................................................      52
 Indemnification .......................................................      53
 Collection and Other Servicing
   Procedures ..........................................................      54
 New Issuances .........................................................      54
 Collection Account ....................................................      56
 Deposits in Collection Account ........................................      56
 Allocations ...........................................................      57
 Groups of Series ......................................................      58
 Reallocations Among Different
   Series Within a Reallocation
   Group ...............................................................      58
 Sharing of Excess Finance Charge
   Collections Among Excess
   Allocation Series ...................................................      61
 Sharing of Principal Collections
   Among Principal Sharing Series ......................................      61
 Paired Series .........................................................      62
 Special Funding Account ...............................................      62
 Funding Period ........................................................      63

                                                                            PAGE
                                                                            ----
 Defaulted Receivables; Rebates
   and Fraudulent Charges ..............................................      64
 Credit Enhancement ....................................................      64
 Servicer Covenants ....................................................      67
 Certain Matters Regarding the
   Servicer ............................................................      68
 Servicer Default ......................................................      68
 Evidence as to Compliance .............................................      69
 Amendments ............................................................      70
 Defeasance ............................................................      72
 List of Certificateholders ............................................      72
 The Trustee ...........................................................      73
Description of the Purchase
 Agreements ............................................................      74
 Sale of Receivables ...................................................      74
 Representations and Warranties ........................................      76
 Repurchase Obligations ................................................      76
 Reassignment of Other
   Receivables .........................................................      77
 Amendments ............................................................      77
 Termination ...........................................................      77
Certain Legal Aspects of the
 Receivables ...........................................................      78
 Transfer of Receivables ...............................................      78

                                                                            PAGE
                                                                            ----
 Certain Matters Relating to Regulatory Action, Conservatorship,
   Receivership and Bankruptcy .........................................      79
 Certain Regulatory Matters ............................................      81
 Consumer Protection Laws ..............................................      82
Tax Matters ............................................................      83
 Federal Income Tax
   Consequences--General ...............................................      83
 Treatment of theCertificates as Debt ..................................      83
 Treatment of the Trust ................................................      84
Taxation of Interest Income of U.S.
 Certificate Owners ....................................................      86
 Sale or Exchange of Certificates ......................................      87
 Foreign Certificate Owners ............................................      88
 Backup Withholding and
   Information Reporting ...............................................      89
 State and Local Taxation ..............................................      89
ERISA Considerations ...................................................      90
Plan of Distribution ...................................................      94
Legal Matters ..........................................................      95
Reports to Certificateholders ..........................................      95
Where You Can Find More
 Information ...........................................................      95
Glossary of Defined Terms ..............................................      97

                               PROSPECTUS SUMMARY


THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS BEFORE YOU PURCHASE ANY CERTIFICATES. THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS MAY SUPPLEMENT DISCLOSURE IN THIS PROSPECTUS.


THE TRUST AND THE TRUSTEE

American Express Credit Account Master Trust was formed in 1996 pursuant to a pooling and servicing agreement. This agreement, as it has been amended and restated as of April 16, 2004, is among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors, and The Bank of New York, as trustee.

The trust is a master trust under which multiple series of certificates may be issued. The trust issues each series pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement offering.

CENTURION

American Express Centurion Bank, a Utah industrial loan company, owns credit card and other credit or charge accounts from which receivables are transferred to American Express Receivables Financing Corporation III LLC, which receivables American Express Receivables Financing Corporation III LLC may then, subject to certain conditions, add to the trust. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests."

We refer to American Express Centurion Bank as "Centurion."

FSB

American Express Bank, FSB, a federal savings bank, owns credit card and other credit or charge accounts from which receivables are transferred to American Express Receivables Financing Corporation IV LLC, which receivables American Express Receivables Financing Corporation IV LLC may then, subject to certain conditions, add to the trust. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests."

We refer to American Express Bank, FSB as "FSB" and, together with Centurion, the "account owners."

THE TRANSFERORS

American Express Receivables Financing Corporation III LLC is a limited liability company formed under the laws of the State of Delaware on March 11, 2004. It is a wholly-owned subsidiary of Centurion. RFC III purchases from Centurion receivables arising in credit card and other credit or charge accounts owned by Centurion. RFC III may then, subject to certain conditions, add those receivables to the trust.

American Express Receivables Financing Corporation IV LLC is a limited liability company formed under the laws of the

State of Delaware on March 11, 2004. It is a wholly-owned subsidiary of FSB. RFC IV purchases from FSB receivables arising in credit card and other credit or charge accounts owned by FSB. RFC IV may then, subject to certain conditions, add those receivables to the trust.

American Express Receivables Financing Corporation II, or RFC II, is a Delaware corporation incorporated under the laws of the State of Delaware on August 7, 1995 and is a wholly-owned subsidiary of American Express Travel Related Services Company, Inc. Currently, RFC II does not transfer any receivables to the trust and we do not expect that RFC II will do so in the future.

We refer to American Express Receivables Financing Corporation II as "RFC II" or a "transferor." We refer to American Express Receivables Financing Corporation III LLC as "RFC III" or a "transferor." We refer to American Express Receivables Financing Corporation IV LLC as "RFC IV" or a
"transferor." RFC II, RFC III and RFC IV are referred to as the "transferors."

TRUST ASSETS

The transferors have designated to the trust selected consumer American Express(R)* credit card, Optima(R)* Line of Credit and Sign & Travel(R)*/ Extended Payment Option revolving credit accounts or features, and have sold to the trust the receivables in such accounts or features. The transferors may designate additional accounts to the trust.

Each transferor selects the accounts to be designated to the trust on the basis of criteria established in the pooling and servicing agreement. All receivables in the accounts when designated to the trust were transferred to the trust and all new receivables generated in those accounts have been and will be transferred automatically to the trust.

The receivables transferred to the trust are the trust's primary assets. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The trust's assets also include or may include:

o  funds collected on the receivables;

o  monies and investments in the trust's bank accounts;

o  the right to receive certain issuer rate fees attributed to the receivables;

o recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the receivables; and

o credit enhancement that varies from one series to another and, within a series, may vary from one class to another.

THE CERTIFICATES

The trust has issued, and in the future expects to issue, asset backed certificates, each evidencing an undivided interest in the trust. The certificates are issued in series. A series may contain one or more classes.

The terms of any future series or class will not be subject to your prior review or consent. We cannot assure you that the terms of any future series might not have an impact on the timing or amount of payments received by a certificateholder.


---------------
* American Express(R), Optima(R), and Sign & Travel(R) are federally registered servicemarks of American Express Company and its affiliates.

THE TRANSFEROR CERTIFICATES

The interest in the trust not represented by your series or by any other series is the transferors' interest, which is represented by the transferor certificates. The transferors' interest does not provide credit enhancement for your series or any other series.

COLLECTIONS BY THE SERVICER

American Express Travel Related Services Company, Inc. services the receivables under the pooling and servicing agreement. In limited cases, it may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of the servicing fee.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The trust assets are allocated among the series of certificates outstanding and the transferors' interest. The servicer allocates

   o  collections of finance charge receivables and principal receivables and

   o principal receivables in accounts written off as uncollectible, to each series based on varying percentages.

The accompanying prospectus supplement describes the allocation percentages applicable to your series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates.

See "The Pooling and Servicing Agreement Generally--Allocations" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate entitles the holder to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to series enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates.

See "Description of the Certificates--Interest" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate entitles the holder to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

See "Description of the Certificates--Principal" in this prospectus.

REVOLVING PERIOD

Each series of certificates will begin with a period, known as the revolving period, during which the trust will not pay or accumulate principal for payment to the certificateholders. During the revolving period, the trust will pay available principal to the holders of the transferor certificates or to certificateholders of other series.

The revolving period for a series begins on the series cut-off date described in the accompanying prospectus supplement, and ends at the start of either an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

o principal is accumulated in specified amounts per month and paid on a scheduled date;

o  principal is paid in fixed amounts at scheduled intervals;

o principal is accumulated in varying amounts each month based on the amount of principal receivables collected following certain adverse events and paid on a scheduled date; and

o principal is paid in varying amounts each month based on the amount of principal receivables collected following certain adverse events.

PRINCIPAL ACCUMULATION AND AMORTIZATION PERIODS

The time at which principal payments will begin and the period over which principal payments will be made will vary from one series to another and within a series from one class to another. The principal payment provisions for each series and class will be included in the accompanying prospectus supplement.

EARLY ACCUMULATION AND AMORTIZATION PERIODS

If a pay-out event has occurred with respect to a series, either an early accumulation period or an early amortization period will begin. In that case, the trust will either deposit available principal in a trust account for payment on the expected final payment date or pay all available principal to the certificateholders of that series on each distribution date. If the series has more than one class, each class may have a different priority for these payments. A pay-out event may affect more than one series.

For a detailed discussion of the pay-out events, see "Description of the Certificates--Pay-Out Events and Reinvestment Events" in this prospectus and "Series Provisions--Pay-Out Events" in the accompanying prospectus supplement.

REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS

The certificates of a series may be included in a group, called a "reallocation group," that reallocates collections of receivables and other amounts or obligations among the series in that group. Collections of finance charge receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for certain required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of certificates in that group.

For a more detailed discussion, see "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" and "Risk Factors--Issuances of additional series by the trust may adversely affect your certificates" in this prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group called an excess allocation group. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same excess allocation group.

See "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables allocated to any series are not needed for that series, those collections may be applied to cover principal payments for other series in the same principal sharing group.

See "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement for the certificates of any class may take the form of one or more of the following:

   o   subordination                     o  collateral interest

   o   insurance policy                  o   cash collateral guaranty or account

   o   letter of credit                  o   surety bond

   o   spread account                    o   reserve account

   o   swap arrangement

The type, characteristics and amount of any credit enhancement will be:

o based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

o  established based on the requirements of the rating agencies.

See "The Pooling and Servicing Agreement Generally--Credit Enhancement" and "Risk Factors" in this prospectus.

TAX STATUS

For information concerning the application of the United States federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes. See "Tax Matters" in this prospectus.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--If the ratings of the certificates are lowered or withdrawn, their market value could decrease" in this prospectus.

                                  RISK FACTORS

         You should consider the following factors before you decide whether or not to purchase the certificates.

         THERE IS NO PUBLIC MARKET FOR THE CERTIFICATES. AS A RESULT, YOU MAY BE UNABLE TO SELL YOUR CERTIFICATES OR THE PRICE OF THE CERTIFICATES MAY SUFFER.

         The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

         In addition, some certificates have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those certificates. This may affect the price you receive for the certificates or your ability to sell the certificates. You should not purchase certificates unless you understand and know you can bear the investment risks.

         SOME INTERESTS COULD HAVE PRIORITY OVER THE TRUSTEE'S
         INTEREST IN THE RECEIVABLES, WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS TO YOU.

         Prior to the substitution date, Centurion represented and warranted that its transfer of receivables to the trustee was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. After the substitution date, each of Centurion and FSB represents and warrants that its transfer of receivables to RFC III and RFC IV, respectively, is an absolute sale of those receivables. Each of RFC III and RFC IV, in turn, represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "The Pooling and Servicing Agreement Generally--Representations and Warranties" in this prospectus.

         Prior to the substitution date, Centurion took steps under the Uniform Commercial Code to perfect the trustee's interest in the receivables. After the substitution date, each of Centurion and FSB takes steps under the UCC to perfect the interests of RFC III and RFC IV, respectively, in the receivables. Each of RFC III and RFC IV, in turn, takes steps under the UCC to perfect the trustee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

         Prior to the substitution date, Centurion represented, warranted, and covenanted that its transfer of receivables to the trustee was perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. After the substitution date, each of Centurion, FSB, RFC III, and RFC IV represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

         o a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

         o a tax, governmental, or other nonconsensual lien that attaches to the property of Centurion, FSB, RFC III, or RFC IV could have priority over the interest of the trustee in the receivables;

         o the administrative expenses of a conservator, receiver, or bankruptcy trustee for Centurion, FSB, or TRS could be paid from collections on the receivables before certificateholders receive any payments; and

         o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by TRS and commingled with other funds.

         Prior to the substitution date, Centurion transferred receivables to Credco, which in turn transferred receivables to RFC II, which then transferred receivables to the trustee. Although the agreements that effected these transfers remain in place and although RFC II is still a transferor under the pooling and servicing agreement, the parties do not expect that future transfers of receivables will be made in this manner. No assurance can be given, however, that this expectation will not change or that the parties will not resume such transfers of receivables. If this were to occur, risks similar to those described above would exist with respect to these parties and these transfers, and payments to you could be delayed or reduced for similar reasons.

         REGULATORY ACTION OR THE CONSERVATORSHIP, RECEIVERSHIP, OR BANKRUPTCY OF CENTURION, FSB, TRS, OR THEIR AFFILIATES COULD RESULT IN ACCELERATED, DELAYED, OR REDUCED PAYMENTS TO YOU.

         Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial

         Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.

         Prior to the substitution date, Centurion treated its transfer of receivables to the trustee as a sale for accounting purposes. After the substitution date, each of Centurion and FSB treats its transfer of receivables as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer,
         (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The transfers of receivables by Centurion and FSB, and the related purchase agreements, are intended to satisfy all of these conditions.

         If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB, payments to you could be delayed or reduced.

         Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB, you could suffer a loss on your investment if (i) the related purchase agreement, the pooling and servicing agreement, or the transfer of receivables by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,
         (iii) the FDIC were to request a stay of any action by the trustee to enforce the related purchase agreement, the pooling and servicing agreement, or the certificates, or (iv) the FDIC were to repudiate other parts of the related purchase agreement, the pooling and servicing agreement, or other transaction documents.

         RFC III is a wholly-owned subsidiary of Centurion, and RFC IV is a wholly-owned subsidiary of FSB. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to Centurion and FSB but to their subsidiaries as well. If RFC III or RFC IV were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC's rights and powers under the FDIA extend to RFC III and RFC IV and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the pooling and servicing agreement. If the FDIC were to take this position, payments to you could be delayed or reduced.

         In addition, if Centurion or FSB entered conservatorship or receivership, the FDIC could exercise control over the receivables or the other assets of RFC III or RFC IV on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that --

         o the assets of RFC III or RFC IV (including the receivables) constitute assets of Centurion or FSB available for liquidation and distribution by its conservator or receiver;

         o RFC III or RFC IV and its assets (including the receivables) should be substantively consolidated with Centurion or FSB and its assets; or

         o the FDIC's control over the receivables is necessary for Centurion or FSB to reorganize or to protect the public interest.

         If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

         If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that--

         o RFC III or RFC IV and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

         o the receivables are necessary for TRS or any of its affiliates to reorganize.

         If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. If TRS or any of its affiliates were to enter bankruptcy, moreover, the trustee and the certificateholders could be prohibited from taking any action to enforce the pooling and servicing agreement or any other transaction document against TRS or those affiliates without the permission of the bankruptcy court.

         Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion or FSB has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the certificates.

         In addition, regardless of the terms of the pooling and servicing agreement or any other transaction document, and regardless of the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Centurion or FSB or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power (i) to prevent or require the commencement of an early amortization period or a rapid accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, a bankruptcy court (i) could prevent the appointment of a successor servicer or administrator or (ii) could authorize TRS to stop servicing the receivables or providing administrative services for RFC III or RFC IV. If any of these events were to occur, payments to you could be delayed or reduced.

         Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a purchase agreement, the pooling and servicing agreement, or any other transaction document were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority.

         Prior to the substitution date, Centurion transferred receivables to Credco, which in turn transferred receivables to RFC II, which then transferred receivables to the trustee. Although the agreements that effected these transfers remain in place and although RFC II is still a transferor under the pooling and servicing agreement, the parties do not expect that future transfers of receivables will be made in this manner. No assurance can be given, however, that this expectation will not change or that the parties will not resume such transfers of receivables. If this were to occur, risks similar to those described above would exist with respect to these parties and these transfers, and payments to you could be delayed or reduced for similar reasons.

         CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS.

         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer's ability to collect the receivables or Centurion's or FSB's ability to maintain previous levels of finance charges or fees.

         Each of the transferors, Centurion and FSB makes representations and warranties about its compliance with legal requirements. Each of the transferors also makes certain representations and warranties in the pooling and servicing agreement about the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the transferors or the servicer, as the case may be, must accept reassignment of receivables affected by the breach.

         Receivables also may be written off as uncollectible if a debtor seeks relief under federal or state bankruptcy laws. This could result in a loss of available funds to pay the certificateholders. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

         PAYMENT PATTERNS OF ACCOUNT HOLDERS MAY NOT BE CONSISTENT OVER TIME AND VARIATIONS IN THESE PAYMENT PATTERNS MAY RESULT IN REDUCED PAYMENT OF PRINCIPAL, OR RECEIPT OF PAYMENT OF PRINCIPAL EARLIER OR LATER THAN EXPECTED.

         The receivables may be paid at any time. We cannot assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of account holder payments will occur. The timing of the payment of principal on your certificates may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to an account owner, a transferor or the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay-out event for one or more series. If a pay-out event occurs for your series, you could receive payment of principal sooner than expected. Centurion's and FSB's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables.

         In addition to other factors discussed elsewhere in this "Risk Factors" section, changes in finance charges can alter the monthly payment rates of accountholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or an accumulation period.

         One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early payment of your certificates.

         THE ACCOUNT OWNERS MAY NOT BE ABLE TO GENERATE NEW
         RECEIVABLES, OR THE TRANSFERORS MAY NOT BE ABLE TO DESIGNATE NEW ACCOUNTS TO THE TRUST WHEN REQUIRED BY THE POOLING AND SERVICING AGREEMENT. THIS COULD RESULT IN AN ACCELERATION OF OR REDUCTION ON PAYMENTS ON YOUR CERTIFICATES.

         The trust's ability to make payments on the certificates will be impaired if sufficient new receivables are not generated by Centurion or FSB, as applicable. We do not guarantee that new receivables will be created, that any receivables will be added to the trust or that receivables will be repaid at a particular time or with a particular pattern.

         The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level. If the level of principal receivables does fall below the required level, an early payment of your certificates could occur. To maintain the level of principal receivables in the trust, the transferors periodically add receivables through the designation of additional accounts for inclusion in the trust. There is no guarantee that the transferors will have enough receivables to add to the trust. If the transferors are not able to add additional accounts when required, an early payment of your certificates will occur.

         See "Maturity Considerations" in the accompanying prospectus supplement.

         SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS CAN AFFECT CREDIT CARD PAYMENTS AND MAY CAUSE A DELAY IN OR DEFAULT ON
         PAYMENTS.

         Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitudes towards incurring debt, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series.

         The acts of terrorism which occurred in the United States on September 11, 2001 had a significant impact on the overall economy in the United States, including declines in corporate travel and entertainment spending and consumer travel since September 11, 2001. The ongoing effect of these events and of other terrorist acts on the U.S. economy and consumer spending is unclear. We cannot predict how these or other factors will affect credit card use, payment patterns and remittance practices. Political and military actions in response to these events and other terrorist acts and the impact of those actions on credit card use, payment patterns and remittance practices are also unclear. In addition, existing and future legislation may affect the incurrence of consumer debt and payment of credit card balances. In particular, the Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act.

         We cannot predict how any of these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the certificates of such series.

         COMPETITION IN THE CREDIT CARD INDUSTRY MAY RESULT IN A DECLINE IN CENTURION'S OR FSB'S ABILITY TO GENERATE NEW RECEIVABLES. THIS MAY RESULT IN THE PAYMENT OF PRINCIPAL EARLIER OR LATER THAN THE EXPECTED FINAL PAYMENT DATE, OR IN REDUCED AMOUNTS.

         The credit card industry is highly competitive. The credit card programs operated by American Express and its affiliates face substantial and increasingly intense competition from other financial institutions that have VISA(R)* and MasterCard(R)* credit card programs, such as MBNA, Citigroup and Bank of America. As a network, TRS also faces intense competition from card systems like VISA, MasterCard, Diners Club(R), Morgan Stanley Dean Witter & Co.'s Discover(R)/ NOVUS(R) Network and JCB.

         Competition also exists from businesses that issue their own cards or extend credit in other ways to their customers, such as retailers and airline associations. In addition, many United States banks issue credit cards which have an annual fee in addition to interest charges where permitted by state law while issuers of the Discover Card on the Discover/NOVUS Network, as well as many issuers of VISA and MasterCard cards generally charge no annual fee.

         Card issuers compete with each other by offering a variety of products and services, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional rates and co-branded arrangements with partners that offer benefits to cardholders.

---------------
* VISA(R) and MasterCard(R) are federally registered trademarks of VISA U.S.A., Inc. and MasterCard International Incorporated, respectively.

         Recently, mergers and consolidations of banking and financial services companies and credit card portfolio acquisitions by major issuers have produced larger card issuers which compete with greater resources, economies of scale and potential brand recognition. Consequently, a smaller number of dominant issuers has emerged. There has also been an increased use of debit cards for point of sale purchases as many banks have replaced traditional ATM cards with general purpose debit cards bearing a VISA or MasterCard logo. Some bank debit cards also offer reward programs and other benefits.

         The principal competitive factors that affect the card business of American Express and its affiliates are:

         o the quality of the services and products, including rewards programs, provided to cardmembers;

         o the number, spending habits and credit performance of cardmembers;

         o the quantity and quality of businesses that accept the card;

         o  the cost of cards to cardmembers;

         o  the payment terms available to cardmembers;

         o the number and quality of other payment instruments available to cardmembers;

         o the nature and quality of expense management data capture and reporting capability;

         o  the success of targeted marketing and promotion programs;

         o  reputation and brand recognition; and

         o the ability of issuers to implement operational and cost efficiencies.

         The competitive nature of the credit card industry may result in a reduced amounts of finance charge receivables collected and available to pay interest on the certificates. This competition also may affect Centurion's and FSB's ability to originate new accounts and generate new receivables. Such events could cause a pay-out event to occur and an early payment of your certificates.

         See "Description of the Certificates--Pay-Out Events and
         Reinvestment Events" in this prospectus.

         CENTURION AND FSB MAY CHANGE THE TERMS OF THE CREDIT CARD ACCOUNTS IN A WAY THAT REDUCES OR SLOWS COLLECTIONS. THESE CHANGES MAY RESULT IN REDUCED, ACCELERATED OR DELAYED
         PAYMENTS TO YOU.

         As owners of the accounts, Centurion and FSB retain the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment). A pay-out event could occur if Centurion or FSB, as applicable, reduced the finance charges and other fees it charges, and a corresponding decrease in finance charges resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than expected.

         Neither Centurion nor FSB will reduce the interest rate it charges on the receivables or other fees if that action would result in a pay-out event, unless it is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis, based on its good faith assessment of its business competition.

         Neither Centurion nor FSB has restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause Centurion or FSB, as applicable, to change credit card account terms.

         CREDIT CARD RATES MAY DECLINE WITHOUT A CORRESPONDING CHANGE IN THE AMOUNTS NEEDED TO PAY THE CERTIFICATES, WHICH COULD RESULT IN A DELAY OR REDUCTION IN PAYMENTS OF YOUR
         CERTIFICATES.

         Some accounts may have finance charges set at variable rate based on a designated index (for example, the prime rate). A series or class of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

         IF THE RATINGS OF THE CERTIFICATES ARE LOWERED OR WITHDRAWN, THEIR MARKET VALUE COULD DECREASE.

         The initial rating of a certificate addresses the likelihood of the payment of interest on that certificate when due and the ultimate payment of principal of that certificate by its legal maturity date.

         The ratings do not address the likelihood of the payment of principal of a certificate on its expected final payment date. In addition, the ratings do not address the likelihood of early payment or acceleration of a certificate, which could be caused by a pay-out event.

         The ratings of the certificates are not a recommendation to buy, hold or sell the certificates. The ratings of the certificates may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the certificates could decrease if the ratings are lowered or withdrawn.

         ISSUANCES OF ADDITIONAL SERIES BY THE TRUST MAY ADVERSELY AFFECT YOUR CERTIFICATES.

         The trust is a master trust that has issued other series of certificates and is expected to issue additional series from time to time. All such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its earlier rating. Nevertheless, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

         The owners of the certificates of any new series will have voting rights that will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

         See "The Pooling and Servicing Agreement Generally--Groups of Series" in this prospectus.

         ADDITION OF ACCOUNTS TO THE TRUST MAY DECREASE THE CREDIT QUALITY OF THE ASSETS SECURING THE REPAYMENT OF YOUR
         CERTIFICATES. IF THIS OCCURS, YOUR RECEIPT OF PAYMENTS OF PRINCIPAL AND INTEREST MAY BE REDUCED, DELAYED OR
         ACCELERATED.

         The assets of the trust change every day. The transferors may choose, or may be required, to add receivables to the trust. The accounts from which these receivables arise may have different terms and conditions from the accounts already designated to the trust. For example, the new accounts may have higher or lower fees or interest rates or different payment terms. We cannot guarantee that new accounts will be of the same credit quality as the accounts currently or historically designated to the trust. If the credit quality of the assets in the trust were to deteriorate, the trust's ability to make payments on the certificates could be adversely affected. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus.

         ANY AMOUNTS IN A PREFUNDING ACCOUNT THAT ARE NOT INVESTED IN RECEIVABLES MAY RESULT IN AN EARLY RETURN OF PRINCIPAL AND MAY CREATE A REINVESTMENT RISK FOR YOU.

         The transferors may, in connection with any series, create a prefunding account and deposit a portion of the proceeds of the series into the account. Moneys in the account will be invested in additional principal receivables. Any money in the prefunding account not used by a specific date, however, must be paid to the holders of the certificates of that series. This payment will result in an early return of principal. In such an event, the transferors do not expect to pay a prepayment penalty or premium.

         If you receive an early payment of principal at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds in a comparable security with an effective interest rate equivalent to that of your certificates.

                                USE OF PROCEEDS

   The net proceeds from the sale of the asset backed certificates of any series offered hereby, before the deduction of expenses, will be paid to the transferors. Unless otherwise specified in the related prospectus supplement, RFC III will use these proceeds to purchase additional receivables from Centurion or for its general company purposes, including repayment of loans made from time to time by Centurion to RFC III and RFC IV will use these proceeds to purchase additional receivables from FSB or for its general company purposes, including repayment of loans made from time to time by FSB to RFC IV. Each of Centurion and FSB will use such amounts received from RFC III or RFC IV, respectively, for general corporate purposes.

                                   THE TRUST

   American Express Credit Account Master Trust was formed in 1996 pursuant to a pooling and servicing agreement. This pooling and servicing agreement, as amended and restated as of April 16, 2004, is among American Express Travel Related Services Company, Inc., or TRS, as servicer, RFC II, RFC III and RFC IV, as transferors, and The Bank of New York, as trustee.

   As permitted by the pooling and servicing agreement, the pooling and servicing agreement was amended and restated as of April 16, 2004 (the "substitution date") to substitute RFC III as transferor in place of Centurion. In addition, the pooling and servicing agreement was amended to designate FSB as an account owner and RFC IV as a transferor. Pursuant to the pooling and servicing agreement, RFC III and RFC IV have assumed the obligations of a transferor of the trust. RFC II remains as a transferor and TRS remains as the servicer.

   At the time of such substitution and amendment, Centurion entered into a purchase agreement with RFC III and FSB entered into a purchase agreement with RFC IV. Under the purchase agreements, each of Centurion and FSB sold its existing right, title and interest in, and on an ongoing basis will sell, the receivables in the designated accounts to RFC III and RFC IV, respectively. RFC III and RFC IV, as transferors under the pooling and servicing agreement, in turn transfer the receivables to the trust.

   The trust, as a master trust, previously has issued other series of asset backed certificates and expects to issue additional series from time to time.

   The trust's activities are limited to:

   o acquiring and holding the receivables and the other trust assets and the proceeds from these assets;

   o  issuing certificates;

   o  making payments on the certificates; and

   o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

   Consequently, the trust does not and is not expected to have any source of capital resources other than the trust assets. The trust is formed under and administered in accordance with the laws of the State of New York.

   Each transferor, being Centurion and RFC II prior to the substitution date and being RFC II, RFC III and RFC IV and any additional transferor on and after the substituton date, has conveyed and will convey to the trust, without recourse, its interest in all receivables arising under the portfolio of accounts in the trust. The receivables consist of all amounts charged by account holders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees, Issuer Rate Fees, and any other fees and charges billed on the accounts from time to time, collectively called finance charge receivables.

   The trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of the receivables, all monies and other property on deposit in certain accounts maintained for the benefit of the certificateholders and Recoveries (net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, participation interests and related property conveyed to the trustee pursuant to an assignment, the right to receive Issuer Rate Fees attributed to the receivables, all monies on deposit in the Collection Account, the Special Funding Account and in certain accounts maintained for the benefit of the certificateholders, any series enhancements, and all of each transferor's legal rights and remedies under the purchase agreements.

   The pooling and servicing agreement provides that, subject to certain limitations and conditions, trust assets may also include participation interests in receivables. Pursuant to the pooling and servicing agreement, a transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible accounts to be included as accounts and to transfer to the trust all receivables of such additional accounts, whether such receivables are then existing or thereafter created, or to transfer to the trust participations in receivables instead. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus.

   A transferor also has the right (subject to certain limitations and conditions) to require the trustee to reconvey all receivables in accounts designated by that transferor for removal, whether such receivables are then existing or thereafter created. Once an account is removed, receivables existing under that account are not transferred to the trust. See "The Pooling and Servicing Agreement Generally--Removal of Accounts" in this prospectus.

   Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated on the Initial Cut-Off Date plus any Additional Accounts minus any accounts that have been removed. With respect to each series of certificates issued by the trust, the transferors will represent and warrant that, as of the related selection dates, such receivables meet certain eligibility requirements.

   The accompanying prospectus supplement will provide certain information about the trust portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the accounts and the average thereof, the range of credit limits of the accounts and the average thereof, the range of ages of the accounts and the average thereof, and delinquency statistics relating to the accounts.

               CENTURION'S AND FSB'S REVOLVING CREDIT BUSINESSES

GENERAL

   The receivables transferred to the trust are certain receivables generated from transactions made by persons who are holders of consumer American Express revolving credit card accounts issued by Centurion or FSB, whether branded "Optima" Card accounts, "Blue" from American Express or otherwise, Optima Line of Credit accounts and Sign & Travel/Extended Payment Option revolving credit accounts or features. Cards issued by Centurion and FSB are currently accepted worldwide, and may be used for the purchase of merchandise and services. The Sign & Travel/Extended Payment Option is currently available only to holders of American Express Card, American Express Gold Card, Platinum Card and Centurion Card accounts. Extended Payment Option is also available to certain corporate account holders, and, in the future, Sign & Travel may also be available to these account holders. The consumer American Express credit card accounts, Optima Line of Credit accounts and the Sign & Travel/Extended Payment Option accounts are owned by Centurion and are serviced by Centurion or FSB.

   Subject to certain conditions, the transferors may convey to the trust receivables arising in charge or credit accounts or other charge or credit products that may be of a type not currently included as accounts. Such accounts and products may be originated, underwritten, used or collected in a different manner than the accounts described below and may differ with respect to loss and delinquency experience, revenue experience and historical payment rates. Such accounts and products may also have different terms than the accounts described below and may be subject to different servicing, charge-off and collection practices. Consequently, the addition to the trust of receivables arising in such accounts or from such products could have the effect of reducing the Portfolio Yield.

   American Express Credit Card Accounts. The American Express credit card accounts are accessed primarily by use of the credit cards and may be used to purchase merchandise and services from participating service establishments, to transfer balances from other credit accounts or to obtain cash advances through check access or from automated teller machines. The American Express credit card account was first offered in early 1987 and branded as the "Optima Card." American Express credit card accounts originated by Centurion and FSB are primarily generated by direct mail solicitations, telemarketing to prospects and Internet channels. Offers are made to existing cardmembers having a credit history with a charge card account and to non-cardmembers. In addition, Centurion and FSB offer American Express credit card accounts that are originated under affinity or co-branded programs between one of the issuing American Express banks and certain unaffiliated entities. Centurion and FSB also distribute unsolicited or "Take-One" applications and runs print advertisements and radio and television advertisements for American Express credit card accounts and has a toll free telephone number for requests for information and applications. Receivables are also generated by soliciting the transfer of account balances from competitors' accounts.

   Optima Line of Credit Accounts. The Optima Line of Credit account is an unsecured revolving line of credit. Currently, new customers are not being enrolled in this product. The Optima Line of Credit accounts may be accessed by writing a check supplied to cardmembers, by using a loan activator check available only to make payments on outstanding balances on the customer's charge card account, or to obtain cash from automatic teller machines. The predecessor to the Optima Line of Credit account was established in 1985. The Optima Line of Credit accounts were principally generated through (i) applications mailed directly to existing cardmembers, (ii) direct mail solicitations to existing or prospective cardmembers for accounts on a pre-approved credit basis and (iii) with respect to certain Optima Line of Credit accounts, purchases of accounts from other financial institutions providing lines of credit to cardmembers.

   Sign & Travel/Extended Payment Option Accounts. The Sign & Travel/Extended Payment Option accounts are features currently associated with charge card accounts. Prior to 1994, all cardmembers had access to Sign & Travel accounts. Since 1994, only qualified cardmembers who have been charge card account holders in good standing, usually for at least one year, have been invited to obtain a Sign & Travel account. A cardmember may use the Sign & Travel account for certain travel-related purchases and may access the Sign & Travel account by indicating to the travel product merchant or to TRS the preference to have such travel items billed to the Sign & Travel account. In addition, all foreign charges will automatically be billed to the Sign & Travel account. In addition, selected cardmembers are invited to enroll in the Sign & Travel Express service that automatically bills eligible travel purchases to the cardmember's Sign & Travel Account. Selected cardmembers may also use this feature to repay over time certain other designated charges. Currently this capability is offered only with respect to merchandise purchases on the charge card account above a designated amount, usually $200. This feature is referred to as the "Extended Payment Option." The predecessor to the Sign & Travel account was established in 1965 as a closed-end credit account and was changed to an open-end credit account in 1983.

   Over a period of time, beginning in the later half of 1998, some Sign & Travel/Extended Payment Option accounts became a feature of a multi-functional product offered by Centurion. This product combines the charge card and extended payment options. It consists of a pay-in-full feature for purchasing merchandise and one or more interest-bearing revolving credit features including the Sign & Travel/Extended Payment Option. It is anticipated that, in addition to the receivables generated by the Sign & Travel/Extended Payment Option accounts, the receivables generated by such other revolving credit features may, in the future, be conveyed to the trust. This conversion may continue in the future.

UNDERWRITING AND AUTHORIZATION PROCEDURES

   American Express Credit Card Accounts. Centurion and FSB use two types of approval processes in determining whether to open an American Express credit card account: the "pre-screened process" and the "full application process." The pre-screened process involves determining in advance that a person will qualify for an American Express credit card account. The applicable issuing bank determines the minimum credit criteria required for a consumer to receive an offer. These criteria were developed from proprietary risk models and commercially available risk evaluation scores. Credit bureaus provide Centurion and FSB with the credit attributes, scores, and encrypted names and addresses of persons passing the minimum criteria. Centurion and FSB then screen out persons with prior American Express delinquencies and incidents of fraud, and use proprietary risk and response modeling to finalize the solicitation pool. Centurion may also determine the eligibility of such persons to receive an offer based on such person's activities (e.g., membership in a rewards program, holding credit cards, magazine or newspaper subscriptions, and college enrollment). Additional screening is conducted on applicants who reply to pre-screened offers.

   The full application process is used for evaluation of unsolicited and non-pre-screened applications. The primary sources of these applications are the "inbound" telemarketing program that features a toll-free telephone number, Internet channels and, on a limited basis, direct mail and the American Express "Take One" boxes located in a variety of public establishments. The full application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior American Express delinquencies and incidents of fraud, and verifying that the information on the application is both accurate and provided by the true applicant.

   In addition to the credit review performed in connection with origination of accounts, Centurion and FSB have established credit authorization procedures applicable to American Express credit card account utilizations. Utilizations of such American Express credit card accounts are subject to authorization at the time of such utilization based upon the cardmember's past spending and payment activity, experience with other creditors and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts and charges to non-current accounts, are subject to closer credit scrutiny. The credit limits for American Express credit card accounts generally range from $500 to $15,000, although the credit limits applicable to certain American Express credit card accounts may be as high as $100,000.

   Optima Line of Credit Accounts. Optima Line of Credit accounts are no longer actively solicited. They had been underwritten pursuant to procedures similar to those for American Express credit card accounts. Authorization based on cardmembers' past spending and payment behavior and personal resources occurs at the time of utilization.

   Sign & Travel/Extended Payment Option Accounts. Centurion or FSB, as appropriate, extends the right to access a Sign & Travel/Extended Payment Option account to qualified cardmembers after they have been charge card account holders in good standing for one year. There is no preset spending limit on these accounts. However, utilizations of the Sign & Travel/Extended Payment Option account are subject to approval through a credit authorization process similar to credit authorization procedures applicable to the American Express credit card account.

BILLING AND PAYMENTS

   The accounts owned by Centurion and FSB have various billing and payment structures, including various annual fees and monthly finance charges. Each account holder is subject to an agreement governing the terms and conditions of the American Express credit card account, the Optima Line of Credit account and the Sign & Travel/Extended Payment Option, as applicable. Pursuant to each such agreement, Centurion or FSB, as applicable, reserves the right to add, change or terminate any terms, conditions, services or features of the account (including increasing or decreasing monthly finance charges, fees or minimum payments or changing the order in which payments made by account holders will be applied to satisfy amounts owing by account holders). Such changes are subject to the requirements of applicable laws and to certain limitations in the pooling and servicing agreement described herein. Any announced increase in the formula used to calculate the annual percentage rate, or

APR, or other change making the terms of an account more stringent, generally becomes effective on a designated future date.

   American Express Credit Card Accounts. Generally, an American Express credit card account holder is charged (i) an annual fee of $0.00 to $135.00,
(ii) finance charges on merchandise and services purchased and on cash advances based on variable APRs equal to the prime rate as published in The Wall Street Journal plus a spread ranging from 1.99% to 12.99%, depending on the cardmember's tenure, spending and payment patterns and type of product (and a fixed default rate of up to 23.99%) (some products have fixed standard APRs currently ranging from 9.99% - 15.99%), (iii) amounts payable for certain uses of the American Express credit card, including the standard network fee of 3% on cash advances obtained through an automated teller machine, with a $5.00 minimum charge, and a 1% fee for obtaining American Express Travelers Cheques, and (iv) if applicable, insufficient funds fees, late fees, overlimit fees and other fees. American Express credit card accounts are billed on a cycle basis. Generally, American Express credit card account holders must make a minimum payment equal to the greater of (a) $15 or, if the balance is less than $15, such balance, (b) 1/50th of the new balance, plus any amount which is past due, or (c) current billed finance charges. Payments on the American Express credit card accounts are currently generally applied, in order of application, to balances in respect of finance charges and fees, cash advances, and merchandise and services. Certain introductory APRs are also made available to cardholders with select acquisition promotions.

   Optima Line of Credit Accounts. Billing and payment for Optima Line of Credit accounts are the same as for credit card accounts as described immediately above.

   Sign & Travel/Extended Payment Option Accounts. There are no annual fee or other fees imposed for the use of the Sign & Travel/Extended Payment Option accounts except for a monthly finance charge, based on an APR, on the outstanding balance on the Sign & Travel/Extended Payment Option accounts. The APR for the Sign & Travel/Extended Payment Option account balances is a variable rate equal to the prime rate plus 9.99%. Sign & Travel/Extended Payment Option accounts not in good standing are assessed interest at a fixed APR of 23.99%. The Sign & Travel/Extended Payment Option accounts are billed on a cycle basis at the same time as the obligor's charge card account. Generally, Sign & Travel/Extended Payment Option account holders must make a monthly minimum payment equal to the greater of (a) $20.00 or, if the balance is less than $20.00, such balance, (b) 1/50th of the new balance or (c) current billed finance charges, plus any amount which is past due. Currently, payments made on the charge card or Sign & Travel/Extended Payment Option accounts are generally applied first, to past due Sign & Travel/ Extended Payment Option account balances, second, to past due charge card account balances, third, to current Sign & Travel/Extended Payment Option account minimum payments, fourth, to current charge card account balances, and finally, to outstanding Sign & Travel/Extended Payment Option account balances. Each minimum monthly payment is applied first to finance charges and then to the appropriate principal balance designated in the preceding sentence. After the incorporation of a Sign & Travel/Extended Payment Option Accounts into the multifunctional product referred to under "--General--Sign & Travel/Extended Payment Option Accounts" above, it is expected that payments made on such product shall be applied first to the pay-in-full feature, and then to the revolving features. It is expected that the lower rate-bearing features will be paid off prior to the higher rate-bearing features.

COLLECTION EFFORTS

   Efforts to collect delinquent American Express credit card accounts, Optima Line of Credit accounts and Sign & Travel/Extended Payment Option accounts are made by the appropriate issuing bank, TRS and collection agencies and attorneys retained by such issuing bank. Under current practice, Centurion and FSB include a request for payment of overdue amounts on all billing statements upon delinquency. Centurion uses its proprietary risk evaluation systems to determine the appropriate collection strategy. Account holders that are considered a high risk may be contacted by either a letter or a telephone call when the account becomes delinquent or sooner based on a number of factors, including the account holder's tenure and the amount owed in relation to prior spending and payment behavior. An account is generally considered to be delinquent if the minimum payment specified in the account holder's most recent billing statement is not received by the next statement cycle date. If it is determined that the account holder is unable to pay the outstanding balance, the account is "pre-empted"--i.e., the card is cancelled, credit privileges are revoked, and more intensive collection action is initiated. For all other account holders, credit privileges are generally cancelled no later than 90 days from initial billing. For both the pre-empted accounts and those reaching the 90-day status, attorney demand letters may also be sent. If an account remains delinquent, it may be sent to collection agencies who continue with telephone calls, letters and telegrams. Legal action may be instituted. Centurion and FSB, respectively, may enter into arrangements with account holders to extend or otherwise change payment schedules to maximize collections. In the future, each of the Centurion and FSB may sell its rights to certain collections to its affiliates or collection agencies.

   Generally, it is Centurion's and FSB's practices to cause the receivables in an account to be charged off no later than the date on which such account becomes six contractual payments past due (i.e., approximately 180 days from initial billing), although charge-offs may be made earlier in some circumstances, such as confirmed bankruptcies. The credit evaluation, servicing, charge-off and collection practices of Centurion and FSB may change over time in accordance with its business judgment and applicable law.

ISSUER RATE FEES

   Centurion and FSB receive certain fees (referred to in this prospectus and the accompanying prospectus supplement as "Issuer Rate Fees") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing account holders. Issuer Rate Fees earned by issuing banks in connection with account holder charges for merchandise and services are collected by the American Express system. These Issuer Rate Fees are similar in concept to interchange fees that are received by issuing banks in transactions on bank-card networks. TRS may from time to time change the amount of Issuer Rate Fees. Issuer Rate Fees payable to Centurion and FSB will be allocated and sold to RFC III and RFC IV, respectively, for each month in an amount equal to the sum of:

   o  the product of:

      o the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on credit accounts owned by Centurion or FSB, as applicable, multiplied by

   o  a fraction,

      o the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and

      o the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by

      o new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus

   o  the product of:

      o the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on charge accounts or lines of credit owned by Centurion or FSB, as applicable, multiplied by

   o  a fraction,

      o the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and

      o the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by

      o new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

This calculation represents an estimate of the actual Issuer Rate Fees payable to Centurion and FSB from time to time in respect of the receivables and may be greater or less than the actual amount of Issuer Rate Fees so payable. Each of Centurion and FSB will be required, pursuant to the terms of the related purchase agreement, to transfer to RFC III and RFC IV, respectively, and RFC III and RFC IV will in turn be required, pursuant to the terms of the pooling and servicing agreement, to transfer to the trust for the benefit of the certificateholders, these Issuer Rate Fees. Issuer Rate Fees, if any, will be included in collections of finance charge receivables pursuant to the pooling and servicing agreement for purposes of determining the amount of finance charge collections and allocating such collections and payments to the certificates. Issuer Rate Fees, if any, will also be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the trust applicable to any series of certificates.

            RFC II, RFC III, RFC IV, CREDCO, CENTURION, FSB AND TRS

RFC II

   RFC II, a transferor, was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC II, nor RFC II's board of directors, intends to change the business purpose of RFC II. RFC II's executive offices are located at World Financial Center, Room 138, 200 Vesey Street, New York, New York 10285-4405.

RFC III

   RFC III, a transferor, was formed under the laws of the State of Delaware on March 11, 2004. Its sole member is Centurion. RFC III was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Centurion, as sole member of RFC III, nor RFC III's board of directors, intends to change the business purpose of RFC III. RFC III's executive offices are located at 4315 South 2700 West, Room 1900, 02-01-50, Salt Lake City, Utah 84184.

RFC IV

   RFC IV, a transferor, was formed under the laws of the State of Delaware on March 11, 2004. Its sole member is FSB. RFC IV was formed for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither FSB, as sole member of RFC IV, nor RFC IV's board of directors, intends to change the business purpose of RFC IV. RFC IV's executive offices are located at 4315 South 2700 West, Room 1100, 02-01-56, Salt Lake City, Utah 84184.

CREDCO

   American Express Credit Corporation, or Credco, is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by TRS, Centurion and FSB and certain revolving credit account receivables generated by Centurion. Its principal office is located at One Christina Center, 301 N. Walnut Street, Wilmington, Delaware 19801.

CENTURION

   Centurion, an account owner, was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. Centurion is a wholly owned subsidiary of TRS.

   Centurion is the surviving company of a 1996 merger with an affiliated bank which was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank with respect to the accounts owned by it.

FSB

   FSB, an account owner, was chartered by the Office of Thrift Supervision under the laws of the United States of America as a federal savings bank in 2000 and received FDIC insurance in 2000. Its principal office is located at 4315 South 2700 West, Salt Lake City, Utah 84184. FSB is a wholly owned subsidiary of TRS.

   In December 2003, FSB and certain of its affiliates received OTS approval to, among other things, transfer ownership of FSB from American Express Financial Corporation to TRS, relocate its headquarters from Minneapolis, Minnesota to Salt Lake City, Utah, and amend its business plan to permit FSB to offer certain credit, charge and consumer lending products, small business loans, mortgages and mortgage-related products and a transactional Internet site. The implementation of the changes to FSB's business plan began in the first quarter of 2004 with the transfer of certain credit card and charge accounts from Centurion to FSB.

TRS

   TRS, a company incorporated under the laws ofthe State of New York on May 3, 1982, is a wholly owned subsidiary of American Express Company and the direct parent company of Centurion, FSB, RFC II and Credco. TRS, directly or through its subsidiaries, provides a variety of products and services, including the Charge Card Accounts, consumer loans, American Express(R) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS' principal office is located at World Financial Center, 200 Vesey Street, New York, New York 10285-4405.


            MERGER OR CONSOLIDATION OF A TRANSFEROR OR THE SERVICER

   The pooling and servicing agreement provides that a transferor may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless:

   (i) the surviving entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

   (ii) the surviving entity, the transferors and the trustee shall have entered into a supplement to the pooling and servicing agreement providing for the entity's assumption of the applicable transferor's obligations under the pooling and servicing agreement;

   (iii)   the applicable transferor shall have delivered to the trustee:

            (a) an officer's certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the surviving entity; and

            (b)   a Tax Opinion;

   (iv) all filings required to perfect the trustee's interest in the receivables to be conveyed by the surviving entity shall have been duly made and copies thereof shall have been delivered to the trustee;

   (v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

   (vi) if the surviving entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered notice to each Rating Agency of the transfer and assumption of such transferor's obligations by the surviving entity. If the surviving entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered the notice described above and the transferors shall have received notice that the Rating Agency Condition has been satisfied.

   Under the pooling and servicing agreement, the servicer may not consolidate with or merge into, or sell all or substantially all of its assets as an entirety to, any other entity unless, among other things:

   (i) the surviving entity is an eligible servicer under the pooling and servicing agreement;

   (ii) the surviving entity is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and

   (iii) in a supplement to the pooling and servicing agreement, the surviving entity expressly assumes the servicer's obligations under such agreement.

                    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

   The pooling and servicing agreement permits a transfer of all or a portion of a transferor's credit or charge accounts and the receivables arising thereunder. This transfer may include all (but not less than all) of the accounts and such transferor's remaining interest in the receivables arising thereunder, its interest in participations in receivables and its interest in the trust, together with all servicing functions and other obligations under the pooling and servicing agreement or relating to the transactions contemplated thereby, to another entity that may or may not be affiliated with that transferor. Pursuant to the pooling and servicing agreement, each transferor is permitted to assign, convey, and transfer these assets and obligations to such other entity, without the consent or approval or any certificateholders, if the following conditions, among others, are satisfied:

   (i) the assuming entity is organized under the laws of the United States of America, any state thereof or the District of Columbia;

   (ii) the assuming entity, the transferors and the trustee shall have entered into a supplement to the pooling and servicing agreement providing for the entity's assumption of the applicable transferor's obligations under the pooling and servicing agreement;

   (iii)   the applicable transferor shall have delivered to the trustee

            (a) an officer's certificate and an opinion of counsel regarding the enforceability of such assumption agreement against the assuming entity; and

            (b)   a Tax Opinion;

   (iv) all filings required to perfect the trustee's interest in the receivables to be conveyed by the assuming entity shall have been duly made and copies thereof shall have been delivered to the trustee;

   (v) the trustee shall have received an opinion of counsel with respect to clause (iv) above and certain other matters specified in the pooling and servicing agreement; and

   (vi) if the assuming entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered notice to each Rating Agency of the transfer and assumption of such transferor's obligations by the surviving entity. If the assuming entity is not subject to Title 11 of the United States Code, the applicable transferor shall have delivered the notice described above and the transferors shall have received notice that the Rating Agency Condition has been satisfied.

   The pooling and servicing agreement provides that the transferors, the surviving entity and the trustee may enter into amendments to that agreement to permit the transfer and assumption described above without the consent of any certificateholders. After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes hereof, and the applicable transferor will have no further liability or obligation under the pooling and servicing agreement.

                                  THE ACCOUNTS

   The receivables have arisen or will arise in certain revolving credit accounts that have been selected from the Total Portfolio, in each case, on the basis of criteria set forth in the pooling and servicing agreement. An account in the Total Portfolio must be an Eligible Account to be selected for inclusion in the portfolio of accounts, the receivables of which will be owned by the trust. The accounts include and may include all related accounts that satisfy certain conditions set forth in the pooling and servicing agreement or are originated as a result of (a) a credit or charge card being lost or stolen or (b) the conversion of an account into another type of Eligible Account.

   Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as accounts provided that the amount of principal receivables in any such account is deemed to be zero for purposes of all allocations under the pooling and servicing agreement.

   Pursuant to the pooling and servicing agreement, in certain circumstances, the transferors will be obligated (subject to certain limitations and conditions) to designate, from time to time, eligible accounts to be included as accounts, the receivables of which will ultimately be conveyed to the trust. Neither RFC III nor RFC IV owns accounts. If either RFC III or RFC IV is required to designate accounts to the trust, it may give notice of the required addition to Centurion or FSB, as applicable. Under the applicable purchase agreement, Centurion or FSB will be obligated to designate accounts as requested. In addition, Centurion or FSB, as applicable, may, with the consent of RFC III or RFC IV, as applicable, designate accounts and sell the receivables in those accounts to RFC III or RFC IV, as applicable. See "The Purchase Agreements" in this prospectus. Such accounts designated for the trust must meet the eligibility criteria set forth in the pooling and servicing agreement as of the applicable selection date. Under the pooling and servicing agreement, each transferor also has the right to convey participation interests to the trust subject to the conditions described in the pooling and servicing agreement. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus for a more detailed discussion of the circumstances and manner in which the receivables arising in Additional Accounts or participation interests will be conveyed to the trust.

   As of each date with respect to which any transferor transfers any receivables arising in Additional Accounts or participation interests, such transferor will represent and warrant to the trust that such receivables or participation interests, if any, meet the eligibility requirements set forth in the pooling and servicing agreement. See "The Pooling and Servicing Agreement Generally--Conveyance of Receivables" in this prospectus. The eligibility of accounts is assessed only on the applicable selection date, while the eligibility of receivables is assessed only on the applicable selection date (in the case of receivables then existing in Additional Accounts on such date) or as of the date of creation (in the case of new receivables arising in an account). Accordingly, there can be no assurance that all of such accounts, receivables and participation interests will continue to meet the eligibility requirements as of any subsequent date, including any subsequent series closing date.

   Subject to certain limitations and restrictions, the transferors may also designate certain accounts or participation interests, if any, for removal from the trust, in which case such participation interests or the receivables of the removed accounts will be reassigned to the transferors. Throughout the term of the trust, the receivables in the trust will consist of receivables generated under the accounts (including Additional Accounts) and participation interests, if any. Such receivables will not include the receivables generated under removed accounts or removed participation interests.

   Centurion and FSB transfer to RFC III and RFC IV, respectively, and RFC III and RFC IV in turn transfer to the trust, the Issuer Rate Fees. The Issuer Rate Fees are similar in concept to interchange fees that are received by issuing banks in transactions on bank-card networks. Pursuant to the pooling and servicing agreement, these Issuer Rate Fees are treated as collections of finance charge receivables. See "Centurion's and FSB's Revolving Credit Businesses--Issuer Rate Fees" above.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   The certificates will be issued from time to time pursuant to the pooling and servicing agreement and a related supplement substantially in the forms filed as exhibits to the registration statement of which this prospectus is a part. The trustee will provide a copy of the pooling and servicing agreement and the related supplement (without exhibits or schedules) to certificateholders on written request. The following summary describes certain terms of the pooling and servicing agreement and the related supplement and is qualified in its entirety by reference to the pooling and servicing agreement and the related supplement.

   The certificates will evidence undivided beneficial interests in the trust assets allocated to such certificates, representing the right to receive from such trust assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below. Unless otherwise stated in the related prospectus supplement, the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form.

   Payments of interest and principal will be made on each related interest payment date to the certificateholders in whose names the certificates were registered on the last day of the calendar month preceding such interest payment date, known as the record date, unless otherwise specified in the related prospectus supplement.

BOOK-ENTRY REGISTRATION

   The certificates offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form. This means that, except in the limited circumstances described in "--Definitive Certificates" below, purchasers of certificates will not be entitled to have the certificates registered in their names. Furthermore, these purchasers will not be entitled to receive physical delivery of the certificates in definitive paper form. Instead, upon issuance, all the certificates of a class will be represented by one or more fully registered permanent global certificates, without interest coupons.

   Each global certificate will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global certificate representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for purposes of the pooling and servicing agreement.

   The registration of the global certificates in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their certificates in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

   Purchasers of certificates in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for its customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of certificates in Europe may hold interests in the global certificates through Clearstream, Luxembourg or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

   Because DTC will be the only registered owner of the global certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

   As long as the certificates are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

   o the ownership interests of its participants, including the U.S. depositories; and

   o  all transfers of ownership interests between its participants.

   The participants and indirect participants, in turn, will maintain records showing:

   o the ownership interests of their customers, including indirect participants, that hold the certificates through those participants; and

   o  all transfers between these persons.

   Thus, each beneficial owner of a book-entry certificate will hold its certificate indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

   The trust, the trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining supervising or reviewing DTC's records or any participant's records relating to book-entry certificates. The trust, the trustee and their agents also will not be responsible or liable for payments made on account of the book-entry certificates.

   Until definitive certificates are issued to the beneficial owners as described under "--Definitive Certificates" in this prospectus, all references to "holders" of certificates means DTC. The trust, the trustee and any paying agent or transfer agent and registrar may treat DTC as the absolute owner of the certificates for all purposes.

   Beneficial owners of book-entry certificates should realize that the trust will make all distributions of principal and interest on the certificates to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the certificates. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

   Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of certificates under the pooling and servicing agreement, each person owning a beneficial interest in the certificates must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the trust that it will take actions under the pooling and servicing agreement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

   Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

   Beneficial owners of book-entry certificates should also realize that book-entry certificates may be more difficult to pledge because of the lack of a physical certificate. Beneficial owners may also experience delays in receiving distributions on their certificates since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

   THE DEPOSITORY TRUST COMPANY

   DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the SEC.

   CLEARSTREAM, LUXEMBOURG

   Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

   Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES

   The trust will make distributions of principal of and interest on book-entry certificates to DTC. These payments will be made in immediately available funds by the trust's paying agent, The Bank of New York, at the office of the paying agent in New York City that the trust designates for that purpose.

   In the case of principal payments, the global certificates must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

   Upon receipt of any payment of principal of or interest on a global certificate, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global certificate as shown on the records of DTC. Payments by participants to beneficial owners of book-entry certificates will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   Distributions on book-entry certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by its U.S. depository.

   Distribution on book-entry certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

   In the event definitive certificates are issued, distributions of principal of and interest on definitive certificates will be made directly to the holders of the definitive certificates in whose names the definitive certificates were registered at the close of business on the related Record Date.

   GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

   Initial settlement for the certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Such secondary market trading will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to DTC.

   Because of time-zone differences, credits to certificates in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the certificates settled during processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg customers on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of certificates by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

   Beneficial owners of book-entry certificates may exchange those certificates for definitive certificates registered in their name only if:

   o DTC is unwilling or unable to continue as depository for the global certificates or ceases to be a registered "clearing agency" and the trust is unable to find a qualified replacement for DTC;

   o the transferors, at their option, elect to terminate the book-entry system through DTC; or

   o after the occurrence of a servicer default, certificate owners evidencing not less than 50% of the unpaid outstanding principal amount of the certificates advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those certificate owners.

   If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive certificates are available. The appropriate global certificate will then be exchangeable in whole for definitive certificates in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive certificates will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the certificates. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive certificates will be recognized as the "holders" of the certificates under the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration.

INTEREST

   Interest will accrue on the certificates of a series or class offered hereby at the per year rate either specified in or determined in the manner specified in the related prospectus supplement. If the prospectus supplement for a series of certificates so provides, the interest rate and interest payment dates applicable to each certificate of that series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for such series. Except as otherwise provided in this prospectus or in the related prospectus supplement, collections of finance charge receivables and certain other amounts allocable to the series offered hereby will be used to make interest payments to certificateholders of such series on each interest payment date specified in the related prospectus supplement; provided that if an Early Amortization Period or Early Accumulation Period begins for such series, interest will thereafter be distributed to such certificateholders monthly on each Special Payment Date.

   If the interest payment dates for a series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such class) may be deposited in one or more interest funding accounts and used to make interest payments to certificateholders of such series or class on the following interest payment date. If a series has more than one class of certificates, each such class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an interest funding account will be paid to, or at the direction of, the transferors except as otherwise specified in any supplement. Interest with respect to the certificates of each series offered hereby will accrue and be calculated on the basis described in the related prospectus supplement.

PRINCIPAL

   The method for payment of principal for each series of certificates offered by this prospectus will be described in the prospectus supplement for that series. Generally, the principal for a series will be scheduled to be paid either (a) in full on an expected date specified in the related prospectus supplement, in which case such series will have a Controlled Accumulation Period as described below or (b) in installments commencing on a date specified in the related prospectus supplement, in which case such series generally will have a Controlled Amortization Period as described below. If a series has more than one class of certificates, each class may have a different method of paying principal, a different expected final payment date or a different principal commencement date. The payment of principal on the certificates of a series or class may begin earlier than the applicable expected final payment date or principal commencement date, and the final principal payment with respect to the certificates of a series or class may be made later than the applicable expected final payment date or other expected date, if a Pay-Out Event or Reinvestment Event occurs with respect to such series or class. See "Risk Factors--Payment patterns of account holders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected" in this prospectus for a description of factors that may affect the timing of principal payments on certificates.

   The certificates of each series will have a Revolving Period. During the Revolving Period, collections of principal receivables and certain other amounts otherwise allocable to the invested amount of that series will:

   o if that series is a principal sharing series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the certificateholders of other series in the same group; or

   o if that series is not a principal sharing series, be paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related prospectus supplement.

   The certificates of any series may have a Controlled Accumulation Period. During the Controlled Accumulation Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be deposited on each Distribution Date in a principal funding account established for the benefit of the certificateholders of that series and used to make principal distributions to the certificateholders of that series when due on the expected final payment date. The amount to be deposited in a principal funding account for any series on any Distribution Date may, but will not necessarily, be limited to a controlled accumulation amount specified in the related prospectus supplement. If a series has more than one class of certificates that has a Controlled Accumulation Period, each class may have a separate principal funding account and controlled accumulation amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to deposits of principal into the principal funding accounts.

   The certificates of any series may have a Controlled Amortization Period. During the Controlled Amortization Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be used on each Distribution Date to make principal distributions to any class of certificateholders then scheduled to receive those distributions. The amount to be distributed on any Distribution Date to certificateholders of any series offered by this prospectus may, but will not necessarily, be limited to a controlled amortization amount specified in the related prospectus supplement plus any existing controlled amortization amounts arising from prior Distribution Dates. If a series has more than one class of certificates that has a Controlled Amortization Period, each class may have a separate controlled amortization amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to such distributions.

   If so specified and under the conditions set forth in the related prospectus supplement for a series having a Controlled Accumulation Period, the certificates of that series may have an Early Accumulation Period. During the Early Accumulation Period for a series, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be deposited on each Distribution Date in a principal funding account and used to make distributions of principal to the certificateholders of that series on the expected final payment date. See "Series Provisions--Pay-Out Events" in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the Early Accumulation Period for a series.

   The certificates of any series may have an Early Amortization Period. During the Early Amortization Period, collections of principal receivables and certain other amounts allocable to that series (including Shared Principal Collections, if any) will be distributed monthly as principal payments to the applicable certificateholders, beginning with the first Special Payment Date. During the Early Amortization Period for a series, distributions of principal to certificateholders of that series will not be limited to any controlled accumulation amount or controlled amortization amount. In addition, upon the start of the Early Amortization Period for a series, any funds on deposit in a principal funding account for that series will be paid to the certificateholders of the relevant class or series on the first Special
Payment Date. See "Series Provisions--Pay-Out Events" in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the Early Amortization Period for a series.

   Funds on deposit in any principal funding account established for a class or series offered by this prospectus will be invested in Eligible Investments, and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a class of certificates at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the certificates on a certain date.

PAY-OUT EVENTS AND REINVESTMENT EVENTS

   The Revolving Period for a series will continue until the start of the Controlled Amortization Period or the Controlled Accumulation Period, unless a Pay-Out Event or Reinvestment Event occurs.

   A Pay-Out Event may include, but is not required to include and is not limited to:

   o certain events of bankruptcy, insolvency, liquidation, receivership, or conservatorship relating to a transferor or holder of the original transferor certificate;

   o the trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

   o a transferor's failure to make any payment or deposit on the date required in the pooling and servicing agreement (or within the applicable grace period);

   o the breach of certain other covenants, representations or warranties contained in the pooling and servicing agreement, after any applicable notice and cure period (and, if so specified in the related supplement, only to the extent that such breach has a material adverse effect on the related certificateholders);

   o the failure by the transferors to convey receivables under Additional Accounts to the trust when required by the pooling and servicing agreement;

   o a reduction in the series adjusted portfolio yield below the rates, and for the period, specified in the related prospectus supplement; and

   o  any Servicer Default occurs.

   An Early Amortization Period for a series will begin on the day on which a Pay-Out Event occurs or is deemed to occur. Monthly distributions of principal to the certificateholders of that series will begin on the Special Payment Date in the Monthly Period following the Monthly Period in which such Pay-Out Event occurred. Any amounts then on deposit in a principal funding account or an interest funding account for that series will be distributed on that first Special Payment Date to the relevant certificateholders. If a series has more than one class of certificates, each class may have different Pay-Out Events which, in the case of any series of certificates offered by this prospectus, will be described in the related prospectus supplement.

   A particular series may have no Pay-Out Events or only limited Pay-Out Events, but may have Reinvestment Events. A Reinvestment Event may include all or some of the events that constitute Pay-Out Events for other series. The Early Accumulation Period for a series will begin on the day on which a Reinvestment Event occurs or is deemed to have occurred. If a series has more than one class of certificates, each class may have different Reinvestment Events (or may only have Pay-Out Events) which, in the case of any series of certificates offered by this prospectus, will be described in the related prospectus supplement.

   In addition to the consequences of a Pay-Out Event or Reinvestment Event discussed above, if an insolvency event occurs, the transferors immediately will stop transferring principal receivables to the trust. They also will promptly notify the trustee of the insolvency event. So long as any series issued prior to April 16, 2004 is outstanding, within 15 days of the insolvency event, the trustee will publish a notice of the occurrence of such event stating that the trustee intends to sell, dispose of or otherwise liquidate the receivables unless instructions otherwise are received within a specified period from holders of more than 50% of the invested amount of each series of certificates issued and outstanding (or, for any series with two or more classes of certificates, 50% of the invested amount of each class, which may include a collateral invested amount) to the effect that such persons disapprove of the liquidation of receivables. The trustee will use its best efforts to sell, dispose of or otherwise liquidate the receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the trustee. The proceeds from the sale, disposition or liquidation or the receivables will be treated as collections on the receivables and applied as provided above and in each prospectus supplement.

   An "insolvency event" shall occur if any transferor or other holder of the original transferor certificate shall consent to or fail to object to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such transferor or other holder or of or relating to all or substantially all of such transferor's or other holder's property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such transferor or other holder a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of such transferor's or other holder's affairs; or any such transferor or other holder shall admit in writing its inability, or shall be unable, to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted against such transferor or other holder by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such person in an involuntary case under any bankruptcy, insolvency, reorganization or liquidation statute, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such transferor or other holder or for any substantial part of such transferor's or other holder's property, or for the liquidation and winding up of such transferor's or other holder's affairs and, if instituted against such transferor or other holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

   If the only Pay-Out Event or Reinvestment Event to occur with respect to any series is the bankruptcy, insolvency, liquidation receivership or conservatorship of a transferor, the trustee may not be permitted to suspend transfers of receivables to the trust, and the instructions to sell the receivables may not be given effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a Servicing Fee payable monthly. The share of the Servicing Fee allocable to each series of certificates on any Distribution Date generally will be equal to one-twelfth of the product of:

   (i)  the applicable servicing fee percentage for that series; and

   (ii) the invested amount of that series for the related Monthly Period.

   The Servicing Fee will be allocated among the transferors' interest, certificateholders of that series and, if any, the holder of the collateral interest of that series.

   The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee, paying agent, transfer agent and registrar and independent accountants.

                 THE POOLING AND SERVICING AGREEMENT GENERALLY

CONVEYANCE OF RECEIVABLES

   On the first series closing date:

   o Credco sold and assigned to RFC II, for sale and assignment by RFC II to the trust, Credco's interest in all receivables in the accounts existing at the applicable cut-off date, all Recoveries allocable to the trust, and the proceeds of all of the foregoing, and

   o the transferors at the time assigned to the trust their respective interests in the receivables in the accounts existing at the applicable cut-off date, all receivables thereafter created from time to time under the accounts, all Recoveries allocable to the trust and the proceeds of all of the foregoing.

   From time to time, RFC III and RFC IV may assign to the trust the receivables in designated Additional Accounts existing at the close of business on the applicable cut-off-date. To the extent that Credco owns any receivables arising in any designated Additional Accounts, it may assign those receivables to RFC II, and RFC II may then assign those receivables to the trust. In addition, each of RFC II, RFC III and RFC IV may assign to the trust its interest in participations, all insurance proceeds, all Recoveries allocable to the trust, and the proceeds of all of the foregoing.

REPRESENTATIONS AND WARRANTIES

   Under the pooling and servicing agreement, RFC II, RFC III and RFC IV make representations and warranties to the trust about the receivables, to the effect, among other things, that:

      (i) as of each applicable selection date, each account was an Eligible Account;

      (ii) as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable; and

      (iii) as of the date of creation of any new receivable, such receivable is an Eligible Receivable.

If a transferor materially breaches any representation and warranty described in this paragraph, and such breach remains uncured for 60 days (or such longer period as to which the servicer and the trustee agree) after the earlier to occur of the discovery of the breach by such transferor and receipt of written notice of the breach by such transferor, and the breach has a material adverse effect on the certificateholders' interest in such receivable, all of the Ineligible Receivables will be reassigned to such transferor on the terms and conditions set forth below. In such case, the account will no longer be included as an account in the trust portfolio.

   An Ineligible Receivable will be reassigned to the related transferor on or before the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of principal receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, such transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount.

   The reassignment of any Ineligible Receivable to the related transferor, and the obligation of such transferor to make deposits into the Special Funding Account as described in the preceding paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs with respect to such receivable available to the certificateholders or the trustee on behalf of the certificateholders.

   Each transferor will also make representations and warranties to the trust to the effect, among other things, that, as of each series closing date:

      (i) it is a corporation or a limited liability company, as applicable;

      (ii) it has the authority to consummate the transactions contemplated by the pooling and servicing agreement and each supplement; and

      (iii) the pooling and servicing agreement and each supplement constitute:

         (a) a valid, binding and enforceable agreement of such transferor and

         (b) a valid sale, transfer and assignment to the trust of all right, title and interest of such transferor in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in recoveries or the grant of a first-priority perfected security interest under the applicable UCC in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in Recoveries, which is effective as to each receivable then existing on such date.

   In the event of a material breach of any of the representations and warranties described in the above paragraphs that has a material adverse effect on the certificateholders' interest in the receivables or the availability of the proceeds thereof to the trust (which determination will be made without regard to whether funds are then available pursuant to any series enhancement), either the trustee or certificateholders holding certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding certificates, by written notice to the transferors and the servicer (and to the trustee if given by the certificateholders), may direct the related transferor to accept the reassignment of the receivables in the trust within 60 days of such notice, or within such longer period specified in such notice. Such transferor will be obligated to accept the reassignment of such receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

      (i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects, and

      (ii) any material adverse effect caused by such breach shall have been cured.

   The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each series in the related supplement. The payment of such reassignment price in immediately available funds will be considered a payment in full of the certificateholders' interest and such funds will be distributed upon presentation and surrender of the certificates. If the trustee or certificateholders give a notice as provided above, the obligation of the related transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of certificateholders. See "Description of the Purchase Agreements-- Representations and Warranties" in this prospectus.

   On each series closing date, the trustee will authenticate and deliver one or more certificates representing the series or class of certificates, in each case against payment to the transferors of the net proceeds of the sale of the certificates. In the case of the first series closing date, the trustee delivered the transferor certificate, representing the transferors' interest.

   In connection with each transfer of receivables to the trust, the computer records relating to such receivables will be marked to indicate that those receivables have been conveyed to the trust. In addition, the trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable cut-off date:

      (i) its account number and

      (ii) except in the case of new accounts and the list delivered on the substitution date, the aggregate amount of receivables in such account.

   The transferors, Centurion, FSB and Credco will retain and will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, as applicable. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or the trust. Each transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the trust meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables" in this prospectus.

   It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, the compliance by Credco, Centurion, FSB and the transferors of their respective representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling and servicing agreement, any supplement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and certain other components of the trust.

THE TRANSFEROR CERTIFICATES; ADDITIONAL TRANSFERORS

   The pooling and servicing agreement provides that the transferors may exchange a portion of the original transferor certificate for a Supplemental Certificate for transfer or assignment to a person designated by the transferors upon the execution and delivery of a supplement to the pooling and servicing agreement (which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement; see "--Amendments"); provided that prior to such transfer or assignment:

      (a) the Rating Agency Condition is satisfied,

      (b) each transferor shall have delivered to the trustee an officer's certificate to the effect that such transferor reasonably believes that such transfer or assignment will not, based on the facts known to such officer at the time of such certification, have an adverse effect,

      (c) the transferors shall have delivered to the trustee a Tax Opinion with respect to such transfer or assignment,

      (d) the aggregate amount of principal receivables in the trust as of the date of such transfer or assignment will be greater than the Required Minimum Principal Balance as of such date, and

      (e) the transferors or other holders of the original transferor certificate as of the date of such transfer or assignment shall have a remaining interest in the trust of not less than, in the aggregate, 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account, the principal funding account and any other similar account.

   The primary purpose for such a transfer would be to convey an interest in the original transferor certificate to another person. Any transfer or assignment of a Supplemental Certificate is subject to the condition set forth in (c) above.

   If an affiliate of the transferors owns Eligible Accounts, the receivables of which are eligible for transfer to the trust, the transferors may wish to designate such affiliate to be included as a "transferor" under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement that will not require the consent of any certificateholder; see "-- Amendments" below). In connection with the designation of an additional transferor, the transferors will surrender the transferor certificate to the trustee in exchange for a newly issued transferor certificate modified to reflect such additional transferor's interest in the Transferors' Interest; provided, however, that:

      (i) the conditions set forth in clauses (a), (c) and (e) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and transfer, and

      (ii) any applicable conditions described in "--Additions of Accounts or Participation Interests" below shall have been satisfied with respect to the transfer of receivables or participation interests by any additional transferor to the trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as a transferor, and each additional transferor generally will have the same obligations and rights as a transferor described herein.

ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS

   Under the pooling and servicing agreement, the transferors may designate from time to time Additional Accounts to be included as accounts in the trust. In connection with any such designation, the transferors will convey to the trust all of their respective interests in all receivables arising from those Additional Accounts. The conveyance by any transferor is subject to the following conditions, among others:

   o  each such Additional Account must be an Eligible Account, and

   o  except for the addition of new accounts,

         (a) the selection of the Additional Accounts is done in a manner which the relevant transferor reasonably believes will not result in an adverse effect, and

         (b) the Rating Agency Condition will have been satisfied.

   The transferors will be obligated to designate Additional Accounts (to the extent available) if the aggregate amount of principal receivables in the trust at the end of any Monthly Period is less than the Required Minimum Principal Balance as of the end of that Monthly Period. Instead of adding Additional Accounts, the transferors may convey participation interests to the trust.

   Any Additional Accounts designated to the trust will be selected from accounts owned by Centurion or FSB. Therefore, if Additional Accounts are to be designated, a transferor shall, under the applicable purchase agreement, request that Centurion or FSB, as applicable, designate accounts which qualify as Eligible Accounts to such transferor. Such transferor will then designate such accounts to the trust.

   Each Additional Account must be an Eligible Account as of the applicable selection date. Because Additional Accounts or participation interests may be created after the initial selection date and may not have been a part of Centurion's portfolio of accounts as of the initial selection date, they may not be of the same credit quality as the initial accounts. The Additional Accounts or participation interests may have been originated at a later date using credit, origination or underwriting criteria different from those which were applied to the initial accounts. Furthermore, they may have been acquired from another revolving credit issuer or entity that had different credit, origination or underwriting criteria. Consequently, the performance of such Additional Accounts or participation interests may be better or worse than the performance of the initial accounts.

REMOVAL OF ACCOUNTS

   On any day of any Monthly Period, the transferors may, but shall not be obligated to, acquire all receivables and proceeds thereof with respect to removed accounts and participation interests. The removal could occur for a number of reasons, including a determination by the transferors that the trust contains more receivables than the transferors are obligated to retain in the trust under the pooling and servicing agreement and any applicable supplements and a determination that the transferors do not desire to obtain additional financing through the trust at such time.

   The transferors are permitted to designate and require reassignment of the receivables from removed accounts and participation interests upon satisfaction of the conditions listed in the pooling and servicing agreement, including:

   o delivery by the transferors to the trustee of a computer file or microfiche list containing a true and complete list of all removed accounts, such accounts to be identified by, among other things, account number and their aggregate amount of receivables;

   o the delivery by each transferor to the trustee of an officer's certificate to the effect that, in the reasonable belief of such transferor,

         (i) no selection procedure believed by such transferor to be materially adverse to, or materially beneficial to, the interests of the certificateholders or such transferor was utilized in removing the removed accounts from among any pool of accounts of a similar type,

         (ii) such removal will not have an adverse effect, and

         (iii) such removal will not result in the occurrence of a Pay-Out Event or a Reinvestment Event;

   o at least eight Business Days prior to the removal, the transferors shall have delivered written notice of the removal to each Rating Agency and the trustee; and

   o the Rating Agency Condition shall have been satisfied with respect to such removal.

   In addition, the transferors' designation of any account as a removed account shall be random, unless the removed accounts are accounts (i) originated or acquired under a specific affinity agreement, private label agreement, merchant agreement, co-branding agreement or other program which is co-owned, operated or promoted, provided that such agreement has terminated in accordance with the terms therein or (ii) being removed due to other circumstances caused by requirements of agreements in which the right to such removed accounts or control thereof is determined by a party or parties to such agreements other than the transferors, any affiliate of the transferors or any agent of the transferors.

DISCOUNT OPTION

   The pooling and servicing agreement provides that the transferors may at any time and from time to time designate a fixed or variable percentage, known as the discount percentage, of the amount of principal receivables existing and arising in all or any specified portion of the accounts on and after the date such designation becomes effective to be treated as finance charge receivables, which will be called discount receivables. Although there can be no assurance that the transferors will do so, such designation may occur because the transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the receivables to cover interest and other amounts due and payable from collections of finance charge receivables or to avoid the occurrence of a Pay-Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of accounts in the trust, if the related supplement provides for such a Pay-Out Event or Reinvestment Event. The existence of discount receivables will result in an increase in the amount of collections of finance charge receivables, a reduction in the balance of principal receivables outstanding and a reduction in the Transferor Amount.

   After any such designation, pursuant to the pooling and servicing agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the percentage of receivables subject to such designation. The transferors must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of Series Enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if

   o each transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

   o the Rating Agency Condition is satisfied with respect to such designation or increase, reduction or withdrawal, and

   o only in the case of a reduction or withdrawal of the discount percentage, the transferors will have

         (i) delivered to the trustee an opinion of counsel to the effect that such reduction of the percentage of discount receivables will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at the time of their issuance and

         (ii) in certain circumstances, obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

   On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of:

   o  the discount percentage then in effect, and

   o collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be principal receivables,

will be deemed collections of finance charge receivables and will be applied accordingly, unless otherwise provided in the related prospectus supplement.

   On the first series closing date, the transferors at the time designated an initial discount percentage equal to 2.0%. As of the close of business on March 26, 2004, the transferors reduced the discount percentage to 0.0%. Any increase, reduction or withdrawal of such discount percentage will be made in accordance with the conditions described in the preceding paragraphs.

PREMIUM OPTION

   The pooling and servicing agreement provides that the transferors may at any time and from time to time designate a specified fixed or variable percentage, known as the premium percentage, of the amount of finance charge receivables existing arising in all or any specified portion of the accounts existing on and after the date such designation becomes effective to be treated as principal receivables, which will be called premium receivables. Although there can be no assurance that the transferors will exercise the option to designate premium receivables, the transferors may do so if, among other things, the transferors determine that the exercise of such option is needed to cover shortfalls of the principal receivables available to make scheduled principal payments on the certificates or scheduled deposits into the principal funding account, as applicable, or to avoid the occurrence of a Pay-Out Event or a Reinvestment Event relating to the existence of such shortfalls. Any such designation would result in an increase in the amount of collections of principal receivables and a lower yield on the portfolio with respect to collections of finance charge receivables than would otherwise occur.

   After any such designation, pursuant to the pooling and servicing agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the premium percentage. The transferors must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any provider of series enhancement of any such designation or increase, reduction or withdrawal. Such designation or increase, reduction or withdrawal will become effective on the date specified therein only if:

   o each transferor delivers to the trustee and certain providers of series enhancement a certificate of an authorized officer of that transferor to the effect that, based on the facts known to that transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any series,

   o the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal,

   o in the case of a designation or increase of the premium percentage, the transferors will have delivered to the trustee an opinion of counsel to the effect that such designation or increase of the premium percentage will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at their time of issuance, and

   o in certain circumstances, the transferors will have obtained the prior written consent of each provider of series enhancement entitled to consent thereto.

   On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of:

   o  the premium percentage then in effect and

   o collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be finance charge receivables, will be deemed collections of principal receivables and will be applied accordingly, unless otherwise provided in the related supplement.

INDEMNIFICATION

   The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer's actions or omissions with respect to the trust pursuant to the pooling and servicing agreement.

   Under the pooling and servicing agreement, each transferor has agreed to be liable directly to an injured party for the entire amount of any liabilities of the trust (other than those incurred by a certificateholder in the capacity of an investor in the certificates of any series) arising out of or based on each of the arrangements created by the pooling and servicing agreement and the actions of each transferor taken pursuant thereto as though the pooling and servicing agreement created a partnership under the New York Uniform Partnership Act in which each transferor was a general partner.

   Except as provided in the two preceding paragraphs, the pooling and servicing agreement provides that neither the transferors nor the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, neither the transferors nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of duties or by reason of reckless disregard of its obligations and duties thereunder.

   In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

   Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables.

   Servicing activities to be performed by the servicer include collecting and recording payments, communicating with account holders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards and credit accounts, providing billing and tax records to account holders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the pooling and servicing agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders and on behalf of the trustee.

   The pooling and servicing agreement provides that the servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the pooling and servicing agreement and the credit account guidelines set forth therein. Notwithstanding any such delegation the servicer will continue to be liable for all of its obligations under the pooling and servicing agreement.

NEW ISSUANCES

   The pooling and servicing agreement provides that, pursuant to one or more supplements, the transferors may cause the trustee to issue one or more series of certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferors, the servicer, the trustee or the trust is required or intends to obtain the consent of any certificateholder of any other series issued prior to the issuance of a new series. The transferors may offer any series to the public under a prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The transferors intend to offer, from time to time, additional series. Each issuance of a new series will have the effect of decreasing the Transferor Amount to the extent of the initial invested amount of such new series.

   The pooling and servicing agreement provides that the transferors may designate principal terms such that each series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other series. Further, one or more series may be in their Controlled Accumulation Period or Controlled Amortization Period while other series are not. Moreover, each series may have the benefits of series enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other series.

   Under the pooling and servicing agreement, the trustee shall hold any such Series Enhancement only on behalf of the certificateholders of the series to which such Series Enhancement relates. With respect to each such Series Enhancement, the transferors may deliver a different form of Series Enhancement agreement. The transferors also have the option under the pooling and servicing agreement to vary among series the terms upon which a series may be repurchased by the transferors or remarketed to other investors. There is no limit to the number of new issuances the transferors may cause under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

   Under the pooling and servicing agreement and pursuant to a supplement, a new issuance may only occur upon the satisfaction of certain conditions. The obligation of the trustee to authenticate the certificates of such new series and to execute and deliver the related supplement is subject to the satisfaction of the following conditions:

   o on or before the fifth day immediately preceding the date upon which the new issuance is to occur, the transferors will give to the trustee, the servicer and each Rating Agency written notice of such new issuance and the date upon which the new issuance is to occur;

   o the transferors will deliver to the trustee the related supplement, specifying the terms of the series;

   o the transferors will deliver to the trustee any related Series Enhancement agreement;

   o the Rating Agency Condition will be satisfied with respect to the new issuance;

   o each transferor will deliver to the trustee and certain providers of Series Enhancement an officer's certificate of that transferor to the effect that such issuance will not have an adverse effect;

   o the transferors will deliver to the trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion;

   o the transferors or other holders of the original transferor certificate shall have a remaining interest in the trust of not less than 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account and the principal funding account; and

   o the aggregate amount of principal receivables plus the principal amount of any participation interest shall be greater than the Required Minimum Principal Balance as of the date upon which the new issuance is to occur after giving effect to such issuance.

COLLECTION ACCOUNT

   The servicer has established and maintains for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, an Eligible Deposit Account called the Collection Account. The Collection Account, which is maintained with The Bank of New York, bears a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series. If at any time the Collection Account is no longer an Eligible Deposit Account, the Collection Account must be moved so that it will again be qualified as an Eligible Deposit Account.

   Funds on deposit in the Collection Account generally will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the transferors. The servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the pooling and servicing agreement and any supplement.

DEPOSITS IN COLLECTION ACCOUNT

   The servicer, no later than two Business Days after each Date of Processing, will deposit all collections received with respect to the receivables in each Monthly Period into the Collection Account. It will then make the deposits and payments to the accounts and parties shown below on the date of such deposit.

   For as long as TRS or an affiliate of TRS remains the servicer under the pooling and servicing agreement and any of:

      (i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), which is currently the case, or

      (ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the pooling and servicing agreement (in form and substance satisfactory to the Rating Agencies) from a guarantor having a short-term credit rating of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), or

      (iii) the Rating Agency Condition will have been satisfied despite the servicer's inability to satisfy the rating requirement specified in clause
   (i) above,

and for five Business Days following any such reduction of any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, the servicer need not deposit collections into the Collection Account on the day indicated in the preceding sentence. Instead it may use for its own benefit such collections until the Business Day immediately preceding the related Distribution Date. On that Business Day, the servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied.

   On each Determination Date, the servicer will calculate the amounts to be allocated to the certificateholders of each class or series and the holders of the transferor certificates as described herein in respect of collections of receivables received with respect to the preceding Monthly Period.

   With respect to the certificateholders' interest, if the net amount in respect of finance charge receivables to be deposited into the Collection Account on any transfer date exceeds the sum of the interest payments due to certificateholders for the related Distribution Date, the Defaulted Amount and the Servicing Fee, plus certain amounts payable with respect to any Series Enhancement, then the servicer may deduct the Servicing Fee and, during the Revolving Period, the Defaulted Amount (which will be distributed to the transferors, but not in an amount exceeding the Transferors' Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the Collection Account.

   In addition, on each Distribution Date with respect to any Controlled Amortization Period or Controlled Accumulation Period, the servicer may deduct the amount of any Shared Principal Collections not required to cover principal shortfalls (which will be distributed to the transferors, but not in an amount exceeding the Transferors' Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the collection account. The trustee may not have a perfected security interest in collections held by the servicer that are commingled with other funds of the servicer or used by the servicer in the event of the bankruptcy, insolvency, liquidation, conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods.

   On the day any such deposit is made into the Collection Account, the servicer will withdraw from the Collection Account and pay to the transferors to the extent not deducted from collections as described above,

      (i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of principal receivables treated as Shared Principal Collections for all series over the aggregate amount of Principal Shortfalls for all series and, without duplication,

      (ii) the aggregate amount of Series Allocable Principal Collections for all outstanding series to be paid to the transferors with respect to such date.

   Any amounts in respect of principal receivables not distributed to the transferors on any day because the Transferor Amount does not exceed zero on such day (after giving effect to any principal receivables transferred to the trust on such day) shall be deposited into the Special Funding Account.

ALLOCATIONS

   Pursuant to the pooling and servicing agreement, during each Monthly Period the servicer will allocate to each outstanding series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

   The servicer will then allocate amounts initially allocated to a particular series between the certificateholders' interest and the Transferors' Interest for such Monthly Period as follows:

      (a) Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the invested amount of a series based on the Floating Allocation Percentage of such series; and

      (b) Series Allocable Principal Collections will at all times be allocated to the invested amount of such series based on the Principal Allocation Percentage of such series.

   Amounts not allocated to the invested amount of any series as described above will be allocated to the Transferors' Interest.

GROUPS OF SERIES

   The certificates of a series may be included in a Reallocation Group. Collections of finance charge receivables allocable to each series in a Reallocation Group will be aggregated and made available for certain required payments for all series in such group. Consequently, the issuance of new series in such group may have the effect of reducing or increasing the amount of collections of finance charge receivables allocable to the certificates of other series in such group. See "Risk Factors--Issuances of additional series by the trust may adversely affect your certificates" in this prospectus. The prospectus supplement with respect to a series offered hereby will specify whether such series will be included in a Reallocation Group or another type of group, whether any previously issued series have been included in such a group and whether any such series or any previously issued series may be removed from such a group.

REALLOCATIONS AMONG DIFFERENT SERIES WITHIN A REALLOCATION GROUP

   Group Investor Finance Charge Collections. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a Reallocation Group. Other series issued in the future may also be included in such Reallocation Group.

   For each Monthly Period, the servicer will calculate the Group Investor Finance Charge Collections for a particular Reallocation Group and, on the following Distribution Date, will allocate such amount among the certificateholders' interest (including any collateral invested amount) for all series in such group in the following priority:

      (i) Group Investor Monthly Interest;

      (ii) Group Investor Default Amount;

      (iii) Group Investor Monthly Fees;

      (iv) Group Investor Additional Amounts; and

      (v) the balance pro rata among each series in such group based on the current invested amount of each such series.

   In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in such group pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each series in such group will share such amount pro rata and any other series in such group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other series in such group offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

   The chart that follows demonstrates the manner in which collections of finance charge receivables are allocated and reallocated among series in such a group. The chart assumes that the trust has issued three series (Series 1, 2 and 3), and that each such series is in its Revolving Period.

   In Step 1, total collections of finance charge receivables are allocated among the three series based on the Series Allocation Percentage for each series. The amounts allocated to each series pursuant to Step I are referred to as "Series Allocable Finance Charge Collections." See "--Allocations" above.

   In Step 2, the amount of Investor Finance Charge Collections is determined by multiplying Series Allocable Finance Charge Collections for each series by the applicable floating allocation percentages. See "--Allocations" above.

   Investor Finance Charge Collections for all series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled as shown above in Step 3 for reallocation to each such series as shown in Step
4. In Step 4, Group Investor Finance Charge Collections are reallocated to each series in such group as described above based on the respective claim of each series with respect to interest payable on the certificates or collateral invested amount (if any) of such series, the Defaulted Amount allocable to the certificateholders' interest of such series and the monthly servicing fee and certain other amounts with respect to such series. The excess is allocated pro rata among the series in such group based on each series' respective invested amounts.

                                                       American Express Credit Account
                                                                Master Trust
                                                               Finance Charge
                                                                 Collections
                                                       --------------------------------
                                                                      |
                                                                      |
                                                                      |
                           --------------------------------------------------------------------------------------
                          |                                           |                                          |
                          |                                           |                                          |
                          |                                           |                                          |
              ---------------------------                -----------------------------              ---------------------------

                       Series 1                                   Series 2                                   Series 3
               Series Allocable Finance                  Series Allocable Finance                    Series Allocable Finance
Step           Charge Collections (based                    Charge Collections (based                 Charge Collections (based
 1            upon the Series Allocation                   upon the Series Allocation                upon the Series Allocation
                     Percentage)                                  Percentage)                               Percentage)
              ---------------------------                -----------------------------              ---------------------------
                          |                                            |                                        |
                          |                                            |                                        |
                          |                                            |                                        |
               -----------------------                       --------------------                      --------------------
              |                       |                     |                    |                    |                     |
              |                       |                     |                    |                    |                     |
              |                       |                     |                    |                    |                     |
        ---------------      -------------------    --------------     -------------------    --------------     -------------------
                              Investor Finance                          Investor Finance                           Investor Finance
Step     Transferors'        Charge Collections      Transferors'      Charge Collections      Transfereors'      Charge Collections
 2      Finance Charge         (based upon the      Finance Charge      (based upon the       Finance Charge       (based upon the
          Collections        Floating Allocation     Collection        Floating Allocation     Collections       Floating Allocation
                                Percentage)                               Percentage)                                Percentage)
        ---------------      -------------------    --------------     -------------------    --------------     -------------------
                                     |                                          |                                          |
                                     |                                          |                                          |
                                     |                                          |                                          |
                                      -------------------------------------------------------------------------------------
                                                                                |
                                                                                |
                                                                                |
Step                                 ---------------------------------------------------------------------------------------
 3                                                                            Group
                |------------------                              Investor Finance Charge Collection
                |                    ---------------------------------------------------------------------------------------
                |
Step            |
 4              |
                |-------------------------------------------------------------
                |                                                             |
                |                                                             |
                |                     ------------------------------------------------------------------------------
                |                    |                                        |                                     |
                |                    |                                        |                                     |
                |     --------------------------------------------------------------------------------------------------------------
                |               Series 1                                Series 2                               Series 3
                |        Investor Monthly Interest               Investor Monthly Interest              Investor Monthly Interest
                |     --------------------------------------------------------------------------------------------------------------
                |
                |-------------------------------------------------------------
                |                                                             |
                |                                                             |
                |                     ------------------------------------------------------------------------------
                |                    |                                        |                                     |
                |                    |                                        |                                     |
                |     --------------------------------------------------------------------------------------------------------------
                |               Series 1                                Series 2                               Series 3
                |         Investor Default Amount                 Investor Default Amount                 Investor Default Amount
                |     --------------------------------------------------------------------------------------------------------------
                |
                |
                |-------------------------------------------------------------
                |                                                             |
                |                                                             |
                |                     ------------------------------------------------------------------------------
                |                    |                                        |                                     |
                |                    |                                        |                                     |
                |     --------------------------------------------------------------------------------------------------------------
                |                Series 1                                Series 2                               Series 3
                |          Investor Monthly Fees                     Investor Monthly Fees                 Investor Monthly Fees
                |     --------------------------------------------------------------------------------------------------------------
                |
                |
                |-------------------------------------------------------------
                |                                                             |
                |                                                             |
                |                     ------------------------------------------------------------------------------
                |                    |                                        |                                     |
                |                    |                                        |                                     |
                |     --------------------------------------------------------------------------------------------------------------
                |                Series 1                                Series 2                               Series 3
                |        Investor Additional Amounts            Investor Additional Amounts           Investor Additional Amounts
                |     --------------------------------------------------------------------------------------------------------------
                |
                |
                 -------------------------------------------------------------
                                                                              |
                                                                              |
                                      ------------------------------------------------------------------------------
                                     |                                        |                                     |
                                     |                                        |                                     |
                      --------------------------------------------------------------------------------------------------------------
                                  Series 1                                Series 2                              Series 3
                             Balance based upon                      Balance based upon                     Balance based upon
                               Investor Amount                          Investor Amount                       Investor Amount
                      --------------------------------------------------------------------------------------------------------------

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS ALLOCATION SERIES

   The prospectus supplement for any series offered by this prospectus will designate whether that series is an Excess Allocation Series. If a series is an Excess Allocation Series, collections on finance charge receivables and Excess Finance Charge Collections may be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series. The sharing of Excess Finance Charge Collections among Excess Allocation Series will stop if each transferor delivers to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of that transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the transferors or any account owner. Following the delivery by the transferors of any such certificates, there will be no further sharing of Excess Finance Charge Collections among such series in any such group.

   In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the transferor certificates. While any series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that:

   o  any other series will be designated as an Excess Allocation Series,

   o there will be any Excess Finance Charge Collections for any such other series for any Monthly Period,

   o any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such series, or

   o a transferor will not at any time deliver a certificate as described above.

   Although the transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for them, or any account owner, there can be no assurance that this will continue to be true in the future.

SHARING OF PRINCIPAL COLLECTIONS AMONG PRINCIPAL SHARING SERIES

   The prospectus supplement for any series offered by this prospectus will designate whether a series is a principal sharing series. If a series is a principal sharing series, collections of principal receivables for any Monthly Period allocated to the certificateholders' interest of any such series will first be used to cover certain amounts described in the related prospectus supplement (including any required deposits into a principal funding account or required distributions to certificateholders of such series in respect of principal). The servicer will determine the amount of collections of principal receivables for any Monthly Period (plus certain other amounts described in the related prospectus supplement) allocated to such series remaining after covering such required deposits and distributions and any similar amount remaining for any other principal sharing series, collectively called "Shared Principal Collections." The servicer will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to principal funding accounts for any principal sharing series that are either scheduled or permitted and that have not been covered out of collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series.

   If principal shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable series based on the respective principal shortfalls of such series. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be allocated to the holders of the transferor certificates; provided that:

   o such Shared Principal Collections will be distributed to the holders of the transferor certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount, and

   o in certain circumstances described below under "--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account.

   Any such reallocation of collections of principal receivables will not result in a reduction in the invested amount of the series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any other series will be designated as a principal sharing series.

PAIRED SERIES

   If so provided in the prospectus supplement for a series offered by this prospectus, a series of certificates may be paired with another series issued by the trust. As the invested amount of the series having a paired series is reduced, the invested amount in the trust of the paired series will increase by an equal amount. If a Pay-Out Event or Reinvestment Event occurs with respect to the series having a paired series or with respect to the paired series when the series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the series having a paired series and the Series Allocation Percentage and the Principal Allocation Percentage for the paired series will be reset as provided in the related prospectus supplement. In addition, the Early Amortization Period or Early Accumulation Period for such series could be lengthened.

SPECIAL FUNDING ACCOUNT

   If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the servicer will not distribute to the holders of the transferor certificates any collections of principal receivables allocable to a series or a group that otherwise would be distributed to such holders. Instead it will deposit such funds in an Eligible Deposit Account, called the Special Funding Account, established and maintained by the servicer for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust. The Special Funding Account will bear a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series.

   Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the transferor certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date. If a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period starts and is continuing for any series, any funds on deposit in the Special Funding Account will be released, deposited in the Collection

Account and treated as collections of principal receivables to the extent needed to make principal payments due to or for the benefit of the certificateholders of such series, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount.

   If the transferors determine that by decreasing the amount on deposit in the Special Funding Account, one or more series for which the related supplements permit partial amortization, may be prevented from experiencing a Pay-Out
Event due to the insufficiency of yield, funds on deposit in the Special Funding Account may be applied to each such series (on a pro rata basis according to each series' invested amount) to reduce the invested amount thereof. Such reduction would enable that series to avoid a yield insufficiency Pay-Out Event, but may be done only to the extent that it would not cause the Transferor Amount to be less than the Required Transferor
Amount. The transferors, at their option, may instruct the trustee to deposit to the Special Funding Account any Shared Principal Collections that would otherwise be payable to the holders of the transferor certificates in accordance with the foregoing.

   Funds on deposit in the Special Funding Account will be invested by the trustee, at the direction of the servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of finance charge receivables for that Monthly Period.

FUNDING PERIOD

   For any series, the related prospectus supplement may specify that during a Funding Period, the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. If so specified in the related prospectus supplement, the amount of the such deficiency, called the Prefunding Amount, will be held in a prefunding account pending the transfer of additional principal receivables to the trust or pending the reduction of the invested amounts of other series issued by the trust. The related prospectus supplement will specify the initial invested amount for such series, the aggregate principal amount of the certificates of such series and the date by which the invested amount is expected to equal the aggregate principal amount of the certificates. The invested amount will increase as receivables are delivered to the trust or as the invested amounts of other series of the trust are reduced. The invested amount may also decrease due to the occurrence of a Pay-Out Event for that series.

   The transferors do not have any present intention of permitting the duration of any Funding Period to be greater than one year.

   During the Funding Period, funds on deposit in the prefunding account for a series of certificates will be withdrawn and paid to the transferors to the extent of any increases in the invested amount. If the invested amount does not for any reason equal the aggregate principal amount of the certificates by the end of the Funding Period, any amount remaining in the prefunding account and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the related prospectus supplement.

   If so specified in the related prospectus supplement, moneys in the prefunding account will be invested by the trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each Distribution Date during the Funding Period, investment earnings on funds in the prefunding account during the related Monthly Period will be withdrawn from the prefunding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the certificates of the related series in the manner specified in the related prospectus supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

   Receivables in any account will be charged off as uncollectible in accordance with the account guidelines and the servicer's customary and usual policies and procedures for servicing charge and other credit account receivables comparable to the receivables. The current policy of Centurion is to charge off the receivables in an account when the account is six contractual payments past due (i.e., approximately 180 days from initial billing) or sooner if the death or bankruptcy of the account holder has been confirmed. This policy may change in the future to conform with regulatory requirements and applicable law.

   If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables that have been, or are to be, reassigned to a transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an account holder, or such principal receivable was created in respect of merchandise that was refused or returned by an account holder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charges off such amount as uncollectible, the amount of the principal receivables in the trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the transferors will be required to pay an amount equal to such deficiency into the Special Funding Account.

CREDIT ENHANCEMENT

   GENERAL

   For any series, credit enhancement may be provided with respect to one or more classes thereof. The credit enhancement for one or more classes of a series offered by this prospectus may include a letter of credit, cash collateral guaranty, cash collateral account, collateral interest, surety bond, insurance policy, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, or any combination of the foregoing. Credit enhancement may also be provided to a class or classes of a series by subordination provisions that require distributions of principal or interest be made with respect to the certificates of such class or classes before distributions are made to one or more classes of such series. Any form of credit enhancement may be available to more than one class or series to the extent described therein.

   The presence of credit enhancement for a class is intended to enhance the likelihood of receipt by certificateholders of such class of the full amount of principal and interest and to decrease the likelihood that such certificateholders will experience losses. However, unless otherwise specified in the related prospectus supplement, the credit enhancement, if any, for a series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, certificateholders will bear their allocable share of such losses. In addition, if specific credit enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of certificateholders of other classes or series.

   If credit enhancement is provided for a series offered by this prospectus, the related prospectus supplement will include a description of:

   o  the amount payable under such credit enhancement,

   o any conditions to payment thereunder not otherwise described in this prospectus,

   o the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced, and

   o any material provisions of any agreement relating to such credit enhancement.

   Additionally, in certain cases, the related prospectus supplement may set forth certain information about the provider of any credit enhancement, including:

   o  a brief description of its principal business activities,

   o its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business,

   o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

   o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the prospectus supplement.

   If so described in the related prospectus supplement, credit enhancement for a series offered by this prospectus may be available to pay principal of the certificates of such series following the occurrence of certain Pay-Out Events or Reinvestment Events for that series. In such event, the credit enhancement provider may have a subordinated interest in the receivables or certain cash flows in respect of the receivables to the extent described in such prospectus supplement, called the collateral invested amount.

   SUBORDINATION

   One or more classes of certificates offered by this prospectus may be subordinated to one or more other classes of certificates. If so specified in the related prospectus supplement, the rights of the holders of the subordinated certificates to receive distributions of principal and/or interest on any payment date will be subordinated to the rights of the holders of the certificates that are senior to such subordinated certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to the holders of such subordinated certificates will be distributed to the holders of certificates that are senior to such subordinated certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates are paid to the holders of the certificates that are senior to such subordinated certificates.

   LETTER OF CREDIT

   A letter of credit for a series or class of certificates offered by this prospectus may be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the letter of credit issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related prospectus supplement), net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

   CASH COLLATERAL GUARANTY OR CASH COLLATERAL ACCOUNT

   The certificates of any class or series offered by this prospectus may have the benefit of a cash collateral guaranty secured by the deposit of cash or certain permitted investments in a cash collateral account. A cash collateral guaranty or a cash collateral account for a class or series may be fully or partially funded on the related series closing date and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral guaranty or a cash collateral account will be the lesser of the amount on deposit in the cash collateral guaranty or the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral guaranty or the cash collateral account.

   COLLATERAL INTEREST

   Support for a series of certificates or one or more classes thereof may be provided initially by an uncertificated, subordinated interest in the trust known as the collateral interest, in an amount initially equal to a percentage of the certificates of such series specified in such prospectus supplement. References to collateral invested amounts herein include collateral interests, if any.

   INSURANCE POLICY OR SURETY BOND

   Insurance for a series or class of certificates offered by this prospectus may be provided by one or more insurance companies. Such insurance will guarantee, for one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

   A surety bond may be purchased for the benefit of the holders of any series or class of certificates offered by this prospectus to assure distributions of interest or principal for such series or class of certificates in the manner and amount specified in the related prospectus supplement.

   SPREAD ACCOUNT

   Support for a series or one or more classes of a series offered by this prospectus may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assist with the subsequent distributions of interest and principal on the certificates of such class or series in the manner specified in the related prospectus supplement.

   MATURITY LIQUIDITY FACILITY

   Support for a series or one or more classes thereof will be provided by a maturity liquidity facility, which is a financial contract that generally provides that sufficient principal will be available to retire the certificates of such class or series at a certain date.

   TAX PROTECTION AGREEMENT

   The trustee, on behalf of the trust, may enter into one or more tax protection agreements for the benefit of a class or series, pursuant to which, and as more fully described in the related prospectus supplement, the provider of such agreement will make payments to the trust in the event any withholding taxes are imposed on payments of interest or principal to the certificateholders of the related series or class.

   INTEREST RATE SWAP AGREEMENTS, GUARANTEED RATE AGREEMENTS AND INTEREST RATE CAP AGREEMENTS

   The trustee, on behalf of the trust, may enter into one or more interest rate swap agreements, guaranteed rate agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a class or series, the terms of which will be specified in the related prospectus supplement.

SERVICER COVENANTS

   In the pooling and servicing agreement, the servicer has agreed as to each receivable and related account that it will:

      (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts, the failure to comply with which would have a material adverse effect on the certificateholders;

      (b) not authorize any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority;

      (c) take no action to impair the rights of the trustee in the receivables or the related accounts; and

      (d) not reschedule, revise or defer payments due on the receivables except in accordance with its guidelines for servicing receivables.

   Under the terms of the pooling and servicing agreement, if the servicer discovers, or receives written notice from the trustee, that:

   o any covenant of the servicer set forth in clauses (a) through (d) above has not been complied with in all material respects and

   o such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the trustee and the transferors) thereafter and has a material adverse effect on the certificateholders' interest in such receivables, then all receivables in the related account will be assigned and transferred to the servicer and the account will no longer be included as an account in the trust portfolio.

   Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables in the Collection Account on the Business Day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust's interest in any such assigned receivables will be automatically assigned to the servicer.

CERTAIN MATTERS REGARDING THE SERVICER

   The servicer may not resign from its obligations and duties under the pooling and servicing agreement except:

      (i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law or

      (ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition.

   No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the pooling and servicing agreement if such assignment satisfies the Rating Agency Condition. TRS may assign or delegate all or part of its rights, duties and obligations as servicer to Centurion within the next two years.

   Any person into which, in accordance with the pooling and servicing agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement.

SERVICER DEFAULT

   In the event of any Servicer Default, either the trustee or certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates, by written notice to the servicer (and to the trustee if given by the certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement. The trustee will appoint a new servicer. If the only Servicer Default is bankruptcy-, insolvency-, receivership-, or conservatorship-related, however, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the trustee or certificateholders from appointing a successor servicer. See "Risk Factors-- Regulatory action or the conservatorship, receivership, or bankruptcy of Centurion, FSB, TRS, or their affiliates could result in accelerated, delayed, or reduced payments to you."

   The rights and interest of the transferors under the pooling and servicing agreement in the Transferors' Interest will not be affected by any termination notice or service transfer. If, within 60 days of receipt of a termination notice, the trustee does not receive any bids from eligible servicers but receives an officer's certificate from each transferor to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to the termination notice, then the trustee shall, except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferors a right of first refusal to purchase the certificateholders' interest on the Distribution Date in the next calendar month. The purchase price for the certificateholders' interest will be equal to the sum of the amounts specified therefor for each outstanding series in the related prospectus supplement, and for any certificates offered hereby, in such prospectus supplement.

   The trustee will, as promptly as possible after a termination notice, appoint a successor servicer. Because TRS, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. If no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling and servicing agreement will be vested in the trustee. The Bank of New York, the trustee, does not have credit card operations. If The Bank of New York is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. Prior to any service transfer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the transferors pursuant to the pooling and servicing agreement.

EVIDENCE AS TO COMPLIANCE

   The pooling and servicing agreement provides that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the transferors and any affiliates thereof) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the accounts and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the pooling and servicing agreement and applicable provisions of each supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

   The pooling and servicing agreement provides for delivery to the trustee on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

   Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.


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

AMENDMENTS

   The pooling and servicing agreement and any supplement may be amended from time to time, including in connection with:

   o  the issuance of a Supplemental Certificate,

   o  the addition to the trust of a participation interest,

   o  the designation of additional transferors,

   o the addition to the trust of receivables arising from charge or credit accounts other than the revolving credit accounts, or

   o to change the definition of Monthly Period, Determination Date or Distribution Date.

   Amendments to the pooling and servicing agreement and any supplement may be made by agreement of the trustee, the transferors and the servicer without the consent of the certificateholders of any series, so long as:

   o  the Rating Agency Condition shall have been satisfied,

   o each transferor delivers to the trustee an officer's certificate to the effect that such amendment will not have an adverse effect, and

   o such amendment will not effect a change in the permitted activities of the trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof.

   The pooling and servicing agreement or any supplement also may be amended by the trustee, the transferors and the servicer:

   (a) in the case of a change in the permitted activities of the trust which is not materially adverse to holders of certificates, with the consent of certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any supplement which may be defective or inconsistent with any provisions thereof, and

   (b) in all other cases with the consent of the certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of all affected series for which the transferors have not delivered an officer's certificate stating that there will be no adverse effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or of modifying in any manner the rights of certificateholders.

   No such amendment specified in clause (b) above, however, may:

   o reduce in any manner the amount of, or delay the timing of, deposits or distributions on any certificate without the consent of each certificateholder,

   o change the definition or the manner of calculating the certificateholders' interest or the invested amount without the consent of each certificateholder,


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

   o reduce the percentage required to consent to any such amendment without the consent of each certificateholder, or

   o adversely affect the rating of any series or class by any Rating Agency without the consent of the holders of certificates of such series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of such series or class.

   Promptly following the execution of any amendment to the pooling and servicing agreement (other than an amendment described in the first paragraph), the trustee will furnish written notice of the substance of such amendment to each certificateholder. Notwithstanding the foregoing, any supplement executed in connection with the issuance of one or more new series of certificates will not be considered an amendment to the pooling and servicing agreement.

   Additionally, the pooling and servicing agreement and any supplement will be amended by the servicer and the trustee at the direction of the transferors without the consent of any of the certificateholders

   (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause all or a portion of the trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and

   (ii) in connection with any such election, to modify or eliminate existing provisions of the pooling and servicing agreement and any supplement relating to the intended federal income tax treatment of the certificates and the trust in the absence of the election. See "Tax Matters" in this prospectus.

   It is a condition to any such amendment that the Rating Agency Condition be satisfied. The amendments which the transferors may make in connection with any election described above without the consent of certificateholders may include, without limitation, the elimination of any sale of receivables and subsequent termination of the trust upon the occurrence of an insolvency event. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy, Conservatorship and Receivership" in this prospectus.

   In addition to being subject to amendment pursuant to the provisions described above, the pooling and servicing agreement and the related supplement may be amended by the transferors without the consent of the servicer, the trustee or any certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from Centurion to a bankruptcy-remote special purpose entity and from that entity to the trust. Promptly after the effectiveness of any such amendment, the transferors shall deliver a copy of such amendment to each of the servicer, the trustee, each Rating Agency and any other party entitled to receive it pursuant to the relevant supplement. Furthermore, such amendment shall be subject to the delivery by the transferors of a Tax Opinion.


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

DEFEASANCE

   Only if so expressly provided in the applicable supplement, then pursuant to the pooling and servicing agreement, the transferors may terminate their substantive obligations in respect of a series or the pooling and servicing agreement by depositing with the trustee, under the terms of an irrevocable trust agreement satisfactory to the trustee, from amounts representing or acquired with collections on the receivables (allocable to the defeased series and available to purchase additional receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the defeased series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, the transferors have the right to use collections on receivables to purchase Eligible Investments rather than additional receivables.

   Prior to the first exercise of their right to substitute monies or Eligible Investments for receivables, the transferors shall deliver

      (i) to the trustee an opinion of counsel with respect to such deposit and termination of obligations to the effect that, for federal income tax purposes, such action would not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

      (ii) to the servicer and the trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied.

   In addition, the transferors must comply with certain other requirements set forth in the pooling and servicing agreement, including requirements that the transferors deliver:

   o to the trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and

   o to the trustee and certain providers of Series Enhancement an officer's certificate stating that, based on the facts known to such officer at the time, in the reasonable opinion of the transferors, such deposit and termination of obligations will not at the time of its occurrence cause a Pay-Out Event or a Reinvestment Event or an event that, after the giving of notice or the lapse of time would constitute a Pay-Out Event or a Reinvestment Event, to occur with respect to any series.

   If the transferors discharge their substantive obligations in respect of the defeased series, any Series Enhancement for the affected series may no longer be available to make payments with respect to that series.

   Upon the making of any deposit described in the preceding paragraph, the certificateholders of the defeased series could recognize taxable gain for federal income tax purposes to the extent that the value of the affected certificates exceeds the tax basis therein, but in no event would be allowed to deduct a taxable loss for such purposes.

LIST OF CERTIFICATEHOLDERS

   Upon written request of any holder or group of holders of certificates of any series or of all outstanding series of record holding certificates evidencing not less than 10% of the aggregate unpaid principal amount of the certificates of such series or all series, as applicable, the trustee will afford such holder or holders of certificates access during business hours to the current list


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

of certificateholders of such series or of all outstanding series, as the case may be, for purposes of communicating with other holders of certificates with respect to their rights under the pooling and servicing agreement. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in this prospectus.

   The pooling and servicing agreement will not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

   The Bank of New York will act as trustee under the pooling and servicing agreement. The corporate trust department of The Bank of New York is located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The transferors, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee or the transferors may hold certificates in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by the certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

   Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee are described in "The Pooling and Servicing Agreement Generally" and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the trustee's limited responsibilities include the following:

   o to deliver to certificateholders of record certain notices, reports and other documents received by the trustee, as required under the pooling and servicing agreement;

   o to authenticate, deliver, cancel and otherwise administer the investor certificates;

   o  to remove and reassign ineligible receivables and accounts from the trust;

   o to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts;

   o to serve as the initial transfer agent, paying agent and registrar, and, if its resigns these duties, to appoint a successor transfer agent, paying agent and register;

   o  to invest funds in the trust accounts at the direction of the servicer;

   o to represent the certificateholders in interactions with clearing agencies and other similar organizations;

   o to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;


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

   o to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

   o to enforce the rights of the certificateholders against the servicer, if necessary;

   o to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the trust; and

   o to perform certain other administrative functions identified in the pooling and servicing agreement.

   In addition to the responsibilities described above, the trustee has the discretion to require the transferors or the servicer, as applicable, to cure a potential Pay-Out Event and to declare a Pay-Out Event. See "--Pay-Out Events and Reinvestment Events."

   In the event that a transferor becomes insolvent, if any series of investor certificates issued on or prior to April 16, 2004 is outstanding, the trustee shall: (1) notify the certificateholders of the insolvency, (2) dispose of the receivables in a commercially reasonable manner, and (3) allocate the proceeds of such sale. See "--Pay Out Events and Reinvestment Events."

   If a servicer default occurs, in addition to the responsibilities described above, the trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See "--Servicer Default." In addition, if a servicer default occurs, the trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

   The trustee is not liable for any errors of judgment as long as the errors are made in good faith and the trustee was not negligent. The trustee may resign at any time, and it may be forced to resign if the trustee fails to meet the eligibility requirements specified in the pooling and servicing agreement.

   The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

   The following summarizes the material terms of the RFC III purchase agreement, which is the receivables purchase agreement between Centurion and RFC III, and the RFC IV purchase agreement, which is the receivables purchase agreement between FSB and RFC IV. We refer to the RFC III purchase agreement and the RFC IV purchase agreement collectively as the "purchase agreements" and we refer to RFC III and RFC IV individually as the "purchaser" and collectively as the "purchasers." Forms of the purchase agreements are filed as exhibits to this registration statement, of which this prospectus is a part.

SALE OF RECEIVABLES

   Centurion and FSB are the owners of the accounts which contain the receivables that are purchased by RFC III and RFC IV, respectively, pursuant to the respective purchase agreement and then transferred by RFC III and RFC IV to the trust. In connection with the sale of receivables to RFC III and RFC IV, respectively, each of Centurion and FSB has:


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

   o filed appropriate UCC financing statements to evidence the sale to the respective purchaser and to perfect the right, title and interest of such purchaser in those receivables; and

   o indicated in its books and records (including any related computer files) that the receivables have been sold by it to the respective purchaser.

   Pursuant to the applicable purchase agreement, Centurion and FSB, respectively:

   o sold all of its right, title and interest, if any, in the receivables existing in the initial accounts at the close of business on the substitution date and in the receivables thereafter arising in those accounts, in each case including all Issuer Rate Fees, insurance proceeds and Recoveries allocable to such receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

   o will, from time to time, at the request of the respective purchaser, designate Additional Accounts and sell to the respective purchaser all of its right, title and interest in the receivables existing in the additional accounts on the applicable addition cut-off date and in the receivables arising thereafter in those accounts, in each case including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

   Under each purchase agreement, the allocated Issuer Rate Fees for each calendar month is to be paid by Centurion or FSB, as applicable, to the respective purchaser in the second following calendar month. For each calendar month, the allocated Issuer Rate Fees will be an amount equal to the sum of
(i) the product of (A) the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on credit accounts owned by Centurion or FSB, as applicable, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of cardholder charges in all credit accounts owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by (C) new principal receivables that arose during such Monthly Period in the accounts that constitute credit accounts, plus (ii) the product of (A) the rate at which Issuer Rate Fees accrued to Centurion or FSB, as applicable, during the second preceding Monthly Period on charge accounts or lines of credit owned by Centurion or FSB, as applicable, multiplied by (B) a fraction, (I) the numerator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, excluding balance transfer transactions, purchases made by convenience checks, cash advances, certain ineligible products and services offered by TRS or any affiliate or subsidiary thereof, and all other transactions on which Issuer Rate Fees did not accrue to Centurion or FSB, as applicable, in each case with respect to such Monthly Period, and (II) the denominator of which is the aggregate amount of obligor charges on all charge accounts or lines of credit owned by Centurion or FSB, as applicable, with respect to such Monthly Period, multiplied by


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

(C) new principal receivables that arose during such Monthly Period in the accounts that constitute charge accounts or lines of credit.

   Pursuant to the pooling and servicing agreement, each of RFC III and RFC IV has assigned all of its right, title and interest in the respective purchase agreement, including its right to enforce the agreement against Centurion or FSB, as applicable, to the trustee.

REPRESENTATIONS AND WARRANTIES

   In each purchase agreement, Centurion or FSB, respectively, represents and warrants to the respective purchaser that, among other things:

   o it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

   o its execution and delivery of the purchase agreement and its performance of the transactions contemplated by that agreement will not conflict with or result in any breach of any of the terms of any material agreement to which it is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to it; and

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by it in connection with its execution and delivery of, and its performance of the applicable purchase agreement, have been obtained.

REPURCHASE OBLIGATIONS

   In each purchase agreement, each of Centurion and FSB, respectively, makes the following representations and warranties, among others:

   o as of the applicable cut-off date with respect to the accounts, the list of accounts and information concerning the accounts provided by it is accurate and complete in all material respects, with certain permitted exceptions;

   o each receivable conveyed by it to the respective purchaser has been conveyed free and clear of any lien or encumbrance, except liens permitted by the applicable purchase agreement;

   o all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by it in connection with the conveyance of receivables to the respective purchaser have been duly obtained, effected or given and are in full force and effect;

   o  as of each applicable selection date, each account was an Eligible
      Account;

   o as of each applicable selection date, each of the receivables then existing in the accounts was an Eligible Receivable;

   o as of the date of creation of any new receivable, such receivable is an Eligible Receivable; and

   o no selection procedures reasonably believed by it to be materially adverse to the interests of the respective purchaser have been used in selecting the accounts.


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

   The purchase agreements provide that if Centurion or FSB, as applicable, breaches any of the representations and warranties described above and, as a result, the respective purchaser is required under the pooling and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the trust by such purchaser, then Centurion or FSB, as applicable, will accept reassignment of such Ineligible Receivables and pay to the respective purchaser an amount equal to the unpaid balance of such Ineligible Receivables. See "- Representations and Warranties" in this prospectus.

REASSIGNMENT OF OTHER RECEIVABLES

   Each of Centurion and FSB, as applicable, also represents and warrants in the respective purchase agreement that (a) such purchase agreement and any supplemental conveyance each constitutes a legal, valid and binding obligation of Centurion or FSB, as applicable, and (b) such purchase agreement and any supplemental conveyance constitute a valid sale to the respective purchaser of all right, title and interest of Centurion or FSB, as applicable, of the receivables, including all Issuer Rate Fees, insurance proceeds, Recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the respective purchaser is required under the pooling and servicing agreement to accept a reassignment of all of the receivables previously sold by Centurion or FSB, as applicable, pursuant to such purchase agreement, Centurion or FSB, as applicable, will accept a reassignment of those receivables. See "--Representations and Warranties" in this prospectus. If Centurion or FSB, as applicable, is required to accept such reassignment, Centurion or FSB, as applicable, will pay to the respective purchaser an amount equal to the unpaid balance of the reassigned receivables.

AMENDMENTS

   The purchase agreements may be amended by Centurion or FSB, as applicable, and the respective purchaser without consent of any investor certificateholders. No amendment, however, may be effective unless:

   o written confirmation has been received by such purchaser from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any certificates issued by the trust; and

   o Centurion or FSB, as applicable, will certify to the respective purchaser that it reasonably believes that the amendment will not cause a Pay-Out Event.

TERMINATION

   The purchase agreements will not terminate at least until the earlier of (a) the termination of the trust pursuant to the pooling and servicing agreement and (b) an amendment to the pooling and servicing agreement to replace RFC III with an affiliate of RFC III as a transferor under the pooling and servicing agreement or to replace RFC IV with an affiliate of RFC IV as a transferor under the pooling and servicing agreement, as applicable. Nevertheless, if a receiver or conservator is appointed for either of Centurion or FSB or certain other liquidation, bankruptcy, insolvency or other similar events occur, Centurion or FSB, as the case may be, will cease to transfer receivables to the respective purchaser and promptly give notice of that


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

event to such purchaser and the trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

   Prior to the substitution date, Centurion represented and warranted that its transfer of receivables to the trustee was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. After the substitution date, each of Centurion and FSB represents and warrants that its transfer of receivables to RFC III and RFC IV, respectively, is an absolute sale of those receivables. Each of RFC III and RFC IV, in turn, represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see
"The Pooling and Servicing Agreement Generally--Representations and
Warranties" in this prospectus.

   Prior to the substitution date, Centurion took steps under the UCC to perfect the trustee's interest in the receivables. After the substitution date, each of Centurion and FSB takes steps under the UCC to perfect the interests of RFC III and RFC IV, respectively, in the receivables. Each of RFC III and RFC IV, in turn, takes steps under the UCC to perfect the trustee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

   Prior to the substitution date, Centurion represented, warranted, and covenanted that its transfer of receivables to the trustee was perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. After the substitution date, each of Centurion, FSB, RFC III, and RFC IV represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

   o a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

   o a tax, governmental, or other nonconsensual lien that attaches to the property of Centurion, FSB, RFC III, or RFC IV could have priority over the interest of the trustee in the receivables;

   o the administrative expenses of a conservator, receiver, or bankruptcy trustee for Centurion, FSB, or TRS could be paid from collections on the receivables before certificateholders receive any payments; and

   o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by TRS and commingled with other funds.

   Prior to the substitution date, Centurion transferred receivables to Credco, which in turn transferred receivables to RFC II, which then transferred receivables to the trustee. Although the agreements that effected these transfers remain in place and although RFC II is still a

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

transferor under the pooling and servicing agreement, the parties do not expect that future transfers of receivables will be made in this manner. No assurance can be given, however, that this expectation will not change or that the parties will not resume such transfers of receivables. If this were to occur, risks similar to those described above would exist with respect to these parties and these transfers, and payments to you could be delayed or reduced for similar reasons.

CERTAIN MATTERS RELATING TO REGULATORY ACTION, CONSERVATORSHIP, RECEIVERSHIP, AND BANKRUPTCY

   Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the FDIC as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. FSB is a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for FSB if certain events occur relating to FSB's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion or FSB.

   Prior to the substitution date, Centurion treated its transfer of receivables to the trustee as a sale for accounting purposes. After the substitution date, each of Centurion and FSB treats its transfer of receivables as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The transfers of receivables by Centurion and FSB, and the related purchase agreements, are intended to satisfy all of these conditions.

   If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Centurion or FSB. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB, payments to you could be delayed or reduced.

   Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of receivables by Centurion or FSB, you could suffer a loss on your investment if (i) the related purchase agreement, the pooling and servicing agreement, or the transfer of receivables by Centurion or FSB were found to violate the regulatory requirements of the FDIA, (ii) the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,


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

(iii) the FDIC were to request a stay of any action by the trustee to enforce the related purchase agreement, the pooling and servicing agreement, or the certificates, or (iv) the FDIC were to repudiate other parts of the related purchase agreement, the pooling and servicing agreement, or other transaction documents.

   RFC III is a wholly-owned subsidiary of Centurion, and RFC IV is a wholly-owned subsidiary of FSB. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to Centurion and FSB but to their subsidiaries as well. If RFC III or RFC IV were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC's rights and powers under the FDIA extend to RFC III and RFC IV and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the pooling and servicing agreement. If the FDIC were to take this position, payments to you could be delayed or reduced.

   In addition, if Centurion or FSB entered conservatorship or receivership, the FDIC could exercise control over the receivables or the other assets of RFC III or RFC IV on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that -

   o the assets of RFC III or RFC IV (including the receivables) constitute assets of Centurion or FSB available for liquidation and distribution by its conservator or receiver;

   o RFC III or RFC IV and its assets (including the receivables) should be substantively consolidated with Centurion or FSB and its assets; or

   o the FDIC's control over the receivables is necessary for Centurion or FSB to reorganize or to protect the public interest.

   If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

   If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that -

   o RFC III or RFC IV and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

   o the receivables are necessary for TRS or any of its affiliates to reorganize.

   If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. If TRS or any of its affiliates were to enter bankruptcy, moreover, the trustee and the certificateholders could be prohibited from taking any action to enforce the pooling and servicing agreement or any other transaction document against TRS or those affiliates without the permission of the bankruptcy court.

   Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion or FSB has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the certificates.


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

   In addition, regardless of the terms of the pooling and servicing agreement or any other transaction document, and regardless of the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Centurion or FSB or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power (i) to prevent or require the commencement of an early amortization period or a rapid accumulation period,
(ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, a bankruptcy court (i) could prevent the appointment of a successor servicer or administrator or (ii) could authorize TRS to stop servicing the receivables or providing administrative services for RFC III or RFC IV. If any of these events were to occur, payments to you could be delayed or reduced.

   Furthermore, at any time, if the appropriate banking regulatory authorities were to conclude that any obligation under a purchase agreement, the pooling and servicing agreement, or any other transaction document were an unsafe or unsound practice or violated any law, regulation, or written condition or agreement applicable to Centurion, FSB, or their affiliates, such regulatory authority has the power to order Centurion, FSB, or the related affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation, or take such other action as the regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced. In addition, Centurion, FSB, or the related affiliate may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority.

   Prior to the substitution date, Centurion transferred receivables to Credco, which in turn transferred receivables to RFC II, which then transferred receivables to the trustee. Although the agreements that effected these transfers remain in place and although RFC II is still a transferor under the pooling and servicing agreement, the parties do not expect that future transfers of receivables will be made in this manner. No assurance can be given, however, that this expectation will not change or that the parties will not resume such transfers of receivables. If this were to occur, risks similar to those described above would exist with respect to these parties and these transfers, and payments to you could be delayed or reduced for similar reasons.

CERTAIN REGULATORY MATTERS

   The operations and financial condition of Centurion and FSB are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the FDIC, have broad enforcement powers over Centurion and FSB. These enforcement powers may adversely affect the operation and financial condition of the trust and your rights under the pooling and servicing agreement prior to the appointment of a receiver or conservator.

   If United States federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank or affiliate, such federal bank regulatory authorities have the power under the FDIA to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that


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

obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the related bank or affiliate may not be liable to you for contractual damages for complying with such an order and no recourse may be available against the relevant regulatory authority.

   Recently, after the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order required that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

   While Centurion, FSB and their affiliates have no reason to believe that any obligation of Centurion, FSB or an affiliate under the securitization agreements is unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Centurion, FSB or an affiliate to rescind or amend the securitization agreements, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS

   The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Centurion and FSB, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferors with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the certificateholders' interest therein) will be reassigned to the transferors. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from such violations caused by its servicing activities. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "The Pooling and Servicing Agreement Generally-- Representations and Warranties" in this prospectus.

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if such laws result in any receivables being charged off as


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

uncollectible. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

   The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner's circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

   For purposes of this discussion, "U.S. person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. certificate owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

   The transferors express in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferors, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, the pooling and servicing agreement generally refers to the transfer of receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferors will treat the pooling and servicing agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

   A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

   The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the


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

property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the transferors, is of the opinion that, under current law as in effect on the series closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

   GENERAL

   The pooling and servicing agreement permits the issuance of certificates and certain other interests (including any collateral interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the original transferor certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferors (or other holders of the original transferor certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the transferor certificate, the certificates and other interests in the trust were characterized as equity therein, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferors (or other holders of the original transferor certificate) and any other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under current law as in effect on the series closing date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

   POSSIBLE TREATMENT OF THE TRUST AS A PARTNERSHIP OR A PUBLICLY TRADED PARTNERSHIP

   Although, as described above, special federal income tax counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the transferor certificates, the certificates or any other interests in the trust (including any collateral interest) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special federal income tax counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

   If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified


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

as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of then-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the trust would qualify for this grandfather period. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the trust would be so classified is unclear.

   Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferors have taken and intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable on a secondary market (or the substantial equivalent thereof)" are not fully within the control of the transferors. As a result, there can be no assurance that the measures the transferors intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the Regulations.

   If the trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferors (or the holders of the original transferor certificate) and any certificate owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferors may cause the trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

   If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners may not be entitled to any dividends received deduction in respect of such income).

   TREATMENT OF THE TRUST AS A FASIT

   Congress recently amended the Internal Revenue Code to recognize a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The Internal Revenue Code generally provides that certain arrangements similar to the trust may elect to be treated as a FASIT. Under the FASIT provisions of the Internal Revenue Code, a FASIT will generally avoid federal income taxation and could issue securities substantially similar to the certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the pooling and servicing agreement, the transferors will be permitted to amend the pooling and servicing agreement and any supplement in order to enable all or a portion of the trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the pooling and servicing agreement and any supplement as may be permitted by reason of the making of such election. See "The Pooling and Servicing Agreement Generally--Amendments" in this prospectus.

   However, there can be no assurance that the transferors will or will not cause any permissible FASIT election to be made with respect to the trust or amend the pooling and servicing agreement or any supplement in connection with any election. If such election is made, it may cause a holder to recognize gain (but not loss) with respect to its certificate, even though special federal income tax counsel is of the opinion that a certificate will be treated as debt for federal income tax purposes without regard to the election and the certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the pooling and servicing agreement and any supplement may have other tax and non-tax consequences to certificate owners. Accordingly, prospective certificate owners should consult their tax advisors with regard to the effects of any such election and permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

   GENERAL

   Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. certificate owner's method of accounting.

   ORIGINAL ISSUE DISCOUNT

   If the certificates are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income somewhat in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under
Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of such interest should be included in the certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most certificate owners, but prospective U.S. certificate owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

   MARKET DISCOUNT

   A U.S. certificate owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

   MARKET PREMIUM

   A U.S. certificate owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of
Section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF CERTIFICATES

   Upon a disposition of an interest in a certificate, a U.S. certificate owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. certificate owner's adjusted basis in its interest in the certificate. A taxable exchange of a certificate could also occur as a result of the transferors' substitution of money or investments for receivables. See "The Pooling and Servicing Agreement Generally--Defeasance" in this prospectus. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.


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

FOREIGN CERTIFICATE OWNERS

   Under United States federal income tax law now in effect, payment of interest by the trust to a certificate owner who, for United States federal income tax purposes, is a nonresident alien individual or a foreign corporation (a "foreign person"), generally will be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, unless:

      (i) the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either transferor entitled to vote (or of a profits or capital interest in the trust if characterized as a partnership),

      (ii) the foreign person is a controlled foreign corporation that is related to the transferors (or the trust if treated as a partnership) through stock ownership,

      (iii) the foreign person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A),

      (iv) such interest is contingent interest described in Internal Revenue Code Section 871(h)(4), or

      (v) the foreign person bears certain relationships to any holder of either
   (x) the original transferor certificate other than the transferors or (y) any other interest in the trust not properly characterized as debt.

   To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. Person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

      (i) is signed by the foreign person under penalties of perjury,

      (ii) certifies that the foreign person is not a U.S. person, and

      (iii) provides the name and address of, and certain additional information concerning, the foreign person.

   The statement generally may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement generally must be accompanied by a Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.


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

   Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

   (i) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs,

   (ii) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied, and

   (iii) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

Certain exceptions may be applicable, and an individual foreign person is cautioned to consult a tax advisor.

   If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. certificate owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. certificate owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. certificate owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

   The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificate owners are cautioned to consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to "backup withholding" tax under the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Certificate owners are cautioned to consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

STATE AND LOCAL TAXATION

   The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor is cautioned to consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, collectively, "parties in interest," with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

   Moreover, additional prohibited transactions could arise if the trust assets were deemed to constitute "plan assets" of any Plan that owned certificates. The Department of Labor has issued a final regulation, referred to as the plan asset regulation, concerning the definition of what constitutes "plan assets" of a Plan subject to ERISA or Section 4975 of the Internal Revenue Code. Under the plan asset regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an "equity interest" could be deemed to be "plan assets" of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include "plan assets") purchase certificates, the trust could be deemed to hold "plan assets" and result in non-exempt prohibited transactions, unless either of the following exceptions applies.

   The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is:

      (i) freely transferable,

      (ii) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who are independent of the issuer and of one another, and

      (iii) either is

         (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or

         (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

   For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the trust.


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

   If so specified in the related prospectus supplement, a second exception may also be available. On July 16, 2000, the Department of Labor authorized Centurion and RFC II (as the transferors to the trust at the time) to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under Prohibited Transaction Class Exemption 96-62 relating to

      (i) the initial purchase, the holding and the subsequent resale by Plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Centurion, RFC II or any of their affiliates is the sponsor; and

      (ii) the servicing, operation and management of such trust if, in either case, the general conditions and certain other conditions set forth in the authorization are satisfied.

   The authorization will apply to the acquisition, holding and resale of the senior certificates by, on behalf of or with "plan assets" of a Plan if the conditions are met.

   Among the conditions that must be satisfied for the authorization to apply are the following:

      (a) the acquisition of the senior certificates by a Plan is on terms (including the price for such senior certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (b) the rights and interests evidenced by the senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      (c) the senior certificates acquired by the Plan have received a rating at the time of such acquisition that is either in one of the two highest generic rating categories from a Rating Agency or, for senior certificates that have a maturity of one year or less, the highest short-term generic rating category from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the senior certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the senior certificates at the time of such acquisition;

      (d) the trustee is not an affiliate of any member of the restricted group (as defined below);

      (e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting such senior certificates; the consideration received by the transferors as a consequence of the assignment of receivables to the trust, to the extent allocable to the senior certificates, represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the senior certificates, represents not more than reasonable compensation for the servicer's services under the related supplement to the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      (f) the Plan investing in the senior certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act;


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

      (g) the trustee is a substantial financial institution or trust company experienced in trust activities; is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA; and, as the legal owner of (or holder of a perfected security interest in) the receivables, enforces all the rights created in favor of the certificateholders, including Plans;

      (h) prior to the issuance of any new series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then-current rating of the senior certificates held by any Plan pursuant to the authorization;

      (i) to protect against fraud, chargebacks or other dilution of the receivables, the pooling and servicing agreement and the Rating Agencies require the transferors to maintain a transferors' interest of not less than 2% of the principal balance of the receivables contained in the trust;

      (j) each receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the pooling and servicing agreement, and the pooling and servicing agreement requires that any change in the terms of the cardholder agreements must be made applicable to a comparable segment of accounts which are owned or serviced by Centurion, RFC II or any of their affiliates and are part of the same program or have the same or substantially similar characteristics. The pooling and servicing agreement complies with this condition by specifying that any such change either must be required by law, or, if not so required, must not have a material adverse effect on the trust or the certificateholders;

      (k) the pooling and servicing agreement must limit the number of receivables in newly originated accounts to be designated to the trust, without the Rating Agencies' prior written consent, to the following amounts:
   (i) with respect to any three-month period, 15% of the number of existing accounts designated to the trust as of the first day of such period, and (ii) with respect to any twelve-month period, 20% of the number of existing accounts designated to the trust as of the first day of such twelve-month period. The pooling and servicing agreement complies with this condition by specifying that the Rating Agencies' prior written consent is required for any designation of newly originated accounts to the trust.

      (l) the pooling and servicing agreement requires the transferors to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust if such an opinion is not delivered with respect to each interim addition; and

      (m) the pooling and servicing agreement requires the transferors and the trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then-current rating of the senior certificates as a result of (i) a proposed transfer of receivables in newly originated accounts to the trust, or (ii) will have resulted from the transfer of receivables in all newly originated accounts added to the trust during the preceding three-month period (beginning at quarterly intervals specified in the pooling and servicing agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a rating agency confirmation shall not be required under clause (ii) for any three-month period in which any transfers of newly originated accounts occurred only after receipt of prior rating agency confirmation pursuant to clause (i) above. This condition is complied with because the pooling and servicing agreement currently in effect permits the transferors to transfer newly originated accounts to the trust only in compliance with clause (i) above.

   The trust also must meet the following requirements:

      (1) the corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

      (2) certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the rating agencies for at least one year prior to the Plan's acquisition of senior certificates; and

      (3) certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

   Moreover, the authorization provides relief from certain self-dealing/ conflict-of-interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire senior certificates if the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that among other requirements:

      (1) in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

      (2) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

      (3) the Plan's investment in senior certificates does not exceed 25% of all of the senior certificates outstanding after the acquisition; and

      (4) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The authorization does not apply to Plans sponsored by the "restricted group" which consists of the transferors, any underwriter of the senior certificates, the trustee, the servicer, any obligor with respect to obligations included in the trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to the senior certificates of a series, determined on the date of the initial issuance of such series, or any affiliate of any such party.

   The DOL has designated this authorization as an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated certificates of a series; provided that (i) the senior certificates of that series are eligible for relief under the authorization and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of DOL PTCE 95-60.

   Moreover, as discussed above, while (unless provided otherwise in the applicable prospectus supplement) special federal income tax counsel has given its opinion that the certificates will properly be treated as debt for federal income tax purposes, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor's share of income from the certificates that are treated as equity could be treated as unrelated debt-financed income under the Internal Revenue Code taxable to the investor.

   In light of the foregoing, fiduciaries of Plans (or other entities whose assets include "plan assets") considering the purchase of certificates should consult their own counsel as to whether the acquisition of such certificates would constitute or result in a prohibited transaction, whether trust assets which are represented by such certificates would be considered "plan assets," the consequences that would apply if the trust assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules under the two exceptions described above or otherwise and the applicability of the tax on unrelated business income and unrelated debt-financed income.

                              PLAN OF DISTRIBUTION

   The transferors may sell certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related prospectus supplement will set forth the terms of the offering of any certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such certificates and the proceeds to the transferors from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   If underwriters are used in a sale of any certificates of a series offered hereby, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, including by an underwriter directly to a trust or other special purpose funding vehicle. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase such certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such certificates if any of such certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Certificates of a series offered hereby may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more remarketing firms acting as principals for their own accounts or as agents for the transferors. Any remarketing firm will be identified and the terms of its agreement, if any, with the transferors and its compensation will be described in the related prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the certificates remarketed thereby.

   Certificates may also be sold directly by the transferors or through agents designated by the transferors from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the transferors to such agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

   Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the transferors to indemnification by the transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferors or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

   Certain legal matters relating to the certificates will be passed upon for Centurion, FSB and the trust by Kevin J. Cooper, Group Counsel of TRS, and certain legal matters relating to the certificates will be passed upon for RFC II, RFC III, RFC IV and the trust by Carol V. Schwartz, Group Counsel of American Express. Mr. Cooper and Ms. Schwartz each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than .05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferors and the trust by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal tax consequences of the issuance of the certificates and certain other matters relating thereto will be passed upon for the transferors by Orrick, Herrington & Sutcliffe LLP.

                         REPORTS TO CERTIFICATEHOLDERS

   The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co., which is the nominee of DTC and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration" and "The Pooling and Servicing Agreement Generally--Evidence as to Compliance" in this prospectus and "Series Provisions--Reports" in the accompanying prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http:// www.sec.gov).

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc.,
World Financial Center, 200 Vesey Street, New York, New York 10285-4405,
Attention: Secretary; (212) 640-5583.

                           GLOSSARY OF DEFINED TERMS

   "ADDITIONAL ACCOUNTS" are any accounts in the Total Portfolio that are designated to the trust pursuant to an addition.

   "AGGREGATE ADDITION ACCOUNTS" means revolving credit or other charge or credit accounts established pursuant to a revolving credit agreement or other charge or credit agreement, respectively, between an account owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by such account owner to be included as an account.

   "AVERAGE RATE" means, with respect to any group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding series (or each class within a series consisting of more than one class) within such group obtained by multiplying

   (a) the certificate rate for such series or class (adjusted to take into account any payments received or payable pursuant to any interest rate agreements), and

   (b) a fraction:

      (i) the numerator of which is the aggregate unpaid principal amount of the certificates of such series or class, and

      (ii) the denominator of which is the aggregate unpaid principal amount of all certificates within such group.

   "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion, FSB, any other account owner or the trustee are located are authorized or obligated by law or executive order to be closed.

   "COLLECTION ACCOUNT" means the account established as described under "The Pooling and Servicing Agreement Generally--Collection Account" in this prospectus.

   "CONTROLLED ACCUMULATION PERIOD," for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

      (i) the commencement of the Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period for that series,

      (ii) payment in full of the certificates of that series or class, and

      (iii) the series termination date for that series.

   "CONTROLLED AMORTIZATION PERIOD," for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

      (i) the commencement of the Early Amortization Period for that series,

      (ii) payment in full of the certificates of that series or class, and

      (iii) the series termination date for that series.

   "DATE OF PROCESSING" means, with respect to any transaction or receipt of collections, the Business Day after such transaction is first output, in written form pursuant to the servicer's usual and customary data processing procedures, from the servicer's computer file of accounts comparable to the accounts (regardless of the effective date of recordation).

   "DEFAULTED AMOUNT," for any Monthly Period, will be an amount (not less than zero) equal to:

      (a) the amount of Defaulted Receivables for such Monthly Period, minus

      (b) the amount of any Defaulted Receivables with respect to which any transferor or the servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an event relating to bankruptcy, receivership, liquidation, conservatorship or insolvency has occurred with respect to such transferor or the servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted).

   "DEFAULTED RECEIVABLES," for any Monthly Period, are principal receivables that were charged off as uncollectible in such Monthly Period.

   "DETERMINATION DATE" will be, unless otherwise indicated, the earlier of the third Business Day and the fifth calendar day (or, if the fifth calendar day is not a Business Day, the immediately preceding Business Day) preceding the 15th day of each calendar month.

   "DISTRIBUTION DATE" will be, unless otherwise indicated, the 15th day of each month (or, if such 15th day is not a Business Day, the next Business
Day).

   "EARLY ACCUMULATION PERIOD," for any applicable series or class of such series, begins on the day on which a Reinvestment Event for that series occurs or is deemed to occur and will continue until the earliest of:

      (i) the commencement of the Early Amortization Period for that series,

      (ii) payment in full of the invested amount of that series, and

      (iii) the series termination date for that series.

   "EARLY AMORTIZATION PERIOD," for any applicable series or class of such series, begins on the day on which a Pay-Out Event for that series occurs or is deemed to occur and will continue until the earlier of:

      (i) payment in full of the certificates of that series or class, and

      (ii) the series termination date for that series.

   "ELIGIBLE ACCOUNT" means each credit or charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains a code designation in the related securitization field as described in the Pooling and Servicing Agreement) owned by an account owner and its successors and permitted assignees which, as of the respective date of designation, is a credit or charge account or line of credit:

      (i) in existence and maintained by an account owner or such successors or assignees,

      (ii) is payable in United States dollars,

      (iii) has not been sold or pledged to any other party except for any other account owner that has entered into a purchase agreement, a transferor or an additional transferor,

      (iv) does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the Credco purchase agreement or a transferor,

      (v) except as provided below, has an account holder who has not been confirmed by the servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding,

      (vi) has an account holder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at any time, up to 3% of the accounts may have account holders who have provided as their most recent billing addresses, addresses outside of such jurisdictions),

      (vii) has not been identified as an account or product with respect to which the related card has been lost or stolen (if such account or product is a credit card or charge card account or product),

      (viii) does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related credit card or charge card, and

      (ix) with respect to Aggregate Addition Accounts, certain other accounts or products which shall have satisfied the Rating Agency Condition.

   "ELIGIBLE DEPOSIT ACCOUNT" means either:

      (a) a segregated account with an Eligible Institution (other than any account owner), or

      (b) a segregated trust account with the corporate trust department of a depository institution (other than any account owner) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

   "ELIGIBLE INSTITUTION" means either:

      (a) a depository institution (which may be the trustee) organized under the laws of the United States, any one of the states thereof (including the District of Columbia) or any domestic branch of a foreign bank, which at all times:

         (i) has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each Rating Agency, and

         (ii) is a member of the FDIC; or

      (b) any other institution that is acceptable to each Rating Agency.

   "ELIGIBLE INVESTMENT" means:

         (i) obligations fully guaranteed by the United States of America,

         (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the trust's investment therein, the short-term debt of such depository institution or trust company shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

         (iii) commercial paper that, at the time of the trust's investment or a contractual commitment to invest therein, shall be rated at least "A- 1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

         (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment therein, a rating satisfactory to each Rating Agency,

         (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above,

         (vi) time deposits, other than as referred to in (iv) above (having maturities not later than the business day preceding the next distribution date), with an entity, the commercial paper of which shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,

         (vii) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the trust's investment therein, shall be rated at least "AAA-m" or "AAAm-G" by S&P (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a Rating Agency) and shall be satisfactory to each other Rating Agency, and

         (viii) any other investment if the Rating Agency Condition has been satisfied;

   provided, however, that Eligible Investments shall not include securities issued by, or other obligations of, any account owner; and provided further that no Eligible Investments shall be contrary to the status of the trust as a qualified special purpose entity under existing accounting literature.

   "ELIGIBLE RECEIVABLE" means each receivable:

      (a) that has arisen in an Eligible Account;

      (b) that was created in compliance in all material respects with all requirements of law applicable to the account owner of such Eligible Account and pursuant to an account agreement that complies in all material respects with all requirements of law applicable to such account owner, in either case, the failure to comply with which would have a material adverse effect on certificateholders;

      (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such receivable or the execution, delivery and performance by such account owner of the account agreement pursuant to which such receivable was created, have been duly obtained, effected or given and are in full force and effect;

      (d) as to which at the time of the transfer of such receivable to the trust, a transferor or the trust will have good and marketable title thereto, free and clear of all liens (other than any lien for municipal or other local taxes of a transferor or an account owner if such taxes are not then due and payable or if such Transferor or such account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

      (e) that has been the subject of either a valid transfer and assignment from a transferor to the trust of all of such transferor's right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the trust;

      (f) that is the legal, valid and binding payment obligation of the obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

      (g) that, at the time of transfer to the trust, has not been waived or modified except as permitted in accordance with the credit guidelines and which waiver or modification is reflected in the servicer's computer file of accounts;

      (h) that, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

      (i) as to which, at the time of transfer to the trust, the transferor thereof has satisfied all its obligations required to be satisfied by such time;

      (j) as to which, at the time of transfer to the trust, none of the transferors, Centurion, FSB, any other account owner or Credco, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the trust or the certificateholders therein; and

      (k) that constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect the trust's interest in the receivables and the proceeds thereof.

   "EXCESS ALLOCATION SERIES" means any series that, as specified in the related prospectus supplement, is entitled to receive Excess Finance Charge Collections as more fully described under "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in this prospectus.

   "EXCESS FINANCE CHARGE COLLECTIONS" means collections of finance charge receivables and certain other amounts allocable to the certificateholders' interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of finance charge receivables.

   "FLOATING ALLOCATION PERCENTAGE" for any series will be determined as set forth in the related prospectus supplement.

   "FUNDING PERIOD" means, for the applicable series, a period beginning on the series closing date for that series and ending on a specified date before the start a Controlled Amortization Period or Controlled Accumulation Period for that series.

   "GROUP INVESTOR ADDITIONAL AMOUNTS" means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to:

      (a) an amount equal to the amount by which the invested amount of any class of certificates or any collateral invested amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of certificates or collateral invested amounts of such series, and

      (b) if the related prospectus supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

   "GROUP INVESTOR DEFAULT AMOUNT" means, for any Distribution Date, the sum of the amounts determined with respect to each series in such group equal to the product of:

   o  the Series Allocable Defaulted Amount for such Distribution Date and

   o  the applicable Floating Allocation Percentage for such Distribution Date.

   "GROUP INVESTOR FINANCE CHARGE COLLECTIONS" means, for any Distribution Date, the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all series in such group.

   "GROUP INVESTOR MONTHLY FEES" means, for any Distribution Date, the Servicing Fee payable monthly for each series in such group, any series enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such series pursuant to the applicable prospectus supplement.

   "GROUP INVESTOR MONTHLY INTEREST" means, for any Distribution Date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all series in such group for such Distribution Date.

   "INELIGIBLE RECEIVABLES" means all receivables with respect to an affected account that has been reassigned to the transferors as a result of a transferor's breach of certain representations and warranties described in "The Pooling and Servicing Agreement Generally--Representations and Warranties" in this prospectus.

   "INITIAL CUT-OFF DATE" means April 16, 2004.

   "INVESTOR FINANCE CHARGE COLLECTIONS," for any series, means the collections of finance charge receivables allocable to the invested amount (including any collateral invested amount) of that series.

   "ISSUER RATE FEES" has the meaning described in "Centurion's and FSB's Revolving Credit Businesses--Issuer Rate Fees" in this prospectus.

   "MONTHLY PERIOD" means the period beginning at the opening of business on the second day following the last day of the seventh billing cycle of the second preceding calendar month and ending at the close of business on the day following the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first (21st) day and the twenty-fifth (25th) day of each month. Therefore, the number of days in a monthly period generally may vary from a calendar month by up to four days.

   "PAY-OUT EVENT" with respect to a series are the events described in "Description of the Certificates--Pay-Out Events and Reinvestment Events" in this prospectus and any other events specified as such in the related prospectus supplement.

   "PLANS" mean certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

   "PORTFOLIO YIELD" means, with respect to the trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

   o the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections for all series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount for all series for such Monthly Period and

   o the denominator of which is the total amount of principal receivables as of the last day of such immediately preceding Monthly Period.

   "PREFUNDING AMOUNT" has the meaning described in "The Pooling and Servicing Agreement Generally--Funding Period" in this prospectus.

   "PRINCIPAL ALLOCATION PERCENTAGE" for any series will be determined as set forth in the related prospectus supplement.

   "RATING AGENCY" is a nationally recognized statistical rating organization selected by the transferors to rate a series or class of certificates.

   "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have notified the transferors, the servicer and the trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class with respect to which it is a Rating Agency.

   "REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS" means the amount of Group Investor Finance Charge Collections allocated to the certificateholders' interest (including any collateral invested amount) for a particular series offered by this prospectus.

   "REALLOCATION GROUP" means, for any series, the group of series that will be subject to reallocations of collections of receivables and other amounts or obligations among the series in that group.

   "RECOVERIES" means all amounts received (net of expenses of collection), including insurance proceeds, with respect to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables.

   "REINVESTMENT EVENT" with respect to a series are the events described in "Description of the Certificates--Pay-Out Events and Reinvestment Events" in this prospectus and any other events specified as such in the related prospectus supplement.

   "REQUIRED MINIMUM PRINCIPAL BALANCE," as of any date of determination, means the sum of the series invested amounts for all outstanding series plus the sum of the Series Required Transferor Amounts for each such series minus the amount on deposit in the Special Funding Account. The "series invested amount" will generally equal the initial invested amount for a series.

   "REQUIRED TRANSFEROR AMOUNT" means, at any time of determination, an amount equal to the sum of the Series Required Transferor Amounts for each outstanding series.

   "REVOLVING PERIOD," for any series of certificates, begins on the series closing date or another date as specified in the related prospectus supplement and continues until the earlier of:

   o the commencement of the Early Amortization Period or Early Accumulation Period for that series; and

   o the date specified in the related prospectus supplement as the end of the Revolving Period.

   "SERIES ADJUSTED INVESTED AMOUNT" means, for any series and for any Monthly
Period:

   o  the series invested amount for such series for that Monthly Period, less

   o the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related supplement) of investor charge-offs allocable to the invested amount for such series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the prospectus supplement for such series.

   "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS," "SERIES ALLOCABLE PRINCIPAL COLLECTIONS" and "SERIES ALLOCABLE DEFAULTED AMOUNT" mean, for any series and for any Monthly Period, the product of:

      (a) the Series Allocation Percentage and

      (b) the amount of collections of finance charge receivables deposited in the Collection Account, the amount of collections of principal receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to that Monthly Period, respectively.

   "SERIES ALLOCATION PERCENTAGE" means, for any series and for any Monthly Period, the percentage equivalent of a fraction:

   o the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period, and

   o  the denominator of which is the Trust Adjusted Invested Amount.

   "SERIES ENHANCEMENT" means any credit enhancement for the benefit of the certificateholders of a particular series or class of certificates.

   "SERIES REQUIRED TRANSFEROR AMOUNT" means, for any series, an amount specified in the prospectus supplement for that series.

   "SERVICER DEFAULT" refers to any of the following events:

      (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the pooling and servicing agreement or any supplement, which is not cured within a five Business Day grace period;

      (b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling and servicing agreement or any supplement which has an adverse effect and which continues unremedied for a period of 60 days after written notice, or the servicer assigns its duties under the pooling and servicing agreement, except as specifically permitted thereunder;

      (c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, any supplement or in any certificate delivered pursuant to the pooling and servicing agreement or any supplement proves to have been incorrect in any material respect when made, which has an adverse effect on the rights of the certificateholders of any series, and which material adverse effect continues for a period of 60 days after written notice; or

      (d) the occurrence of certain events of bankruptcy, insolvency, liquidation, receivership or conservatorship with respect to the servicer.

   Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 Business Days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer must provide the trustee, the transferors and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

   "SERVICING FEE" has the meaning described in "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this prospectus.

   "SHARED PRINCIPAL COLLECTIONS" has the meaning described in "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among
Principal Sharing Series" in this prospectus.

   "SPECIAL FUNDING ACCOUNT" means the account established as described under "The Pooling and Servicing Agreement Generally--Special Funding Account" in this prospectus.

   "SPECIAL PAYMENT DATE" means any Distribution Date in a Monthly Period following a Monthly Period in which a Pay-Out Event occurs.

   "SUPPLEMENTAL CERTIFICATE" means any certificate that is received by the transferors in exchange for a portion of the Transferor Certificates.

   "TAX OPINION" means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the certificates of any outstanding series or class that was characterized as debt at the time of its issuance, (b) following such action the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any certificateholder.

   "TOTAL PORTFOLIO" is the revolving credit account portfolio of consumer American Express credit card accounts, Optima Line of Credit accounts and Sign & Travel accounts owned by Centurion and FSB and in the future may include other charge or credit accounts or products owned by Centurion, FSB or other account owners, including revolving credit features of the charge card accounts.

   "TRANSFEROR AMOUNT" means, at any time of determination, an amount equal to the sum of (i) the total aggregate amount of principal receivables in the trust and (ii) the amount on deposit in the Special Funding Account at such time minus the aggregate "Adjusted Invested Amounts" for all outstanding series (specified in the prospectus supplements related to the offering of such series) at such time.

   "TRANSFEROR CERTIFICATES" means, collectively, the original transferor certificate and any outstanding Supplemental Certificates.

   "TRUST ADJUSTED INVESTED AMOUNT" means, for any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any prospectus supplement) for all outstanding series.

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                                     ISSUER

                                 SERIES 2004-4
                                  $918,500,000
                CLASS A FLOATING RATE ASSET BACKED CERTIFICATES

                                  $82,500,000
                CLASS B FLOATING RATE ASSET BACKED CERTIFICATES

             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
                                  TRANSFERORS

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER



                            [American Express LOGO]



                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                         BANC OF AMERICA SECURITIES LLC
                            DEUTSCHE BANK SECURITIES
                                BARCLAYS CAPITAL
                           BLAYLOCK & PARTNERS, L.P.
                                  BNP PARIBAS
                                    JPMORGAN
                                UTENDAHL CAPITAL
                    UNDERWRITERS OF THE CLASS B CERTIFICATES
                         BANC OF AMERICA SECURITIES LLC
                            DEUTSCHE BANK SECURITIES

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates or the Class B certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates or Class B certificates will deliver a prospectus supplement and prospectus.